Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No.: 333-172366

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,091,143,971

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$763,800,000

(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2011-C5

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

The Royal Bank of Scotland
Wells Fargo Bank, National Association
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
General Electric Capital Corporation
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2011-C5

October 24, 2011

WELLS FARGO SECURITIES	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner
Citigroup	Goldman, Sachs & Co.
Co-Manager	Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Citigroup Global Markets Inc., Goldman, Sachs & Co. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC, and Wells Fargo Bank, National Association.

RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Certificate Structure

I.           Certificate Structure

Class	Expected Ratings (Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass- Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/Aaa(sf)	$66,527,000	30.000%	(7)	2.45	12/2011 – 7/2016	43.5%	16.0%
A-2	AAA(sf)/Aaa(sf)	$118,410,000	30.000%	(7)	4.75	7/2016 – 11/2016	43.5%	16.0%
A-3	AAA(sf)/Aaa(sf)	$107,908,000	30.000%	(7)	7.42	11/2016 – 7/2021	43.5%	16.0%
A-4	AAA(sf)/Aaa(sf)	$470,955,000	30.000%	(7)	9.72	7/2021 – 9/2021	43.5%	16.0%

Non-Offered Certificates
X-A	AAA(sf)/Aaa(sf)	$849,728,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	NR/Aaa(sf)	$241,415,970(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
A-S	AAA(sf)/Aaa(sf)	$85,928,000	22.125%	(7)	9.81	9/2021 – 9/2021	48.4%	14.4%
B	AA(sf)/Aa2(sf)	$54,557,000	17.125%	(7)	9.86	9/2021 – 10/2021	51.5%	13.5%
C	A(sf)/A2(sf)	$40,918,000	13.375%	(7)	9.90	10/2021 – 10/2021	53.8%	12.9%
D	BBB+(sf)/Baa1(sf)	$25,915,000	11.000%	(7)	9.90	10/2021 – 10/2021	55.3%	12.6%
E	BBB-(sf)/Baa3(sf)	$49,101,000	6.500%	(7)	9.92	10/2021 – 11/2021	58.1%	12.0%
F	BB(sf)/Ba2(sf)	$17,731,000	4.875%	(7)	9.98	11/2021 – 11/2021	59.1%	11.8%
G	B(sf)/B2(sf)	$16,367,000	3.375%	(7)	9.98	11/2021 – 11/2021	60.0%	11.6%
H	NR/NR	$36,826,970	0.000%	(7)	9.98	11/2021 – 11/2021	62.1%	11.2%

Notes:
(1)
The expected ratings presented are those of Fitch, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the rated offered certificates.  One or more other nationally recognized statistical ratings organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical ratings organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated October 24, 2011 (the “Free Writing Prospectus”).  Fitch, Inc. and Moody’s Investors Service, Inc. have indicated generally that the “(sf)” designation in their ratings is an identifier for structured finance product ratings.  For general information about ratings definitions and the “(sf)” designation, prospective investors may register and log onto www.moodys.com and www.fitchratings.com. We and the underwriters have not verified, do not adopt and accept no responsibility for any statements made by the rating agencies on those websites.

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-4 Certificates in the aggregate.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Glossary” in the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3 and A-4 Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates senior to such class by the aggregate appraised value of $1,755,784,000 (calculated as described in the Free Writing Prospectus) for the mortgaged properties securing the mortgage loans. The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3 and A-4 Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 Certificates by such aggregate appraised value. However, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized).

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3 and A-4 Certificates) is calculated by dividing the underwritten net operating income for the mortgage pool of $122,198,104 (calculated as described in the Free Writing Prospectus) by the aggregate certificate balance of such class of certificates and all classes of certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each of the Class A-1, A-2, A-3 and A-4 Certificates is calculated by dividing such mortgage pool underwritten net operating income by the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 Certificates. However, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized).

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F, G and H Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.

(8)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-S Certificates outstanding from time to time.  The Class X-A Certificates will not be entitled to distributions of principal.

(9)
The pass-through rate for the Class X-A Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-S Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(10)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B, C, D, E, F, G and H Certificates outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(11)
The pass-through rate for the Class X-B Certificates for any distribution date will equal the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B, C, D, E, F, G and H Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Transaction Highlights

II.           Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
The Royal Bank of Scotland(1)	21	28	$ 741,132,025	67.9%
Wells Fargo Bank, National Association	18	33	152,584,580	14.0
Basis Real Estate Capital II, LLC	12	13	88,774,741	8.1
C-III Commercial Mortgage LLC	13	13	55,675,107	5.1
General Electric Capital Corporation	11	11	52,977,517	4.9
Total	75	98	$1,091,143,971	100.0%

(1)	The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold to the trust by The Royal Bank of Scotland (a) 18 mortgage loans, having an aggregate cut-off date principal balance of $664,662,678 and representing 60.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold to the trust only by The Royal Bank of Scotland plc and (b) 3 mortgage loans, having an aggregate cut-off date principal balance of $76,469,347 and representing 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold to the trust only by RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$1,091,143,971
Number of Mortgage Loans:	75
Average Cut-off Date Balance per Mortgage Loan:	$14,548,586
Number of Mortgaged Properties:	98
Average Cut-off Date Balance per Mortgaged Property(1):	$11,134,122
Weighted Average Mortgage Interest Rate:	5.744%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	57.0%
Weighted Average Original Term to Maturity (months):	112
Weighted Average Remaining Term to Maturity (months):	110
Weighted Average Original Amortization Term (months)(2):	345
Weighted Average Remaining Amortization Term (months)(2):	343
Weighted Average Seasoning (months):	2
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in related loan documents.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.47x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	11.2%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	63.0%
Weighted Average Balloon Loan-to-Value Ratio(1):	53.8%
% of Mortgage Loans with Additional Debt:	9.4%
% of Mortgage Loans with Single Tenants(2):	6.8%
(1)
Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in related loan documents.

(2)	Excludes mortgage loans that are secured by multiple single-tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Cut-off Date Balance, 97.5% of the mortgage pool (73 mortgage loans) has scheduled amortization, as follows:

83.3% (67 mortgage loans) requires amortization during the entire loan term

14.3% (6 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Balance, 2.5% of the mortgage pool (2 mortgage loans) provides for interest-only payments during the entire loan term.

Hard Lockboxes: Based on the Cut-off Date Balance, 82.4% of the mortgage pool (38 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	86.0% of the pool
Insurance Premiums:	54.9% of the pool
Capital Replacements:	87.6% of the pool
TI/LC:	79.6% of the pool*
* The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail, mixed-use and industrial properties.

Call Protection/Defeasance: Based on the Cut-off Date Balance, the mortgage pool has the following call protection and defeasance features:

89.3% of the mortgage pool (61 mortgage loans) features a lockout period, then defeasance only until an open period

9.9% of the mortgage pool (13 mortgage loans) features a lockout period, then greater of a prepayment premium or yield maintenance until an open period

0.8% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium or yield maintenance, then defeasance until an open period

Please refer to Annex A-1 to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Issue Characteristics

III.      Issue Characteristics

Securities Offered:
$763,800,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of four classes (Classes A-1, A-2, A-3 and A-4), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:
The Royal Bank of Scotland (“RBS”); Wells Fargo Bank, National Association (“WFB”); Basis Real Estate Capital II, LLC (“Basis”); C-III Commercial Mortgage LLC (“CIIICM”); and General Electric Capital Corporation (“GECC”).

Co-lead Bookrunning Managers:	Wells Fargo Securities, LLC and RBS Securities Inc.

Co-Managers:	Citigroup Global Markets Inc. and Goldman, Sachs & Co.

Rating Agencies:	Fitch, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Midland Loan Services, a division of PNC Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Deutsche Bank Trust Company Americas

Trust Advisor:	TriMont Real Estate Advisors, Inc.

Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in November 2011 (or, in the case of any mortgage loan that has its first due date in December 2011, the date that would have been its due date in November 2011 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about November 22, 2011.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in December 2011.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in December 2011.

Rated Final Distribution Date:	The Distribution Date in November 2044.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$25,000 for each Class of Offered Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking.

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:
The Certificate Administrator will generally be required to make distribution date settlements, CREFC reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited and BlackRock Financial Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Characteristics of the Mortgage Pool

IV.     Characteristics of the Mortgage Pool

A.      Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Property Type	Number of SF or Rooms	Cut-off Date Balance Per SF or Room ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
RBS	The Domain	Austin	TX	1 / 1	$207,550,029	19.0%	Retail	878,974	$236	53.4%	44.6%	1.35	x	9.7%
RBS	Puck Building	New York	NY	1 / 1	85,000,000	7.8	Mixed Use	206,693	411	60.7	56.3	1.25		8.5
RBS	Arbor Walk and Palms Crossing	Various	TX	1 / 2	81,547,453	7.5	Retail	792,758	103	68.5	57.4	1.38		10.4
RBS	Village of Rochester Hills	Rochester Hills	MI	1 / 1	51,000,000	4.7	Retail	254,596	200	65.7	58.0	1.60		11.6
RBS	Renaissance North Hills	Raleigh	NC	1 / 1	47,411,949	4.3	Hospitality	229	207,039	69.7	59.1	1.63		13.0
RBS	Madonna Plaza	San Luis Obispo	CA	1 / 1	40,000,000	3.7	Retail	318,514	126	68.0	57.4	1.28		9.6
RBS	Sugarland Crossing	Sterling	VA	1 / 1	29,918,786	2.7	Retail	256,623	117	72.1	61.2	1.41		10.8
RBS	919 Congress	Austin	TX	1 / 1	27,918,559	2.6	Office	164,718	169	68.9	58.0	1.32		9.9
RBS	Patriot Tech Center	Spring Garden Township	PA	1 / 1	27,477,803	2.5	Industrial	1,539,290	18	60.2	51.2	1.31		11.5
RBS	Ascent Hotel Portfolio	Various	Various	1 / 4	24,468,913	2.2	Hospitality	325	75,289	60.1	46.7	1.79		15.1
Top Three Total / Weighted Average				3 / 4	$374,097,482	34.3%				58.4%	50.0%	1.33	x	9.6%
Top Five Total / Weighted Average				5 / 6	$472,509,430	43.3%				60.3%	51.8%	1.39	x	10.1%
Top Ten Total / Weighted Average				10 / 14	$622,293,491	57.0%				61.7%	52.7%	1.39	x	10.4%

B.       Mortgage Loans with Additional Secured and Mezzanine Financing(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Non-Trust Mortgage Loan Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)	Mortgage Loan U/W NCF DSCR (x)		Total Debt U/W NCF DSCR (x)		Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)

2	RBS	Puck Building(2)	$85,000,000	7.8%	$0	$10,000,000	5.842%	1.25	x	1.06	x	8.5%	7.6%	60.7%	67.9%
14	WFB	Overlook at the Rim(3)	18,000,000	1.6	0	5,000,000	4.650	3.12		1.99		15.0	11.7	54.8	70.0
Total/Weighted Average			$103,000,000	9.4%	$0	$15,000,000		1.58	x	1.22	x	9.6%	8.4%	59.7%	68.3%

(1)	In addition, the borrowers under certain of the mortgage loans also have incurred unsecured additional debt as described in the Free Writing Prospectus.
(2)
For mortgage loan #2 (Puck Building), the mezzanine loan bears interest at an interest rate that increases to 12.000% after 36 months following origination.  The combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 10.000% rate for the life of the mezzanine loan is 1.06x and the combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 12.000% rate for the life of the mezzanine loan is 1.03x.

(3)	For mortgage loan #14 (Overlook at the Rim), the mezzanine loan has an interest rate that increases to 10.000% if the mezzanine loan is not paid off on or prior to December 31, 2011. The combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 4.650% rate for the life of the mezzanine loan is 2.44x and the combined U/W NCF DSCR based on the mortgage loan and the mezzanine loan assuming a 10.000% rate for the life of the mezzanine loan is 1.95x. In addition, if the mezzanine debt is not retired on or prior to December 31, 2011, all excess cash flow after all debt service payments will be applied toward amortizing the mezzanine debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Characteristics of the Mortgage Pool

C. Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	City	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Previous Securitization
2	RBS	Puck Building	New York	NY	Mixed Use	$85,000,000	7.8%	Various(2)
4	RBS	Village of Rochester Hills	Rochester Hills	MI	Retail	51,000,000	4.7	CSFB 2002-CP5
7	RBS	Sugarland Crossing	Sterling	VA	Retail	29,918,786	2.7	JPMCC 2002-CIBC4
8	RBS	919 Congress	Austin	TX	Office	27,918,559	2.6	GCCFC 2005-GG3
11	RBS	Torrance Plaza East	Torrance	CA	Office	21,082,280	1.9	LBUBS 2001-C7
12	WFB	Flagship Storage Portfolio - Indiana	Indianapolis	IN	Self Storage	20,247,005	1.9	Various(3)
13	WFB	PetSmart	Phoenix	AZ	Industrial	19,950,045	1.8	BSCMS 2002-TOP8
16	RBS	Residence Inn Atlanta Midtown	Atlanta	GA	Hospitality	15,432,583	1.4	GCCFC 2006-GG7
17	RBS	Torrance Plaza West	Torrance	CA	Office	15,387,067	1.4	LBUBS 2001-C7
21	RBS	Brookwood Village	Erie	PA	Multifamily	12,225,727	1.1	CSFB 2002-CKPI
22	WFB	Del Monte Portfolio	Various	Various	Industrial	11,267,922	1.0	Various(4)
24	Basis	H-Mart Portfolio	Various	Various	Retail	11,072,477	1.0	Various(5)
25	WFB	Flagship Storage Portfolio - Ohio	Various	OH	Self Storage	10,672,067	1.0	Various(6)
29	RBS	Silver Springs Pointe	Oklahoma City	OK	Retail	8,800,000	0.8	WBCMT 2002-C1
30	RBS	Poughkeepsie Galleria II	Poughkeepsie	NY	Retail	8,464,724	0.8	FUNB 2001-C3
31	WFB	Sprint Center	Rio Rancho	NM	Office	8,438,918	0.8	SBM7 2001-C2
32	CIIICM	Hampton Inn Jacksonville	Jacksonville	FL	Hospitality	7,318,278	0.7	FUBOA 2001-C1
33	RBS	Dayton Park	Dayton	MN	Manufactured Housing Community	7,244,455	0.7	ASC 1996-D2
35	Basis	354 Mountain View Drive	Colchester	VT	Office	6,978,388	0.6	BACM 2006-5
37	CIIICM	1680-1700 East Touhy Avenue	Des Plaines	IL	Industrial	6,692,023	0.6	BACM 2001-PB1
38	Basis	356 Mountain View Drive	Colchester	VT	Office	6,305,472	0.6	BACM 2006-5
41	GECC	American Self Storage - Palo Alto	East Palo Alto	CA	Self Storage	5,982,007	0.5	BACM 2004-5
44	WFB	Boardwalk Apartments	Houston	TX	Multifamily	5,734,989	0.5	DLJMA 1996-CF2
46	GECC	Boulder Bins Self Storage	Boulder	CO	Self Storage	5,483,506	0.5	Various(7)
47	GECC	Ross Valley Self Storage	Kentfield	CA	Self Storage	5,383,806	0.5	BACM 2004-5
49	GECC	Lock It San Diego Self Storage	San Diego	CA	Self Storage	4,985,638	0.5	DLJCM 2000-CKP1
50	GECC	Burlington Self Storage	West Palm Beach	FL	Self Storage	4,461,000	0.4	CD 2005-CD1
55	CIIICM	Royal Highlander	Peoria	IL	Manufactured Housing Community	3,888,500	0.4	JPMCC 2006-LDP8
57	GECC	Country Estates MHC	Grants Pass	OR	Manufactured Housing Community	3,678,873	0.3	BACM 2006-4
58	Basis	180 West Washington Office	Chicago	IL	Office	3,596,363	0.3	LBCMT 1999-C1
59	GECC	Castle Rock Self Storage	Castle Rock	CO	Self Storage	3,494,612	0.3	LBUBS 2004-C6
60	CIIICM	American Mini Storage I & II	Sierra Vista	AZ	Self Storage	3,447,588	0.3	BACM 2001-PB1
62	CIIICM	Mimi’s Plaza	Tustin	CA	Retail	2,997,674	0.3	BSCMS 2001-TOP4
65	CIIICM	Mill Creek Village	Buford	GA	Retail	2,698,047	0.2	JPMCC 2001-CIBC3
66	Basis	New Market Square	Varina	VA	Retail	2,689,372	0.2	LBUBS 2001-C7

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Characteristics of the Mortgage Pool

Previous Securitization History (cont’d)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	City	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Previous Securitization
67	CIIICM	Pecan Valley Estates	Bossier City	LA	Manufactured Housing Community	$2,598,119	0.2%	DLJCM 2000-CF1
68	WFB	Metro Storage	Taylor	MI	Self Storage	2,446,219	0.2	WBCMT 2005-C18
70	CIIICM	First American Self Storage - River Oaks	River Oaks	TX	Self Storage	2,158,473	0.2	BSCMS 2006-TOP22
72	WFB	2 Claire Road	East Brunswick Township	NJ	Industrial	2,144,368	0.2	CSFB 2001-CK6
73	WFB	Georgetown South Apartments	Sharpsville	PA	Multifamily	2,089,268	0.2	MSDWC 2001-TOP3

(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through TREPP searches. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	The debt on the mortgaged property was securitized in two separate transactions: CCMSC 1997-1 and MLMT 2003-KEY1.

(3)
The debt on seven of the eight mortgaged properties was securitized in one transaction:  LBUBS 2004-C8 (8270 Michigan Road, 2251 Shadeland Avenue, 5425 North Tacoma Avenue, 9685 Fall Creek Road, 3601 West 96th Street, 551 East Stover Avenue and 920 County Line Road).

(4)	The debt on one of the three mortgaged properties (Del Monte – Mendota) was securitized in a previous transaction: MSDWC 2001-TOP5.

(5)	The debt on one of the two mortgaged properties (H Mart – Carrollton) was securitized in three separate transactions: GSMS 2005-FL7A, GSMS 2006-FL8A and CGCMT 2006-FL2.

(6)	The debt on two of the seven mortgaged properties (1500 Brush Road and 23640 Lakeland Boulevard) was securitized in one transaction: LBUBS 2000-C5.

(7)	The debt on the mortgaged property was securitized in two separate transactions: BACM 2004-5 and FULB 1997-C1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Characteristics of the Mortgage Pool

D.           Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)	Units/ SF/ Rooms	Loan per Unit/ SF/ Room	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
14	WFB	Overlook at the Rim	TX	Office	$18,000,000	1.6%	$18,000,000	15.2%	145,025	$124	3.12	x	15.0%	54.8%	54.8%	56	56
16	RBS	Residence Inn Atlanta Midtown	GA	Hospitality	15,432,583	1.4	13,918,463	11.8	160	96,454	1.49		12.6	59.4	53.5	0	57
19	WFB	24 Hour Fitness - Pleasanton	CA	Retail	13,539,491	1.2	11,509,162	9.7	56,206	241	1.42		12.2	66.5	56.6	0	58
22	WFB	Del Monte Portfolio	Various	Industrial	11,267,922	1.0	9,480,882	8.0	724,600	16	1.35		12.8	46.4	39.0	0	57
31	WFB	Sprint Center	NM	Office	8,438,918	0.8	7,106,999	6.0	94,730	89	1.66		15.6	56.6	47.7	0	57
32	CIIICM	Hampton Inn Jacksonville	FL	Hospitality	7,318,278	0.7	6,696,322	5.7	118	62,019	1.54		14.1	69.7	63.8	0	57
34	Basis	Westchase Corporate Park	TX	Office	6,987,393	0.6	6,555,289	5.5	176,977	39	1.34		11.5	69.9	65.6	0	58
35	Basis	354 Mountain View Drive	VT	Office	6,978,388	0.6	6,491,324	5.5	59,523	117	1.63		12.7	66.5	61.8	0	57
36	Basis	Hilton Garden Inn	WI	Hospitality	6,819,062	0.6	6,140,309	5.2	128	53,274	1.75		14.5	69.6	62.7	0	56
37	CIIICM	1680-1700 East Touhy Avenue	IL	Industrial	6,692,023	0.6	6,091,177	5.1	252,000	27	1.95		17.2	57.7	52.5	0	59
38	Basis	356 Mountain View Drive	VT	Office	6,305,472	0.6	5,865,375	5.0	50,949	124	1.43		10.7	70.8	65.9	0	57
50	GECC	Burlington Self Storage	FL	Self Storage	4,461,000	0.4	4,290,882	3.6	69,861	64	1.41		10.1	73.7	70.9	22	58
55	CIIICM	Royal Highlander	IL	Manufactured Housing Community	3,888,500	0.4	3,650,024	3.1	280	13,888	1.47		11.2	70.7	66.4	0	60
57	GECC	Country Estates MHC	OR	Manufactured Housing Community	3,678,873	0.3	3,325,272	2.8	104	35,374	1.37		10.4	67.8	61.2	0	56
66	Basis	New Market Square	VA	Retail	2,689,372	0.2	2,509,357	2.1	40,200	67	1.67		12.8	64.0	59.7	0	56
Total/Weighted Average					$122,497,276	11.2%	$111,630,834	94.3%			1.76	x	13.2%	62.0%	56.6%	9	57
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Characteristics of the Mortgage Pool

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)	Units/ SF/ Rooms	Loan per Unit/ SF/ Room	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
20	WFB	Merit Medical Systems	UT	Mixed Use	$12,984,987	1.2%	$10,775,582	10.0%	193,449	67	1.43	x	13.0%	65.3%	54.1%	0	101
21	RBS	Brookwood Village	PA	Multifamily	12,225,727	1.1	10,991,152	10.2	135	90,561	1.37		9.8	73.8	66.4	0	82
48	RBS	Candlewood Suites Houston, TX	TX	Hospitality	4,994,401	0.5	4,345,908	4.0	81	61,659	1.49		13.5	62.4	54.3	0	83
Total/Weighted Average					$30,205,116	2.8%	$26,112,643	24.2%			1.42	x	11.8%	68.3%	59.1%	0	90
(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Characteristics of the Mortgage Pool

E.           Property Type Distribution

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)(1)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	20	$501,891,318	46.0%	61.7%	52.3%	1.43	x	10.5%	9.9%	5.630%
Anchored	9	238,178,634	21.8	67.8	58.1	1.46		10.8	10.1	5.741
Regional Mall	2	216,014,753	19.8	53.4	44.6	1.37		9.8	9.2	5.430
Single Tenant	4	27,599,449	2.5	69.9	58.1	1.44		11.9	11.3	5.779
Unanchored	5	20,098,482	1.8	67.0	57.3	1.61		12.7	11.9	6.259
Hospitality	12	136,855,466	12.5	66.0	55.1	1.61		13.6	12.2	6.026
Limited Service	10	78,296,786	7.2	63.7	53.1	1.61		13.9	12.5	6.031
Full Service	1	47,411,949	4.3	69.7	59.1	1.63		13.0	11.7	5.941
Extended Stay	1	11,146,732	1.0	67.1	52.7	1.55		13.7	12.4	6.357
Office	10	130,975,264	12.0	64.6	56.7	1.66		12.0	10.9	5.605
Suburban	8	99,460,342	9.1	63.5	56.5	1.76		12.5	11.3	5.576
CBD	2	31,514,922	2.9	68.3	57.3	1.35		10.4	9.5	5.699
Mixed Use	2	97,984,987	9.0	61.3	56.0	1.27		9.1	8.8	5.505
Office/Retail	1	85,000,000	7.8	60.7	56.3	1.25		8.5	8.4	5.353
Office/Warehouse/Medical	1	12,984,987	1.2	65.3	54.1	1.43		13.0	11.6	6.500
Self Storage	31	84,302,538	7.7	66.5	55.0	1.54		11.8	11.4	5.996
Self Storage	31	84,302,538	7.7	66.5	55.0	1.54		11.8	11.4	5.996
Industrial	8	71,863,557	6.6	54.8	45.2	1.36		12.4	10.6	6.017
Warehouse	5	37,909,990	3.5	50.2	41.6	1.40		13.0	11.2	5.968
Flex	3	33,953,567	3.1	60.0	49.3	1.32		11.7	9.8	6.071
Multifamily	7	39,072,575	3.6	72.7	62.6	1.36		10.4	9.8	5.861
Garden	5	27,522,575	2.5	72.1	61.3	1.39		10.9	10.1	5.867
Student Housing	2	11,550,000	1.1	74.3	65.6	1.27		9.2	9.0	5.846
Manufactured Housing Community	8	28,198,265	2.6	66.6	58.4	1.47		11.3	10.9	6.267
Manufactured Housing Community	8	28,198,265	2.6	66.6	58.4	1.47		11.3	10.9	6.267
Total/ Weighted Average	98	$1,091,143,971	100.0%	63.0%	53.8%	1.47	x	11.2%	10.4%	5.744%
(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Characteristics of the Mortgage Pool

F.           Geographic Distribution*

Location(1)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)(2)	% of Cut- off Date Balance	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Texas	13	$385,037,285	35.3%	59.9%	50.7%	1.44	x	10.3%	9.6%	5.512%
California	11	121,383,751	11.1	64.5	54.1	1.44		11.1	10.4	5.802
Southern	7	92,147,049	8.4	65.1	55.1	1.40		10.8	9.9	5.884
Northern	4	29,236,701	2.7	62.4	51.1	1.56		12.4	11.9	5.542
New York	3	102,939,924	9.4	60.7	55.0	1.32		9.3	9.0	5.430
Michigan	9	69,845,283	6.4	66.6	57.5	1.58		11.8	11.3	5.896
North Carolina	3	55,055,499	5.0	69.4	58.8	1.61		12.9	11.7	5.998
Other States(3)	59	356,882,229	32.7	64.9	55.2	1.50		12.3	11.2	5.996
Total/ Weighted Average	98	$1,091,143,971	100.0%	63.0%	53.8%	1.47	x	11.2%	10.4%	5.744%
*	The Mortgaged Properties are located in 28 states.

(1)
For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents).

(3)	Includes 23 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Characteristics of the Mortgage Pool

G.	Characteristics of the Mortgage Pool

CUT-OFF DATE BALANCE				LOAN PURPOSE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance	Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1,290,156 - 2,000,000	2	$2,933,706	0.3%	Refinance	58	$945,746,647	86.7%
2,000,001 - 3,000,000	12	30,158,865	2.8	Acquisition	17	145,397,323	13.3
3,000,001 - 4,000,000	7	25,314,408	2.3	Total:	75	$1,091,143,971	100.0%
4,000,001 - 5,000,000	7	31,363,271	2.9
5,000,001 - 6,000,000	8	46,073,301	4.2	MORTGAGE RATE
6,000,001 - 7,000,000	6	39,964,774	3.7		Number of
7,000,001 - 8,000,000	2	14,562,733	1.3	Range of Mortgage Rates	Mortgage	Aggregate Cut-	% of Cut-off
8,000,001 - 9,000,000	3	25,703,642	2.4	(%)	Loans	off Date Balance	Date Balance
9,000,001 - 10,000,000	3	28,498,200	2.6	4.650 - 4.750	1	$18,000,000	1.6%
10,000,001 - 15,000,000	8	97,897,775	9.0	4.751 - 5.000	2	19,706,840	1.8
15,000,001 - 20,000,000	5	85,050,518	7.8	5.001 - 5.250	1	8,800,000	0.8
20,000,001 - 30,000,000	6	151,113,346	13.8	5.251 - 5.500	12	436,823,939	40.0
30,000,001 - 50,000,000	2	87,411,949	8.0	5.501 - 5.750	9	83,226,262	7.6
50,000,001 - 70,000,000	1	51,000,000	4.7	5.751 - 6.000	13	234,558,341	21.5
80,000,001 - 90,000,000	2	166,547,453	15.3	6.001 - 6.250	16	163,606,873	15.0
90,000,001 - 207,550,029	1	207,550,029	19.0	6.251 - 6.500	15	102,574,053	9.4
Total:	75	$1,091,143,971	100.0%	6.501 - 6.750	6	23,847,661	2.2
Average:	$14,548,586			Total:	75	$1,091,143,971	100.0%
				Weighted Average:	5.744%
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
	Number of			UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off		Number of
DSCRs (x)	Loans	off Date Balance	Date Balance	Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
1.27 - 1.30	3	$96,359,989	8.8%	Debt Yields (%)	Loans	off Date Balance	Date Balance
1.31 - 1.40	4	51,977,155	4.8	8.5 - 9.0	1	$85,000,000	7.8%
1.41 - 1.50	15	363,165,919	33.3	9.1 - 10.0	6	299,244,316	27.4
1.51 - 1.60	17	241,470,724	22.1	10.1 - 11.0	13	190,048,113	17.4
1.61 - 1.70	15	146,424,654	13.4	11.1 - 12.0	18	223,719,323	20.5
1.71 - 1.80	5	29,974,757	2.7	12.1 - 13.0	18	148,890,181	13.6
1.81 - 1.90	6	67,449,734	6.2	13.1 - 14.0	8	53,731,383	4.9
1.91 - 2.00	5	49,366,616	4.5	14.1 - 15.0	7	47,913,127	4.4
2.01 - 2.25	3	18,154,422	1.7	15.1 - 16.0	3	35,905,505	3.3
2.76 - 3.00	1	8,800,000	0.8	17.1 - 17.2	1	6,692,023	0.6
3.01 - 3.17	1	18,000,000	1.6	Total:	75	$1,091,143,971	100.0%
Total:	75	$1,091,143,971	100.0%	Weighted Average:	11.2%
Weighted Average:	1.58x
				UNDERWRITTEN NCF DEBT YIELD
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO					Number of
	Number of			Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off	Debt Yields (%)	Loans	off Date Balance	Date Balance
DSCRs (x)	Loans	off Date Balance	Date Balance	8.4 - 9.0	3	$130,625,000	12.0%
1.20	1	$5,734,989	0.5%	9.1 - 10.0	12	416,508,864	38.2
1.21 - 1.30	6	160,831,442	14.7	10.1 - 11.0	22	202,207,568	18.5
1.31 - 1.40	16	444,239,181	40.7	11.1 - 12.0	16	195,533,999	17.9
1.41 - 1.50	21	193,069,335	17.7	12.1 - 13.0	15	72,615,094	6.7
1.51 - 1.60	12	112,912,011	10.3	13.1 - 14.0	5	48,961,422	4.5
1.61 - 1.70	7	73,570,907	6.7	14.1 - 15.0	1	18,000,000	1.6
1.71 - 1.80	4	40,708,454	3.7	15.1 - 15.6	1	6,692,023	0.6
1.81 - 1.90	5	26,585,628	2.4	Total:	75	$1,091,143,971	100.0%
1.91 - 2.00	1	6,692,023	0.6	Weighted Average:	10.4%
2.51 - 3.00	1	8,800,000	0.8
3.01 - 3.12	1	18,000,000	1.6
Total/Weighted Average:	75	$1,091,143,971	100.0%
Weighted Average:	1.47x

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY				CUT-OFF DATE LOAN-TO-VALUE RATIO

	Number of				Number of
Range of Original Terms to	Mortgage	Aggregate Cut-	% of Cut-off	Range of Cut-off Date LTV	Mortgage	Aggregate Cut-	% of Cut-off
Maturity (months)	Loans	off Date Balance	Date Balance	Ratios (%)	Loans	off Date Balance	Date Balance
60	15	$122,497,276	11.2%	46.4 - 50.0	4	$37,654,114	3.5%
61 - 84	2	17,220,129	1.6	50.1 - 55.0	4	242,814,753	22.3
85 - 120	58	951,426,566	87.2	55.1 - 60.0	9	54,046,277	5.0
Total:	75	$1,091,143,971	100.0%	60.1 - 65.0	11	174,921,276	16.0
Weighted Average:	112			65.1 - 70.0	33	467,368,931	42.8
				70.1 - 75.0	14	114,338,620	10.5
REMAINING TERM TO MATURITY				Total:	75	$1,091,143,971	100.0%
				Weighted Average:	63.0%
	Number of
Range of Remaining Terms	Mortgage	Aggregate Cut-	% of Cut-off	BALLOON LOAN-TO-VALUE RATIO
to Maturity (months)	Loans	off Date Balance	Date Balance
56 - 60	15	$122,497,276	11.2%		Number of
61 - 84	2	17,220,129	1.6	Range of Balloon LTV	Mortgage	Aggregate Cut-	% of Cut-off
85 - 120	58	951,426,566	87.2	Ratios (%)	Loans	off Date Balance	Date Balance
Total:	75	$1,091,143,971	100.0%	39.0 - 40.0	3	$35,549,364	3.3%
Weighted Average:	110			40.1 - 45.0	4	216,973,656	19.9
				45.1 - 50.0	8	58,672,849	5.4
ORIGINAL AMORTIZATION TERM				50.1 - 55.0	21	195,104,401	17.9
				55.1 - 60.0	21	444,458,075	40.7
Range of Original	Number of			60.1 - 65.0	12	100,892,533	9.2
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	65.1 - 70.0	5	35,032,092	3.2
(months)	Loans	off Date Balance	Date Balance	70.1 - 70.9	1	4,461,000	0.4
Non-Amortizing	2	$26,800,000	2.5%	Total:	75	$1,091,143,971	100.0%
240	5	40,565,209	3.7	Weighted Average:	53.8%
241 - 300	20	178,729,321	16.4
301 - 360	48	845,049,441	77.4	AMORTIZATION TYPE
Total:	75	$1,091,143,971	100.0%
Weighted Average:*	345				Number of
*		Excludes the non-amortizing loans.			Mortgage	Aggregate Cut-	% of Cut-off
				Type of Amortization	Loans	off Date Balance	Date Balance
REMAINING AMORTIZATION TERM(1)				Amortizing Balloon	67	$908,562,971	83.3%
				Interest-only, Amortizing
Range of Remaining	Number of			Balloon	6	155,781,000	14.3
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	Interest-only, Balloon	2	26,800,000	2.5
(months)	Loans	off Date Balance	Date Balance	Total:	75	$1,091,143,971	100.0%
Non-Amortizing	2	$26,800,000	2.5%
237 - 240	5	40,565,209	3.7	ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS*
241 - 300	20	178,729,321	16.4
301 - 360	48	845,049,441	77.4		Number of
Total:	75	$1,091,143,971	100.0%		Mortgage	Aggregate Cut-	% of Cut-off
Weighted Average:(2)	343			IO Term (months)	Loans	off Date Balance	Date Balance
(1)		The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.		19 - 24	5	$70,781,000	6.5%
				49 - 60	1	85,000,000	7.8
				Total:	6	$155,781,000	14.3%
				Weighted Average:	44
(2)		Excludes the non-amortizing loans.		*		Excludes non-amortizing loans and amortizing loans that do not provide for a partial interest-only period.

LOCKBOXES
				SEASONING
	Number of
	Mortgage	Aggregate Cut-	% of Cut-off		Number of
Type of Lockbox	Loans	off Date Balance	Date Balance		Mortgage	Aggregate Cut-	% of Cut-off
Hard/Springing Cash Management	29	$794,102,922	72.8%	Seasoning (months)	Loans	off Date Balance	Date Balance
Hard/Upfront Cash Management	9	104,933,345	9.6	0	5	$103,718,500	9.5%
None	21	102,728,816	9.4	1 - 3	59	842,517,226	77.2
Soft/Springing Cash Management	6	35,310,513	3.2	4	11	144,908,245	13.3
Springing (With Established				Total:	75	$1,091,143,971	100.0%
Account)	7	31,537,259	2.9	Weighted Average:	2
Springing (Without Established
Account)	3	22,531,116	2.1
Total:	75	$1,091,143,971	100.0%

PREPAYMENT PROVISION SUMMARY

	Number of		% of Cut-
	Mortgage	Aggregate Cut-	off Date
Prepayment Provision	Loans	off Date Balance	Balance
Lockout/ Defeasance/ Open	61	$974,384,643	89.3%
Lockout/ YM%/ Open	13	108,294,603	9.9
Lockout/ YM%/ Defeasance/ Open	1	8,464,724	0.8
Total:	75	$1,091,143,971	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Certain Terms and Conditions

V.           Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrues at three basis points per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest otherwise distributable on all Classes of Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date.  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class B, C, D and E Certificates, in that order, may be reduced by certain Trust Advisor expenses.

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any nonrecoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period.  Nonrecoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss to the Class E, D, C, B and A-S Certificates, then to the Class A-1, A-2, A-3 and A-4 Certificates (with any losses on the Class A-1, A-2, A-3 and A-4 Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C, D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-3, A-4, X-A and X-B Certificates: To interest on the Class A-1, A-2, A-3, A-4, X-A and X-B Certificates, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3 and A-4 Certificates: To principal on the Class A-1, A-2, A-3 and A-4 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the Principal Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates other than the Class A-1, A-2, A-3 and A-4 Certificates has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3 and/or A-4 Certificates remain outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3 and A-4 Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3 and A-4 Certificates: To reimburse the holders of the Class A-1, A-2, A-3 and A-4 Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Certain Terms and Conditions

4.   Class A-S Certificates:  To make distributions on the Class A-S Certificates as follows:  (a) first, to interest on Class A-S Certificates in the amount of the interest entitlement for that  Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-4 Certificates), to principal on Class A-S Certificates until their Certificate Principal Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its Certificate Principal Balance.

5.   After the Class A-1, A-2, A-3, A-4 and A-S Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class B, C, D, E, F, G and H Certificates sequentially in that order in a manner analogous to the Class A-S Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-4, A-S and X-A Certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of the Class B, C, D, E and X-B Certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions will be distributed to the Class X-A and/or Class X-B Certificates, as applicable, in such YM Group.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class F, G, H or R Certificates.  The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-3, A-4, A-S, B, C, D and E Certificates are retired.  For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Certain Legal Aspects of Mortgage Loans — Enforceability of Certain Provisions” in the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F, G and H Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class H; second, to Class G; third, to Class F; fourth, to Class E; fifth, to Class D; sixth, to Class C; seventh, to Class B; eighth, to Class A-S; and, finally, pro rata, to Classes A-1, A-2, A-3 and A-4 based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes E, D, C and B) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E, D, C, B, A-S and A-1, A-2, A-3 and A-4 Certificates (with any write-offs on the Class A-1, A-2, A-3 and A-4 Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date).  The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-S Certificates as write-offs in reduction of their Certificate Principal Balances.  The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B, C, D, E, F, G or H Certificates as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans, except to the extent they are deemed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Certain Terms and Conditions

non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, X-A and X-B Certificates would be affected on a pari passu basis).

Servicing Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-S, B, C, D and E Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B Certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, and then as a recovery of principal until all principal has been recovered.  Any liquidation proceeds remaining thereafter will be applied as a recovery to delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class F, G and H Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class F, G and H Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. The majority subordinate certificateholder may elect under certain circumstances to opt-out from its rights under the Pooling and Servicing Agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund”- The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:	The rights of various parties to replace the Special Servicer and approve or consult with respect to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Certain Terms and Conditions

major actions of the Special Servicer will vary according to defined periods. A “subordinate control period” will exist when the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class. In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause. A “collective consultation period” will exist when the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance. In general, during a collective consultation period, the Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist when either the Class F Certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or an opt-out by a majority subordinate certificateholder is in effect. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct, or consult with respect to servicing matters.

During any “subordinate control period”, the majority subordinate certificateholder will be entitled to terminate the Special Servicer, with or without cause, and appoint itself or another person as the successor special servicer.  It will be a condition to such appointment that Fitch and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative will have the right (at its expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans to the highest bidder in a manner generally similar to sales of REO properties.  The subordinate class representative will have certain preferential rights, including a right of first refusal other than during a “senior consultation period”, in respect of sales of defaulted mortgage loans and REO properties as described in the Free Writing Prospectus. Provisions for the sale of defaulted mortgage loans do not limit the rights granted to any mezzanine lender to purchase the related mortgage loan under the applicable intercreditor agreement.

Age of Appraisals:
Appraisals must be no more than 9 months old for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:	The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a subordinate control period, each final asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Certain Terms and Conditions

status report delivered to the Trust Advisor by the Special Servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer and/or, (c) during a senior consultation period, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard.  In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with material special servicing actions with respect to specially serviced mortgage loans.  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor will be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-S, B, C, D and E Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that Rialto Real Estate Fund, LP or an affiliate thereof, or investment funds managed, advised or represented thereby, will be the initial majority subordinate certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DOMAIN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DOMAIN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DOMAIN

The Domain
11410 Century Oaks Terrace
Austin, TX 78758
Brushy Creek
Round Rock
La Frontera
Williamson County
Travis County
Windemere
Pflugerville
Wells Branch
Great Hills
Jester Point
Westcliff
Far West
North Shoal Creek
Crestview
Austin
Highland
Windsor Park
West Lake Hills
Rollingwood
Rosewood
Downtown
Colorado River
Camp Mabry Military Reservation
University of Texas
Univ. of TX J.J. Pickle Research Ctr.
The Arboretum
Gateway Shopping Ctr.
Arboretum Crossing
Great Hills Market
Arboretum Market
North Hills Town Center
Seton Northwest Hospital
St. Davids North Austin Medical Center
Austin Comm. College Northridge Campus
Walnut Creek Metropolitan Park
Palmer Crossing
Connally Stadium
The Shops at Tech Ridge
Highland Mall
Dell Children's Medical Ctr. of Central Texas
Austin State Hospital
Heart Hospital of Austin
Seton Medical Center
St David's Medical Ctr.
Darrell K. Royal Stadium
State Capitol
University Medical Ctr. Brackenridge
Westbank Market
Northeast District Park
Austin-Bergstrom Intl. Airport 3 miles
Research Blvd
Braker Ln.
Parmer Ln.
Howard Ln.
Rundberg Ln.
Anderson Ln.
MoPac Expwy
Burnet Rd
Airport Blvd
Manor Rd
MLK Jr Blvd
Capital of Texas Hwy
35
45
183
290
360
1
111
Georgetown
Leander
Cedar Park
Jollyville
Lakeway
Bee Cave
Hutto
Manor
Garfield
Austin

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Domain

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Retail
Original Principal Balance:	$208,200,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$207,550,029			Location:	Austin, TX
% of Initial Pool Balance:	19.0%			Size(3):	878,974 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	The Domain Mall, LLC and The Domain Mall II, LLC			Balance Per Unit/SF:	$236.13
Sponsor:	Simon Property Group, Inc.			Year Built/Renovated:	2007 (phase I) 2010 (phase II)
Mortgage Rate:	5.436%			Occupancy %(4):	86.4%
Note Date:	July 28, 2011			Occupancy % Source Date:	June 27, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	August 1, 2021			Property Manager:	Simon Management Associates (Texas), LLC
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$13,993,526 (12/31/2009)
Seasoning:	3 months			2nd Most Recent NOI (As of):	$18,173,303 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$18,374,301 (TTM 8/31/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$32,233,248
Call Protection:	L(27),D(89),O(4)			U/W Expenses:	$12,000,735
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$20,232,513
Additional Debt:	None			U/W NCF:	$18,976,642
Additional Debt Type:	NAP			U/W NOI DSCR:	1.44x
				U/W NCF DSCR:	1.35x
Escrows and Reserves:				U/W NOI Debt Yield:	9.7%
				U/W NCF Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$389,000,000
Taxes	$2,493,582	$356,226	NAP	As-Is Appraisal Valuation Date:	June 27, 2011
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	53.4%
Replacement Reserve	$0	$14,650	$660,000	LTV Ratio at Maturity or ARD:	44.6%
General TI/LC Reserve	$0	$90,006	$3,000,000
Tenant Specific Reserve(2)	$3,086,814	$0	NAP

(1)
The monthly insurance escrow will be waived as long as no event of default has occurred and is continuing and the insurance required to be maintained by the borrower is effected under an acceptable blanket policy.

(2)
The borrower deposited $2,142,846 in an upfront reserve to cover outstanding tenant improvements and leasing commissions and $943,968 to cover rent that has not yet commenced for specific tenants. See “Escrows” below.

(3)	Includes Neiman Marcus (80,000 square feet) and Dick’s Sporting Goods (80,400 square feet), both of which own their own stores and are subject to ground leases with the borrower.
(4)	Includes 35,289 square feet of space associated with the Hanger Orthopedic tenant which is subject to mandatory expansion rights under its lease, but not yet occupied. See “The Property” below.

The Mortgage Loan.  The mortgage loan (“The Domain Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering a regional mall and certain related office parcels located in Austin, Texas (“The Domain Property”).  The Domain Mortgage Loan was originated on July 28, 2011 by The Royal Bank of Scotland. The Domain Mortgage Loan had an original principal balance of $208,200,000, has an outstanding principal balance as of the Cut-off Date of $207,550,029 and accrues interest at a rate of 5.436% per annum.  The Domain Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date, and requires payments of interest and principal based on a 30-year amortization schedule. The Domain Mortgage Loan matures on August 1, 2021.  The proceeds from The Domain Mortgage Loan, along with proceeds from the Arbor Walk and Palms Crossing Mortgage Loan, were used to refinance existing debt on The Domain Property, the Arbor Walk Property and the Palms Crossing Property totaling $260 million, fund upfront reserves of approximately $5.6 million and pay closing and other costs of approximately $907,365. The Royal Bank of Scotland allocated $156 million of the $260 million to the refinancing of the existing debt on phase I of The Domain Property.  Phase II of The Domain Property was unencumbered and constructed with borrower equity at a reported cost of approximately $150.7 million.

Following the lockout period, the borrower has the right to defease The Domain Mortgage Loan in whole, but not in part, on any payment date before May 1, 2021; provided, however, that The Domain Mortgage Loan is prepayable without penalty on or after May 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DOMAIN

The Property.  Located in Austin, Texas, The Domain Property is a mixed-use project that was developed by the sponsor in two phases comprising approximately 1.2 million square feet of retail, office, lodging and multifamily use. Phase I (535,708 square feet) was completed in March 2007 and phase II (343,266 square feet) was completed in February 2010. The collateral for The Domain Mortgage Loan consists of 878,974 square feet, which is comprised of 710,675 square feet of retail space and 168,299 square feet of office space. The Domain Property is anchored by Macy’s (140,000 square feet), Neiman Marcus (80,000 square feet), Dick’s Sporting Goods (80,400 square feet), Dillard’s (206,308 square feet) and an eight screen Gold Class Cinemas. Macy’s and Dillard’s are not included as part of the collateral for The Domain Mortgage Loan. However both tenants do contribute a small portion (approximately 3%) to the underwritten expense reimbursements. The 168,299 square foot office component is anchored by Hanger Orthopedic, a subsidiary of Hanger Orthopedic Group (NYSE: HGR), which is a provider of prosthetic and orthotic services in the United States. The lease with Hanger Orthopedic consists of 75,165 square feet, of which, approximately 39,876 square feet (3.5% of annual U/W base rent) is occupied with mandatory expansion rights whereby approximately 18,000 square feet (1.6% of annual U/W base rent) must be taken by August 1, 2012 and an additional 17,289 square feet (1.5% of annual U/W base rent) must be taken by August 1, 2013. There is a $2,402,763 reserve for Hanger Orthopedic. See “Escrows” below.

Located adjacent to The Domain Property, but not included as part of the collateral for The Domain Mortgage Loan, is Austin’s first Aloft hotel, a Westin hotel and 828 residential units in two projects. Constructed in 2009, the Villages at the Domain project consist of 438 residential units. The Residences at the Domain project consists of 390 residential units and were built in 2007.  The portions of the retail space at The Domain Property located in the same buildings as the Villages at the Domain project and the Residences at the Domain project are subject to condominium regimes whereby the related condominium association governs the management, repair, replacement and maintenance of the common areas in the related condominium.  Specifically, the phase I condominium association includes, along with certain parking facilities, all of the buildings in the Residence at the Domain project and one building in the Villages at the Domain project while the phase II condominium association includes, along with certain parking facilities, the remainder of the buildings in the Villages at the Domain project. The retail portions of each building, plus certain parking facilities, constitute the retail units in each condominium regime while the residential portions of each building constitute the residential units.  The owners of the retail units and the owners of the residential units each represent 50% of the members of the board of their respective condominium association.  Any decision or resolution by either board requires a majority of the votes cast with respect to such decision or resolution.

The phase I tenants had 2010 year-end, comparable in-line average sales (tenants occupying less than 10,000 square feet) of $605 per square foot and average total mall sales of $452 per square foot. Occupancy costs for tenants occupying less than 10,000 square feet averaged 10.0% for year-end 2010. As of June 27, 2011, The Domain Property was 86.4% leased by approximately 113 tenants.  Full year sales for the phase II tenants are not yet available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DOMAIN

The following table presents certain information relating to the tenancies at The Domain Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date(9)
Anchor Tenants - Not Part of Collateral
Dillard’s(3)	BB/B2/BB-	206,308	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s(3)	BBB-/Ba1/BBB-	140,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Anchor Tenants - Collateral

Dick’s Sporting Goods(4)	NR/NR/NR	80,400	9.1%	$19.70	$1,583,880	8.4%	NAV	NAV	1/31/2020
Neiman Marcus(5)	CCC/NR/B+	80,000	9.1%	$3.88	$310,000	1.6%	$289	NAV	3/31/2027
Total Anchor Tenants - Collateral		160,400	18.2%	$11.81	$1,893,880	10.0%

Other Major Retail Tenants - Collateral

Gold Class Cinemas	NR/NR/NR	37,321	4.2%	$16.00	$597,136	3.2%	NAV	NAV	1/31/2026
Forever 21(6)	NR/NR/NR	31,691	3.6%	$25.22	$799,225	4.2%	$215	11.5%	1/31/2020
Maggiano’s Little Italy	NR/Ba2/BBB-	14,986	1.7%	$30.40	$455,579	2.4%	NAV	NAV	2/29/2020
Zara(7)	NR/NR/NR	11,797	1.3%	(7)	(7)	(7)	$217	12.0%	5/31/2019
Total Other Major Retail Tenants - Collateral		95,795	10.9%	$19.33	$1,851,940	9.8%

Major Office Tenants – Collateral

Hanger Orthopedic(8)	NR/B3/BB	75,165	8.6%	$16.50	$1,240,223	6.6%	NAP	NAP	7/31/2023
Total Office Majors Tenant		75,165	8.6%	$16.50	$1,240,223	6.6%

Non-Major Retail Tenants – Collateral		356,312	40.5%	$35.32	$12,586,188	66.6%

Non-Major Office Tenants – Collateral		71,675	8.2%	$18.65	$1,336,822	7.1%

Occupied Collateral Total		759,347	86.4%	$24.90	$18,909,053	100.0%

Vacant Retail Space		98,168	11.2%

Vacant Office Space		21,459	2.4%

Vacant Space		119,627	13.6%

Collateral Total		878,974	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the full year ending December 31, 2010. Full year sales are not available for tenants located in The Domain Property phase II.
(3)
Does not serve as collateral for The Domain Mortgage Loan. However, Dillard’s and Macy’s are each subject to a construction, operation and reciprocal easement agreement and contribute to common area maintenance in amounts equal to $0.35 per square foot and $1.00 per square foot per annum, respectively.

(4)	In addition to base rent, Dick’s Sporting Goods pays 3.0% of annual gross sales in excess of $40,000,000.
(5)	In addition to base rent, Neiman Marcus pays 2.5% of annual gross sales in excess of $15,000,000.
(6)	In addition to base rent, Forever 21 pays 5.0% of annual gross sales in excess of $15,671,073.
(7)	Zara pays 12% of annual gross sales in lieu of base rent.
(8)
Approximately 39,876 square feet (3.5% of annual U/W base rent) of the Hanger Orthopedic space is occupied. The lease is structured with a mandatory expansion whereby approximately 18,000 square feet (1.6% of annual U/W base rent) must be taken by August 1, 2012 and an additional 17,289 square feet (1.5% of annual U/W base rent) must be taken by August 1, 2013. There is a $2,402,763 reserve for Hanger Orthopedic. See “Escrows” below.

(9)
Dick’s Sporting Goods has three 5-year extension options remaining. Neiman Marcus has four 5-year extension options remaining. Gold Class Cinemas has four 5-year extension options remaining. Maggiano’s Little Italy has three 5-year extension options remaining. Hanger Orthopedic has two 5-year extension options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DOMAIN

The following table presents certain information relating to the lease rollover schedule at The Domain Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2011	1	9	0.0%	9	0.0%	$46,350	0.2%	$5,150.00
2012	4	24,121	2.7%	24,130	2.7%	$551,460	2.9%	$22.86
2013	4	27,459	3.1%	51,589	5.9%	$590,268	3.1%	$21.50
2014	2	9,017	1.0%	60,606	6.9%	$156,065	0.8%	$17.31
2015	5	19,053	2.2%	79,659	9.1%	$648,512	3.4%	$34.04
2016	4	12,588	1.4%	92,247	10.5%	$227,303	1.2%	$18.06
2017	30	124,493	14.2%	216,740	24.7%	$5,141,167	27.2%	$41.30
2018	24	84,686	9.6%	301,426	34.3%	$3,592,262	19.0%	$42.42
2019	2	19,355	2.2%	320,781	36.5%	$226,740	1.2%	$11.71
2020	20	189,520	21.6%	510,301	58.1%	$4,514,172	23.9%	$23.82
2021	13	55,349	6.3%	565,650	64.4%	$998,368	5.3%	$18.04
Thereafter	4	193,697	22.0%	759,347	86.4%	$2,216,386	11.7%	$11.44
Vacant	0	119,627	13.6%	878,974	100.0%	$0	0.0%	$0.00
Total / Weighted Average	113	878,974	100.0%			$18,909,053	100.0%	$24.90
* Source: Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at The Domain Property:

Historical Occupancy Percentages*

12/31/2006(1)		12/31/2007(1)	12/31/2008(2)(3)	12/31/2009(2)(3)	12/31/2010(2)
NAP		NAP	93%	94%	91%
* Source: Information provided by the borrower.

	(1)	Phase I was completed in 2007 and phase II was completed in 2010.
	(2)	Occupancy excludes office space.
	(3)	Occupancies exclude phase II of The Domain Property as it was not completed until 2010.

Historical Average Base Rent (PSF)*

	12/31/2008	12/31/2009	12/31/2010
	$24.90(1)	$25.19(1)	$20.24(1)
* Source: Information provided by the borrower.

(1)	Base Rent PSF calculation is based on borrower provided base rental figures and total square footage of 535,708 square feet (2008), 535,708 square feet (2009) and 878,974 square feet (2010).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DOMAIN

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Domain Property:

Cash Flow Analysis

	2008(1)	2009(1)	2010	TTM 8/31/2011	U/W	U/W $ per SF
Base Rent	$13,338,588	$13,495,221	$17,791,602	$17,248,653	$18,909,053	$21.51
Grossed Up Vacant Space	0	0	0	0	5,363,572	6.10
Percentage Rent	526,750	485,176	1,064,752	2,109,790	1,524,885	1.73
Total Reimbursables	4,994,435	5,353,979	6,323,595	6,442,210	6,632,970	7.55
Other Income	4,160,654	4,333,575	5,055,236	5,166,340	5,166,340	5.88
Less Vacancy & Credit Loss	(269,352)	(806,102)	(6,652)	88,642	(5,363,572)	(6.10)
Effective Gross Income	$22,751,075	$22,861,849	$30,228,533	$31,055,635	$32,233,248	$36.67

Total Operating Expenses	$8,513,595	$8,868,323	$12,055,230	$12,681,334	$12,000,735	$13.65

Net Operating Income(2)	$14,237,480	$13,993,526	$18,173,303	$18,374,301	$20,232,513	$23.02
TI/LC	0	0	0	0	1,080,076	1.23
Capital Expenditures	0	0	0	0	175,795	0.20
Net Cash Flow	$14,237,480	$13,993,526	$18,173,303	$18,374,301	$18,976,642	$21.59

NOI DSCR	1.01x	0.99x	1.29x	1.30x	1.44x
NCF DSCR	1.01x	0.99x	1.29x	1.30x	1.35x
NOI DY	6.9%	6.7%	8.8%	8.9%	9.7%
NCF DY	6.9%	6.7%	8.8%	8.9%	9.1%

(1)	Does not include phase II of The Domain Property as it was not completed until February 2010.
(2)
Underwritten NOI is higher than prior years due to several factors including, but not limited to, the completion of phase II of The Domain Property (343,266 square feet) and new leasing activity as well as including contractual rent increases through December 2011 for several tenants. The majority of the new leasing activity is related to the mandatory expansion of the Hanger Orthopedic lease. There is a $3,086,814 reserve for total new leasing activity. See “Escrows” below.

Appraisal.  According to the appraisal performed by Cushman & Wakefield, Inc., The Domain Property had an “as-is” appraised value of $389,000,000 as of an effective date of June 27, 2011.

Environmental Matters.  According to a Phase I environmental site assessment performed by Partner Engineering and Science, Inc. on July 8, 2011, on The Domain Property, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  The Domain Property is located in Austin, Texas, eight miles north of the Austin central business district. The Domain Property is located at the confluence of U.S Highway 183, Mopac Expressway (Loop 1), and Capital of Texas Highway (Loop 360) in north-central Austin in an established commercial district. The Mopac expressway (Loop 10) provides the primary connection to The Domain Property and to surrounding residential and office markets, as well as access from downtown Austin, the University of Texas, and the government district.

Per the appraisal, between 2000 and 2010 the population within a five mile radius of The Domain Property increased at an annual compound rate of 1.41%. Within a three and five mile radius of The Domain Property, the 2010 population was 109,581 and 277,124, respectively. The 2010 average household income within a five mile radius of The Domain was approximately $72,061.

The Domain Property is situated within the Central/Downtown submarket, one of three submarkets which comprise the Austin retail market in Austin, Texas. According to Reis, the Central/Downtown retail submarket, containing 7.3 million square feet, was 5.8% vacant with an average rental asking rate of $19.97 per square foot as of the first quarter 2011.

According to the appraisal, The Domain Property is located in the North Central submarket of the Austin office market. The average office asking rate for the North Central submarket was $21.80 per square foot as of the first quarter of 2011. The vacancy rate for this office submarket was 20.5% during the same period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DOMAIN

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Cushman & Wakefield for The Domain Property.

Retail Competitive Set*

	The Domain (Subject)	Barton Creek Square(1)	Lakeline Mall(1)	Hill Country Galleria
Market	Austin, TX	Austin, TX	Austin, TX	Bee Cave, TX
Distance from Subject	--	11.0 miles	7.0 miles	15.0 miles
Property Type	Regional Mall	Super-Regional	Super-Regional	Lifestyle Center
Year Built/Renovated	2007/2010	1981/2004	1995/NAP	2006/2009
Anchors	Macy’s, Neiman Marcus, Dillard’s, Dick’s Sporting Goods, Forever 21	Dillard’s, Macy’s, Nordstrom, Sears, JC Penney	Dillard’s, Sears, JC Penney, Macy’s	Dillard’s, Dick’s Sporting Goods
Total GLA	1,056,544 SF	1,430,332 SF	1,102,655 SF	625,245 SF
Total Occupancy	86%	98%	98%	70%
* Source: Cushman & Wakefield appraisal.
(1)	Barton Creek Square and Lakeline Mall are owned by the sponsor of The Domain Property.

The Borrower.  The Domain Mortgage Loan has two borrowing entities, The Domain Mall, LLC and The Domain Mall II, LLC (each, a “borrowing entity” and collectively, the “borrower”). Each borrowing entity is a Delaware limited liability company and a single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Domain Mortgage Loan. Simon Property Group, L.P., the indirect owner of each borrowing entity, is the guarantor of certain nonrecourse carveouts under The Domain Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, The Domain Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if the borrower files a voluntary bankruptcy petition but not if the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor.  Simon Property Group, Inc. (“SPG”) is a real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 391 properties comprising 261 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,000 people worldwide and is headquartered in Indianapolis, Indiana.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $2,493,582 for real estate taxes. In connection with the origination of The Domain Mortgage Loan, the borrower was required to deposit (i) $2,142,846 for outstanding tenant improvements and leasing commissions associated with the following new leases: $254,400 for Lululemon, $225,720 for Southern Thread, $127,500 for Maggiano’s Little Italy, and $1,535,226 for Hanger Orthopedic and (ii) $943,968 to cover rent that had not yet commenced with the following new leases: $17,743 for Lululemon, $35,818 for Papyrus, $22,870 for Hatbox, and $867,537 for Hanger Orthopedic. These funds will be released to the borrower when the lender has received an acceptable estoppel confirming (i) acceptance of the leased premises without exception and (ii) the amount and commencement date of rent payments.

The loan documents provide for ongoing monthly escrows in the amount of: $356,226 for real estate taxes (subject to adjustment per lender’s estimate), $14,650 for replacement reserves (subject to a cap of $660,000), and $90,006 for tenant improvements and leasing commissions (subject to a cap of $3,000,000). No monthly insurance escrow is required so long as (i) no event of default has occurred or is continuing under The Domain Mortgage Loan and (ii) the insurance required to be maintained by the borrower is effected pursuant to an acceptable blanket policy.

Lockbox and Cash Management.  The Domain Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Lockbox Event (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Lockbox Event all funds on deposit in the lockbox account are swept on a weekly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

A “Lockbox Event” will commence upon any of the following events occurring: (i) the occurrence and continuance of an event of default, (ii) the commencement of any bankruptcy action against the borrower or property manager, or (iii) if, as of the last day of any calendar quarter during The Domain Mortgage Loan term, the debt service coverage ratio is less than 1.25x for two consecutive calendar quarters.

Property Management.  The Domain Property is currently managed by Simon Management Associates (Texas), LLC, an affiliate of SPG and the borrower, pursuant to two management agreements. According to the management agreements, the property manager is entitled to a base management fee in an amount equal to 3.0% of total revenues excluding property taxes and marketing fund contributions. The borrower may not surrender, terminate, or cancel the management agreements or otherwise replace the manager or enter into any management agreement without prior written consent from the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE DOMAIN

Assumption.  The borrower has the right to transfer The Domain Property without lender consent (other than during the period that is 60 days prior to or after the date of a securitization), in whole only, and the owner of the borrower has the right to transfer more than 50% of the aggregate ownership interests in the borrower to one or more Qualified Transferees (as defined below) in one or a series of related transactions, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of $500,000 and other fees including rating agencies’ fees (subject to a cap of $25,000), (ii) no event of default has occurred and is continuing under The Domain Mortgage Loan, (iii) the organizational documents of the transferee are acceptable to Fitch and Moody’s, (iv) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates and (v) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any bankruptcy proceedings, voluntary or involuntary within seven years prior to the date of the proposed transfer.

A “Qualified Transferee” is an entity (a)(i) that owns and operates at least five regional malls totaling at least 10,000,000 square feet of gross leasable area in the aggregate, or (ii) that has a net worth in excess of $1,000,000,000 or (iii) for which Fitch and Moody’s confirm that a transfer to such person will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, and (b) that satisfies other credit worthiness and experiential criteria set forth in the loan documents.

Release.  The borrower may make transfers of certain immaterial or non-income producing portions of The Domain Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default shall have occurred and be continuing, and (ii) immediately after the transfer and release, either (a) a loan to value test, or (b) the borrower pays down the principal balance of The Domain Mortgage Loan (which prepayment shall not be subject to any prepayment penalty of any kind) by the amount specified in the loan documents.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Other Additional Financing.  SPG is permitted to pledge its indirect interests in the borrower in connection with a corporate-level financing securing all or substantially all of SPG’s assets.  However, foreclosure on such pledge is an event of default under the loan documents if any person or entity other than an institutional lender becomes the owner of 50% or more of the borrower or SPG or controls the direct or indirect interests in the borrower or SPG.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Domain Property as well as business interruption insurance covering no less than the 18-month period from the date of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PUCK BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PUCK BUILDING

Puck Building
295 Lafayette Street
New York, NY 10012
Chelsea
Flatiron District
Meatpacking District
West Village
Greenwich Village
New York University
NoHo
SoHo
Nolita
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
Hudson River
East River
Holland Tunnel
Manhattan Bridge
Brooklyn Bridge
FDR Drive
Union Square
Washington Square
Washington Arch
Sara D. Roosevelt Park
Seward Park
Columbus Park
Foley Square
City Hall Park
Washington Market Park
Gov. Nelson A. Rockefeller Park
World Financial Center Plaza
James J. Walker Park
Theo. Roosevelt Birthplace Nat'l. Historic Site
NY Film Academy School of Film & Acting
Parsons The New School for Design
Eugene Lang College-The New School for Liberal Arts
Benjamin N. Cardozo School of Law
Forbes Galleries
Jefferson Market Library
Grace Church
Museum of Comic and Cartoon Art
New Museum of Contemporary Art
Lower East Side Tenement Museum
NYC Fire Museum
BMCC Tribeca Performing Arts Center
33 Thomas Street
US District Court
Ted Weiss Federal Bldg.
US Justice Department
New Amsterdam Theatre
Tweed Courthouse
1 Police Plaza (NYC Police HQ)
NYC City Hall
St. John's University-Manhattan
New York Commodities Exchange
200 West Street
1 World Trade Ctr. (Under Const.)
7 World Trade Ctr
3 World Financial Center
World Financial Center
Woolworth Building
Pace University
NY Downtown Hospital
National September 11 Memorial
Federal Reserve Bank
1 Chase Manhattan Plaza
Fulton Market
South Street Seaport
North Bergen
West New York
Secaucus
Weehawken
Union City
Hoboken
Jersey City
New York City
Manhattan
Queens
Brooklyn
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Puck Building

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Mixed Use
Original Principal Balance:	$85,000,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$85,000,000			Location:	New York, NY
% of Initial Pool Balance:	7.8%			Size:	206,693 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	New Puck, LLC			Balance Per Unit/SF:	$411.24
Sponsor:	Kushner Companies			Year Built/Renovated:	1885/2011
Mortgage Rate:	5.353%			Occupancy %:	94.2%
Note Date:	June 24, 2011			Occupancy % Source Date:	June 15, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	July 1, 2021			Property Manager:	Kadima Management Associates, L.L.C.
IO Period:	60 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,530,442 (12/31/2008)
Seasoning:	4 months			2nd Most Recent NOI (As of):	$3,146,633 (12/31/2009)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,149,684 (12/31/2010)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$9,969,507
Call Protection:	L(28),D(88),O(4)			U/W Expenses:	$2,756,968
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$7,212,539
Additional Debt(1):	Yes			U/W NCF:	$7,098,240
Additional Debt Type(1):	Mezzanine			U/W NOI DSCR(4):	1.27x
				U/W NCF DSCR(4):	1.25x
Escrows and Reserves:				U/W NOI Debt Yield:	8.5%
				U/W NCF Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$140,000,000
Taxes	$137,735	$68,868	NAP	As-Is Appraisal Valuation Date:	June 1, 2011
Insurance	$74,957	$10,708	NAP	Cut-off Date LTV Ratio:	60.7%
Deferred Maintenance	$15,065	$0	NAP	LTV Ratio at Maturity or ARD:	56.3%
Condominium Common Charges	$2,000	Springing	NAP
Replacement Reserves	$0	$5,167	NAP
Tenant Specific TI/LC(2)	$7,543,655	$0	NAP
Leasing Reserves(3)	$2,000,000	$11,167	NAP

(1)
The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $10,000,000 (the “Puck Building Mezzanine Loan”). As of the Cut-off Date, taking into account both the Puck Building Mortgage Loan and the Puck Building Mezzanine Loan, the total debt U/W NCF DSCR is 1.06x, the total debt LTV ratio is 67.9%, and the total debt NCF Debt Yield is 7.5%. See description of additional debt under “Subordinate and Mezzanine Indebtedness” below. All LTV, DSCR, debt yield, and Cut-off Date Principal Balance per square foot numbers presented in the table above are based solely on the $85,000,000 senior financing. All U/W NOI DSCR and U/W NCF DSCR figures are based on the amortizing debt service of the Puck Building Mortgage Loan.

(2)
The borrower deposited $5,134,556 in an upfront reserve to cover outstanding tenant improvements and leasing commissions and $2,409,099 to cover rent concessions associated with leases with Recreational Equipment, Inc. (“REI”), Axiom Global Inc. (“Axiom”) and Thrive Capital Partners (“Thrive”). See “Escrows” below.

(3)
The borrower deposited $2,000,000 in an upfront reserve for future leasing costs associated with current vacant space. Monthly escrows in the amount of $11,167 will be collected for ongoing tenant improvements and leasing reserves. See “Escrows” below.

(4)
All NOI DSCR and NCF DSCR figures presented in the table above are based on the amortizing debt service. The U/W NOI DSCR and U/W NCF DSCR figures based on the interest-only debt service payments due on the Puck Building Mortgage Loan for the first twelve months are 1.56x and 1.53x, respectively.

The Mortgage Loan.  The mortgage loan (the “Puck Building Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering a Class B mixed used building located in Manhattan, New York (the “Puck Building Property”).  The Puck Building Mortgage Loan was originated on June 24, 2011 by The Royal Bank of Scotland. The Puck Building Mortgage Loan had an original principal balance of $85,000,000, has an outstanding principal balance as of the Cut-off Date of $85,000,000 and accrues interest at a rate of 5.353% per annum.  The Puck Building Mortgage Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date, a 60-month interest-only period and requires payments of interest and principal based on a 30-year amortization schedule thereafter. The Puck Building Mortgage Loan matures on July 1, 2021.  The proceeds from the Puck Building Mortgage Loan and the Puck Building Mezzanine Loan were used to refinance existing debt on the Puck Building Property totaling $80.0 million, fund upfront reserves of approximately $9.8 million, pay closing and other costs of approximately $1.3 million, and return approximately $3.9 million of equity to the sponsor.

Following the lockout period, the borrower has the right to defease the Puck Building Mortgage Loan in whole, but not in part, on any payment date prior to April 1, 2021; and, as such, the Puck Building Mortgage Loan is prepayable without penalty on any payment date on or after April 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PUCK BUILDING

The Property. The Puck Building Property is a pre-war 238,952 square foot mixed used building located in New York City. The Puck Building Property is located in SoHo bounded by East Houston Street, Lafayette Street, Mulberry Street, and Jersey Street. The Puck Building Property was originally built as a seven story building fronting East Houston Street in 1885. A nine story addition fronting Jersey Street was built in 1892. The Puck Building Property is on the National Register of Historic Places and has been designated as a landmark by the New York City Landmarks Preservation Commission.

In May 2011, the Puck Building Property was bifurcated into two condominiums: a 206,693 square foot commercial condominium, consisting of the ground floor retail, basement, sub-basement and first six floors of office space; and a 32,259 square foot residential condominium, consisting of the eighth and ninth floors and air rights for the construction of a penthouse atop the ninth floor. The collateral for the Puck Building Mortgage Loan is comprised of the 206,693 square foot commercial condominium.

The Puck Building Property was 94.2% leased to five tenants as of June 15, 2011. Historical occupancy has been 100%, however the Puck Building Property operated without the separation of the condominiums consisting of office space and large scale events planning space (ground floor and a portion of the seventh floor). In 2010-2011, the sponsor repositioned the Puck Building Property by converting the seventh floor ballroom into office space, giving the Puck Building Property a total of 162,298 square feet of office space. The ground level, basement and sub-basement are comprised of retail space (44,395 square feet).

Historically, the ground floor of the Puck Building Property was operated by the sponsor and used for event space. With the repositioning of the retail space, the sponsor signed a new lease with Recreational Equipment, Inc. (“REI”) in late 2010 for 37,900 square feet (ground floor and basement). REI is expected to open for business in November 2011 and this location will serve as REI’s flagship New York City metropolitan area store and its only store in Manhattan.  The new REI lease increases the Puck Building Property revenue by approximately $4,179,600. Additionally, the sponsor also signed new leases with Axiom Global Inc. and Thrive Capital Partners, which increase the Puck Building Property’s annual revenue by $1,024,744 and $215,700, respectively.

The following table presents certain information relating to the tenancies at the Puck Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Office Tenants
New York University(2)	NR/Aa3/AA-	75,544	36.5%	$23.91	$1,806,450	19.5%	6/5/2019
Swanke Hayden Connell & Partners, LLP	NR/NR/NR	58,727	28.4%	$34.47	$2,024,441	21.9%	4/30/2016
Axiom Global Inc.(3)	NR/NR/NR	18,299	8.9%	$56.00	$1,024,744	11.1%	8/1/2021
Thrive Capital Partners(3)	NR/NR/NR	4,314	2.1%	$50.00	$215,700	2.3%	6/1/2016
Total Office Tenants		156,884	75.9%	$32.33	$5,071,335	54.8%

Retail Tenant
REI (3)	NR/NR/NR	37,900	18.3%	$110.28	$4,179,600	45.2%	10/31/2026
Total Retail Tenants		37,900	18.3%	$110.28	$4,179,600	45.2%

Occupied Collateral Total		194,784	94.2%	$47.49	$9,250,935	100.0%

Vacant Space		11,909	5.8%

Collateral Total		206,693	100.0%

(1)	Credit ratings of the tenant or parent company whether or not the parent guarantees the lease.
(2)	Annual U/W base rent is averaged over the loan term due to investment grade ratings. Includes approximately 544 square feet of storage space.
(3)
REI, Axiom Global Inc. and Thrive Capital Partners have executed leases and are anticipated to take occupancy in November 2011, April 2012 and December 2011, respectively. At closing, the borrower deposited $5,134,556 in an upfront reserve to cover outstanding tenant improvements and leasing commissions and $2,409,099 to cover rent concessions associated with these leases. See “Escrows” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PUCK BUILDING

The following table presents certain information relating to the lease rollover schedule at the Puck Building Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	2	63,041	30.5%	63,041	30.5%	$2,240,141	$35.53
2017	0	0	0.0%	63,041	30.5%	$0	$0.00
2018	0	0	0.0%	63,041	30.5%	$0	$0.00
2019	1	75,544	36.5%	138,585	67.0%	$1,806,450	$23.91
2020	0	0	0.0%	138,585	67.0%	$0	$0.00
2021	1	18,299	8.9%	156,884	75.9%	$1,024,744	$56.00
Thereafter	1	37,900	18.3%	194,784	94.2%	$4,179,600	$110.28
Vacant	0	11,909	5.8%	206,693	100.0%	$0	$0.00
Total / Weighted Average	5	206,693	100.0%			$9,250,935	$47.49
* Source: Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Puck Building Property:

Historical Occupancy Percentages*

	12/31/2008	12/31/2009	12/31/2010
	100%	100%	100%

*	Source: Information provided by the borrower. Repositioning of the Puck Building Property occurred in 2011. Historical occupancies are not reflective of new configuration.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Puck Building Property:

Cash Flow Analysis

	2008	2009	2010	U/W	U/W $ per SF
Base Rent	$4,779,984	$4,834,291	$5,306,858	$9,250,935	$44.76
Grossed Up Vacant Space	0	0	0	812,325	3.93
Total Reimbursables	533,124	645,724	673,133	508,572	2.46
Other Income	150,427	512,742	190,992	210,000	1.02
Less Vacancy & Credit Loss	0	(133,855)	(3,500)	(812,325)	(3.93)
Effective Gross Income	$5,463,535	$5,858,902	$6,167,483	$9,969,507	$48.23

Total Operating Expenses	$2,933,093	$2,712,269	$3,017,799	$2,756,968	$13.34

Net Operating Income(1)	$2,530,442	$3,146,633	$3,149,684	$7,212,539	$34.89
TI/LC	0	0	0	62,625	0.30
Capital Expenditures	0	0	0	51,674	0.25
Net Cash Flow	$2,530,442	$3,146,633	$3,149,684	$7,098,240	$34.34

NOI DSCR(2)	0.44x	0.55x	0.55x	1.27x
NCF DSCR(2)	0.44x	0.55x	0.55x	1.25x
NOI DY	3.0%	3.7%	3.7%	8.5%
NCF DY	3.0%	3.7%	3.7%	8.4%

(1)
Underwritten NOI is greater than historical NOIs due to the repositioning of the Puck Building Property as described under “The Property” above and the related new leases signed in 2010 and 2011: REI (37,900 square feet, 45.2% of U/W base rent), Axiom Global Inc. (18,299 square feet, 11.1% of U/W base rent) and Thrive Capital Partners (4,314 square feet, 2.3% of U/W base rent).

(2)
All NOI DSCR and NCF DSCR figures presented in the table above are based on the amortizing debt service. The U/W NOI DSCR and U/W NCF DSCR figures based on the interest-only debt service payments due on the Puck Building Mortgage Loan for the first twelve months are 1.56x and 1.53x, respectively.

Appraisal.  According to the appraisal performed by Cushman & Wakefield, Inc., the Puck Building Property had an “as-is” appraised value of $140,000,000 as of an effective date of June 1, 2011.

Environmental Matters.  According to a Phase I environmental site assessment performed by EMG on June 24, 2011 on the Puck Building Property, there are no recommendations for further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PUCK BUILDING

Market Overview and Competition.  The Puck Building Property is classified as class B office space by Cushman & Wakefield. According to Cushman & Wakefield, the Puck Building Property is located in the SoHo office submarket, which is the smallest submarket of Midtown South’s office market and contains approximately 3.9 million square feet. At the end of the first quarter 2011, the SoHo office submarket reported overall vacancy of 4.0% and average asking rents of $45.84 per square foot. Class C vacancy makes up approximately 71.4% of all vacant space in the SoHo office submarket, with the remaining 28.6% consisting of Class B.

The Puck Building Property also contains 44,395 square feet of retail space located on the ground floor, basement and sub-basement. According to CoStar, the SoHo retail submarket contains approximately 10 million square feet. At the end of the first quarter 2011, the SoHo retail submarket reported a vacancy rate of 2.0% and average asking rents of $125.08 per square foot.

The following table presents certain information relating to some comparable office buildings provided in the appraisal performed by Cushman & Wakefield for the Puck Building Property.

Competitive Set*

	Puck Building (Subject)	148 Lafayette Street	270 Lafayette Street	72 Spring Street	110 Greene Street	503-511 Broadway	524 Broadway	555 Broadway
Approximate Distance from Subject	--	0.4 miles	381 feet	0.2 miles	0.3 miles	0.3 miles	0.3 miles	0.2 miles
Year Built/ Renovated	1885/2011	1930/NAV	1919/NAV	1907/NAV	1920/NAV	1900/NAV	1911/NAV	1889/NAV
# of Stories	7 and 9	12	15	12	16	5	11	12
Size (SF)	206,693 SF	129,200 SF	182,000 SF	120,000 SF	150,000 SF	124,000 SF	130,000 SF	192,000 SF
Direct Occupancy	94%	100%	96%	91%	100%	100%	92%	100%
          * Source: Cushman & Wakefield appraisal.

The Borrower.  The borrower is a Delaware limited liability company and a single-purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Puck Building Mortgage Loan. Charles Kushner, whose wife, son and various trusts for the benefit of his family members are indirect owners of the borrower, and George Gellert, an indirect owner of the borrower, are the guarantors of certain nonrecourse carveouts under the Puck Building Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Puck Building Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantors if, among other circumstances, the borrower files a voluntary bankruptcy petition or any nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor.  Founded in 1954, the Kushner Companies is a diversified real estate organization headquartered in New York City with an office in Florham Park, NJ. The Kushner Companies is involved in the ownership, management, development and redevelopment of numerous properties, consisting of nearly eight million square feet of office, industrial, and retail space, over 5,000 apartments and vacant land suitable for development located throughout New York, New Jersey, Pennsylvania and Illinois.

Charles Kushner, the chairman of the Kushner Companies and one of the carveout guarantors of the Puck Building Mortgage Loan, pled guilty on August 18, 2004 to 16 counts of assisting in the filing of false tax returns, one count of retaliating against a cooperating witness and one count of making false statements to the Federal Election Commission and was sentenced to two years in prison.  Mr. Kushner was released from prison in 2006.  Although we have been informed that Mr. Kushner has relinquished his management and day-to-day operation of the Kushner Companies to his son, Jared Kushner, he remains chairman of the company.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $5,134,556 for outstanding tenant improvements and leasing commissions and $2,409,099 to cover rent concessions associated with leases with REI, Axiom and Thrive, $137,735 for real estate taxes, $74,957 for insurance, $2,000,000 for future leasing costs associated with currently vacant space, $15,065 for deferred maintenance, and $2,000 for condominium common charges. The loan documents provide for ongoing monthly escrows in the amount of: $68,868 (subject to adjustment per lender’s estimate) for real estate taxes, $10,708 (subject to adjustment per lender’s estimate) for insurance premiums, $11,167 for ongoing tenant improvements and leasing commissions, and $5,167 (subject to adjustment per lender’s estimate) for replacement reserves. The ongoing, monthly insurance escrow amount will be waived provided that the insurance provided is covered by an acceptable blanket policy and the borrower deposits and maintains three months of insurance premiums in the tax and insurance subaccount. During a Cash Management Period (as defined below), the loan documents provide for ongoing, monthly escrows in an amount equal to the monthly condominium common charges.

On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided that no Cash Management Period is then continuing (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period)), all monthly residual cash after payment of the monthly required payments will be swept into a special rollover reserve account, which sweep will continue until the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) nine months prior to the stated expiration (including any renewal term) of any Major Lease (as defined below); (ii) upon the date required under a Major Lease by which the tenant is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); (iii) upon the early termination or early cancellation of any Major Lease; (iv) if any Major Tenant (as defined below) has discontinued its business or has given notice that it intends to discontinue its business; (v) upon the occurrence and continuance of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PUCK BUILDING

a default under any Major Lease by the applicable tenant; and (vi) upon a bankruptcy or commencement of an insolvency proceeding of the applicable tenant under any Major Lease.
A “Major Lease” is any lease at the Puck Building Property that covers 50,000 or more rentable square feet.

A “Major Tenant” is any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which taken together cover in the aggregate 50,000 or more rentable square feet.

Lockbox and Cash Management.  The Puck Building Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period or an event of default, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence (i) upon the stated maturity date if the Puck Building Mortgage Loan has not been repaid in full, (ii) if an event of default has occurred and is continuing under the Puck Building Mortgage Loan, (iii) if an event of default has occurred and is continuing under the Puck Building Mezzanine Loan, (iv) if, as the last day of each calendar quarter during the term of the Puck Building Mortgage Loan, the total debt service coverage ratio is less than 1.05x during any period in which the Puck Building Mezzanine Loan remains outstanding or 1.25x during any period in which the Puck Building Mezzanine Loan has been repaid in full, or (v) upon the commencement of a Lease Sweep Period.

Property Management.  The Puck Building Property is currently managed by Kadima Management Associates, L.L.C., an affiliate of the borrower, pursuant to a management agreement. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 4.0% of total revenues. The borrower may not surrender, terminate, cancel, extend or renew the management agreement or otherwise replace the manager or enter into any management agreement without prior written consent from the lender.

Assumption.  The borrower has a one-time right to transfer the Puck Building Property, in whole only, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.00% of the outstanding principal balance of the Puck Building Mortgage Loan, (ii) no default or event of default has occurred or is continuing under the Puck Building Mortgage Loan, (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) lender’s receipt of a letter confirming that the transfer will not result in any qualification, withdrawal or downgrading of the respective ratings from Fitch and Moody’s assigned to the Series 2011-C5 certificates, (v) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer, (vi) replacement guarantors and indemnitors have executed and delivered all documents required by the lender and in form and substance required by the lender, (vii) the Puck Building Mezzanine Loan has been repaid in full, and (viii) counsel to the transferee borrower and replacement guarantors and indemnitors have delivered any opinions (including a new substantive non-consolidation opinion) on matters required by and in form substance satisfactory to the lender.

Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  BCA CM LLC (the “Puck Building Mezzanine Lender”) has made a $10,000,000 mezzanine loan (the “Puck Building Mezzanine Loan”) to the 100% owner of the borrower under the Puck Building Mortgage Loan, New Puck Investors, LLC, a Delaware limited liability company, which is secured by a pledge by New Puck Investors, LLC, of all of its limited liability interests in the borrower under the Puck Building Mortgage Loan.

The Puck Building Mezzanine Loan requires monthly interest-only payments based on an interest rate of 10.000% per annum for the first three years and 12.000% thereafter. The Puck Building Mezzanine Loan matures on July 1, 2021, the same date as the Puck Building Mortgage Loan. The Puck Building Mezzanine Loan is subject to an intercreditor agreement (the “Puck Building Mezzanine Intercreditor Agreement”) which provides, among other things, that before it takes any enforcement action under the Puck Building Mortgage Loan, the Puck Building Mortgage Loan lender must provide to the Puck Building Mezzanine Lender written notice of any defaults which would permit the Puck Building Mortgage Loan lender to commence an enforcement action and that the Puck Building Mortgage Loan lender must permit the Puck Building Mezzanine Lender an opportunity to cure such default. Additionally, the Puck Building Mezzanine Intercreditor Agreement provides that, among other things, the Puck Building Mezzanine Loan is subordinate to the Puck Building Mortgage Loan and that no payments will be made on the Puck Building Mezzanine Loan from funds derived from the Puck Building Property upon an event of default under the Puck Building Mortgage Loan. Under the terms of the Puck Building Mezzanine Intercreditor Agreement, the Puck Building Mezzanine Lender has cure rights with respect to the Puck Building Mortgage Loan and the right to purchase, in whole but not in part, the Puck Building Mortgage Loan if the Puck Building Mortgage Loan is transferred to special servicing, is accelerated or becomes the subject of an enforcement action. The rights of the Puck Building Mezzanine Lender are further described under “Description of the Mortgage Pool-Property Financing and Mezzanine and Similar Financing” in the Free Writing Prospectus.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Puck Building Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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ARBOR WALK AND PALMS CROSSING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARBOR WALK AND PALMS CROSSING

W. BRAKER LN.
Home Depot
SR 1 / MOPAC EXPWY.
XAS HWY.
Marshalls
DSW
Golf Galaxy
Jo-Ann Fabrics
HCC
Spec's
Chuck-E-Cheese
THE SHOPS AT ARBOR WALK
Mimi's Cafe

McAllen Convention Center
S. WARE RD.
PALMS CROSSING
Babies "R" Us
Sports Authority
Bealls
DSW
S. 29th ST.
Hobby Lobby
LINDBURGH
Chuck E Cheese's
Cavender's Boot City
Guitar Center
Barnes & Noble
Buffalo Wild Wings
Romano's Macaroni Grill
BJ's Restaurant & Brewery
P.F. Chang's China Bistro
Cheddar's
Mimi's Cafe
IBC Bank

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARBOR WALK AND PALMS CROSSING

Cedar Park
Brushy Creek
Round Rock
Jollyville
Wells Branch
Windemere
Anderson Mill
WILLIAMSON COUNTY
Pflugerville
Lake Travis
Canyon Creek
Jester Point
TRAVIS COUNTY
Lakeway
Far West
Crestview
Austin
Colorado River
Manor
Bee Cave
Highland
West Lake Hills
Barton Creek
Rosewood
University of Texas
Rollingwood
Downtown
Lake Walter E. Long Park
South Congress
Austin-Bergstrom International Airport
Montopolis
Sunset Valley

Arbor Walk and Palms Crossing

1	Arbor Walk	10515 North MoPac Expressway Austin, TX 78759
2	Palms Crossing	3300 West Expressway 83 McAllen, TX 78501

Edinburg
La Homa
Palmhurst
HIDALGO COUNTY
Nurillo
Edinburg Regional Medical Ctr.
Palmview
McAllen
Mission
South Texas Community University
San Juan
McAllen Convention Center
La Plaza Mall
McAllen Medical Center
Rio Grande Regional Hosp.
Pharr
Alamo
TX
MX
McAllen Miller Intl. Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Arbor Walk and Palms Crossing

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Retail
Original Principal Balance:	$81,800,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$81,547,453			Location:	Various, TX
% of Initial Pool Balance:	7.5%			Size(3):	792,758 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance
Borrower Name:	Palms Crossing Town Center, LLC; Arbor Walk Mall, LLC			Per Unit/SF:	$102.87
Sponsor:	Simon Property Group, Inc.			Year Built/Renovated:	2006/NAP; 2007/NAP
Mortgage Rate:	5.486%			Occupancy %:	97.3%
Note Date:	July 28, 2011			Occupancy % Source Date:	June 27, 2011
Anticipated Repayment Date:	NAP			Title Vesting(4):	Various
Maturity Date:	August 1, 2021			Property Manager:	Simon Management Associates (Texas), LLC
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$8,673,523 (12/31/2009)
Seasoning:	3 months			2nd Most Recent NOI (As of):	$8,680,115 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$8,914,678 (TTM 5/31/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$14,003,563
Call Protection:	L(27),D(89),O(4)			U/W Expenses:	$5,562,224
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$8,441,339
Additional Debt:	None			U/W NCF:	$7,679,417
Additional Debt Type:	NAP			U/W NOI DSCR:	1.52x
				U/W NCF DSCR:	1.38x
Escrows and Reserves:				U/W NOI Debt Yield:	10.4%
				U/W NCF Debt Yield:	9.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$119,000,000
Taxes	$1,270,810	$181,544	NAP	As-Is Appraisal Valuation Date:	June and July 2011
Insurance(1)	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.5%
Replacement Reserves	$0	$16,516	$600,000	LTV Ratio at Maturity or ARD:	57.4%
TI/LC	$990,000	$52,735	$2,300,000
Ground Lease Reserve(2)	$0	Springing	NAP

(1)
Monthly insurance escrow requirements are waived provided no trigger event has occurred and is continuing and the borrower provides satisfactory evidence that the mortgaged property is insured in accordance with the loan documents.

(2)
Upon commencement of a Lockbox Event (as defined below), borrower is required to fund a ground lease reserve monthly in the amount of monthly ground lease payments (both base and additional rents). The estimated monthly payment amount if triggered is $141,667.

(3)
Includes Home Depot (149,405 square feet), Chuck E. Cheese (15,000 square feet) and four outparcels (28,749 square feet), all of which own their own stores and are subject to ground leases with the borrower.

(4)	The Arbor Walk Property is a leasehold interest and the Palms Crossing Property is a fee interest.

The Mortgage Loan.  The mortgage loan (the “Arbor Walk and Palms Crossing Mortgage Loan”) is evidenced by a promissory note that is secured by first mortgages encumbering two anchored retail power centers located in Austin, Texas (the “Arbor Walk Property”) and McAllen, Texas (the “Palms Crossing Property”).  The Arbor Walk and Palms Crossing Mortgage Loan was originated on July 28, 2011 by The Royal Bank of Scotland. The Arbor Walk and Palms Crossing Mortgage Loan had an original principal balance of $81,800,000, has an outstanding principal balance as of the Cut-off Date of $81,547,453 and accrues interest at a rate of 5.486% per annum.  The mortgage loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The mortgage loan matures on August 1, 2021. The proceeds from the Arbor Walk and Palms Crossing Mortgage Loan, along with the proceeds from The Domain Property, were used to refinance existing debt of approximately $260.0 million, pay closing costs of approximately $446,000 and fund upfront reserves of approximately $2.3 million. The Royal Bank of Scotland allocated $104.0 million of the $260.0 million to the refinancing of the existing debt on the Arbor Walk Property and the Palms Crossing Property.

Following the lockout period, the borrower has the right to defease the mortgage loan in whole, or in part (see partial defeasance provisions below), on any due date before May 1, 2021; provided, however, that the Arbor Walks and Palms Crossing Mortgage Loan is prepayable without penalty on or after May 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARBOR WALK AND PALMS CROSSING

The Properties.  The Arbor Walk Property is an anchored retail power center situated on approximately 45.8 acres of land approximately eight miles north of the Austin, Texas central business district. The Arbor Walk Property is anchored by Home Depot (18.8% of NRA), Marshalls (4.8% of NRA), and Jo-Ann Fabrics (4.4% of NRA).  A portion of the center is subject to a ground lease with the University of Texas at Austin that expires in May 2056.  The Arbor Walk Property contains 464,699 square feet, of which, 286,545 square feet is considered to be net rentable area and 178,154 square feet is building square footage attributed to the Home Depot and four outparcel ground leases. The Arbor Walk Property was built by Simon Property Group, Inc. in 2006.

The Palms Crossing Property is an anchored retail power center situated on an approximately 29.5 acre parcel of land located in Central McAllen, Texas. The Palms Crossing Property was developed in 2007 by the Simon Property Group, Inc. and features 328,059 square feet of net rentable area, currently 100.0% leased by 32 tenants. Chuck E. Cheese ground leases 15,000 square feet of the NRA and Hobby Lobby (6.9% of NRA), the anchor tenant, was an expansion of the property that was completed in June 2011. Other major tenants include Sports Authority (6.4% of NRA) and Beall’s (6.3% of NRA).

Property Name	Property Type	Location	Allocated Cut- off Date Principal Balance	Occupancy(1)	Year Built/ Renovated	Net Rentable Area (SF)	Cut-off Date Principal Balance PSF	Appraised Value
Arbor Walk	Retail	Austin, TX	$43,266,008	95.4%	2006/NAP	464,699	$93.11	$62,000,000
Palms Crossing	Retail	McAllen, TX	$38,281,445	100.0%	2007/NAP	328,059	$116.69	$57,000,000
Total/Weighted Average			$81,547,453	97.3%		792,758	$102.87	$119,000,000

(1)
The Arbor Walk Property occupancy percentage includes 18,575 square feet of space that is leased (7,575 square foot pad to Firestone, 7,000 square foot pad to Lupe Tortilla, and 4,000 square feet of space to Carter’s) but not yet occupied.

The following table presents certain information relating to the tenancies at the Arbor Walk Property and Palms Crossing Property:

Major Tenants

Tenant Name	Mortgaged Property	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants - Collateral
Home Depot	Arbor Walk	BBB+/A3/BBB+	149,405	18.8%	$4.52	$675,000	6.4%	NAV	NAV	01/31/2037
Hobby Lobby	Palms Crossing	NAV/NAV/NAV	55,000	6.9%	$8.75	$481,250	4.6%	NAV	NAV	05/01/2026
Sports Authority	Palms Crossing	NAV/NAV/B-	50,593	6.4%	$15.50	$784,191	7.5%	$86	20.3%	01/31/2018
Beall’s	Palms Crossing	NAV/NAV/NAV	50,038	6.3%	$8.00	$400,304	3.8%	$116	10.2%	01/31/2018
Total Anchor Tenants - Collateral			305,036	38.5%	$7.67	$2,340,746	22.3%

Other Major Tenants - Collateral
Marshalls	Arbor Walk	NR/NR/NR	38,126	4.8%	$14.00	$533,764	5.1%	$206	7.2%	10/31/2016
Jo-Ann Fabrics	Arbor Walk	NA/B2/B	35,000	4.4%	$13.00	$455,000	4.3%	$156	11.7%	01/31/2018
Babies R Us	Palms Crossing	B/B1/B	30,623	3.9%	$11.63	$356,092	3.4%	NAV	NAV	01/31/2018
Sam Moon Trading Co.	Arbor Walk	NAV/NAV/NAV	30,050	3.8%	$13.00	$390,650	3.7%	$310	6.3%	10/31/2020
Barnes & Noble	Palms Crossing	NAV/NAV/NAV	27,000	3.4%	$15.60	$421,200	4.0%	$221	7.1%	03/01/2018
Spec’s Wines, Spirits	Arbor Walk	NAV/NAV/NAV	25,000	3.2%	$16.75	$418,750	4.0%	NAV	NAV	04/30/2017
Total Other Major Tenants – Collateral			185,799	23.4%	$13.86	$2,575,456	24.5%

Non-Major Tenants			280,338	35.4%	$19.91	$5,581,119	53.2%

Occupied Collateral Total(3)			771,173	97.3%	$13.61	$10,497,321	100.0%

Vacant Space			21,585	2.7%
Collateral Total			792,758	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are as of the full-year ending December 31, 2010.
(3)	Includes 18,575 square feet of space that is leased (7,575 square foot pad to Firestone, 7,000 square foot pad to Lupe Tortilla, and 4,000 square feet of space to Carter’s) but not yet occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARBOR WALK AND PALMS CROSSING

The following table presents certain information relating to the lease rollover schedule at the Arbor Walk and Palms Crossing Properties:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(1)	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	1	1,184	0.1%	1,184	0.1%	$31,968	$27.00
2012	10	30,243	3.8%	31,427	4.0%	$752,064	$24.87
2013	11	24,450	3.1%	55,877	7.0%	$616,900	$25.23
2014	3	5,462	0.7%	61,339	7.7%	$147,939	$27.09
2015	2	4,264	0.5%	65,603	8.3%	$96,801	$22.70
2016	9	69,594	8.8%	135,197	17.1%	$1,311,125	$18.84
2017	6	98,798	12.5%	233,995	29.5%	$1,707,058	$17.28
2018	11	227,782	28.7%	461,777	58.2%	$3,013,990	$13.23
2019	1	3,123	0.4%	464,900	58.6%	$74,952	$24.00
2020	5	54,119	6.8%	519,019	65.5%	$832,599	$15.38
2021	1	4,000	0.5%	523,019	66.0%	$84,000	$21.00
Thereafter	8	248,154	31.3%	771,173	97.3%	$1,827,925	$7.37
Vacant	0	21,585	2.7%	792,758	100.0%	$0	$0.00
Total / Weighted Average	68	792,758	100.0%			$10,497,321	$13.61
              * Source: Information obtained from underwritten rent roll.

(1)	Includes 18,575 square feet of space that is leased (7,575 square foot pad to Firestone, 7,000 square footpad to Lupe Tortilla, and 4,000 square feet of space to Carter’s) but not yet occupied.

The following table presents historical occupancy percentages at the Arbor Walk Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
98%	89%	100%
* Source: Information obtained from borrower rent roll.

The following table presents historical occupancy percentages at the Palms Crossing Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
100%	100%	100%
* Source: Information obtained from borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARBOR WALK AND PALMS CROSSING

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Arbor Walk Property and the Palms Crossing Property:

Cash Flow Analysis

	2009	2010	TTM 5/31/2011	U/W	U/W $ per SF
Base Rent	$9,651,387	$9,471,798	$9,826,904	$10,497,320(1)	$13.24
Grossed Up Vacant Space	0	0	0	461,823	0.58
Percentage Rent	59,079	67,279	80,751	103,000	0.13
Total Reimbursables	3,670,671	3,500,627	3,566,970	3,522,151	4.44
Other Income	184,688	281,820	196,704	196,704	0.25
Less Vacancy & Credit Loss	(188,395)	21,196	(28,990)	(777,435)	(0.98)
Effective Gross Income	$13,377,430	$13,342,720	$13,642,339	$14,003,563	$17.66

Total Operating Expenses	$4,703,907	$4,662,605	$4,727,661	$5,562,224	$7.02

Net Operating Income	$8,673,523	$8,680,115	$8,914,678	$8,441,339	$10.65
TI/LC	0	0	0	642,001	0.81
Capital Expenditures	0	0	0	119,921	0.15
Net Cash Flow	$8,673,523	$8,680,115	$8,914,678	$7,679,417	$9.69

NOI DSCR	1.56x	1.56x	1.60x	1.52x
NCF DSCR	1.56x	1.56x	1.60x	1.38x
NOI DY	10.6%	10.6%	10.9%	10.4%
NCF DY	10.6%	10.6%	10.9%	9.4%

(1)
Underwritten base rent is higher than prior years due to several factors, but not limited to, new leasing activity as well as the inclusion of contractual rent increases through December 2011 for several tenants.

Appraisal.  According to the appraisals performed by Cushman & Wakefield, the Arbor Walk Property had an “as-is" appraised value of $62,000,000 as of an effective date of June 27, 2011, and the Palms Crossing Property had an “as-is" appraised value of $57,000,000 as of an effective date of July 5, 2011.

Environmental Matters.  According to the Phase I environmental site assessments performed by Partner Engineering and Science, Inc. both on July 8, 2011, there was no evidence of any recognized environmental conditions at the Arbor Walk Property or the Palms Crossing Property.

Market Overview and Competition.   The Arbor Walk Property is located in Austin, Texas, eight miles north of the Austin central business district. The Arbor Walk Property is located at the southeast corner of the MoPac Expressway and Braker Lane in north-central Austin in an established commercial district. The Mopac expressway (Loop 10) provides the primary connection to the Arbor Walk Property and to surrounding residential and office markets, as well as access from downtown Austin, the University of Texas, and the government district.

Per the appraisal, between 2000 and 2010 the population within a five mile radius of the Arbor Walk Property increased at an annual compound rate of 0.98%. Within a three and five mile radius of the Arbor Walk Property, the 2010 population was 120,376 and 276,150, respectively. The 2010 average household income within a five mile radius of the Arbor Walk was approximately $72,901.

The Arbor Walk Property is situated within the Central/Downtown submarket, one of three submarkets which comprise the Austin retail market in Austin, Texas. According to Reis, the Central/Downtown submarket, containing 7.3 million square feet, was 5.8% vacant with an average rental asking rate of $19.97 per square foot as of the first quarter 2011.

The Palms Crossing Property is located in the city of McAllen, Texas, in the north central portion of the McAllen-Edinburg-Mission metropolitan statistical area (“MSA"). This MSA is located at the southern tip of Texas along the U.S.-Mexico border, which includes approximately 3.5 million people in both markets.

Per the appraisal, the 2010 population within a three and five mile radius of the Palms Crossing Property was 90,829 and 220,332, respectively. Additionally, compound annual population growth rates of 1.60% and 2.06% are projected between 2010 and 2015, higher than both state and national rates. The appraiser reports McAllen retail market average vacancy to be 15.0% and estimates local average rental asking rates of $12.50 per square foot for major tenants and $25.00 per square foot for in-line tenants. The primary competition is located along the major east/west artery through the region, Expressway 83, which connects McAllen to neighboring towns to the East (Brownsville and the Gulf cities) and West (Laredo).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARBOR WALK AND PALMS CROSSING

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Cushman & Wakefield for the Arbor Walk Property:

Arbor Walk Competitive Set*

	Arbor Walk (Subject)	The Arboretum	Gateway Market	Great Hills Market	Great Hills Station
Market	Austin, TX	Austin, TX	Austin, TX	Austin, TX	Austin, TX
Distance from Subject	--	1.0 mile	0.5 miles	1.0 mile	1.0 mile
Property Type	Power Center	Lifestyle Center	Power Center	Power Center	Power Center
Year Built/Renovated	2006/NAP	1981/NAP	1995/NAP	1995/NAP	1994/NAP
Anchors	Home Depot, Marshall’s, Sam Moon Trading, Jo Ann’s	Barnes and Noble	Best Buy, Crate & Barrel, Whole Foods, REI	TJ Maxx, Petco	Michael’s, Sprouts
Total GLA	464,699 SF	215,536 SF	521,683 SF	128,054 SF	154,886 SF
Total Occupancy	93%	85%	90%	97%	67%
                            * Source: Cushman & Wakefield.

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Cushman & Wakefield for the Palms Crossing Property:

Palms Crossing Competitive Set*

	Palms Crossing (Subject)	Sharyland Towne Crossing	McAllen River Valley Center	Las Tiendas	Trenton Crossing
Market	McAllen, TX	McAllen, TX	McAllen, TX	McAllen, TX	McAllen, TX
Distance from Subject	--	1.9 miles	3.0 miles	2.5 miles	5.5 miles
Property Type	Power Center	Community Center	Power Center	Power Center	Power Center
Year Built/Renovated	2007/NAP	2007/NAP	2003/NAP	1993/NAP	2005/NAP
Anchors	Beall’s, DSW Shoes, Barnes and Noble, Sports Authority, Hobby Lobby	Target, HEB, TJ Maxx, Ross, Petco	Best Buy	Academy, Conn’s, Marshall’s, Ross, Party City	Hobby Lobby, Ross, Beall’s, Marshall’s, PetSmart
Total GLA	328,059 SF	488,280 SF	104,655 SF	287,935 SF	248,260 SF
Total Occupancy	100%	100%	73%	88%	91%
                            * Source: Cushman & Wakefield.

The Borrower.  The Arbor Walk and Palms Crossing Mortgage Loan has two borrowing entities, Arbor Walk Mall, LLC and Palms Crossing Town Center, LLC (each, a “borrowing entity” and collectively, the “borrower”). Each borrowing entity is a Delaware limited liability company and a single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arbor Walk and Palms Crossing Mortgage Loan. Simon Property Group, L.P., the indirect owner of each borrowing entity, is the guarantor of certain nonrecourse carveouts under the Arbor Walk and Palms Crossing Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Arbor Walk and Palms Crossing Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if the borrower files a voluntary bankruptcy petition but not if the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor.  Simon Property Group, Inc. (“SPG”) is a real estate company in the United States and is publicly traded on the New York Stock Exchange under the symbol SPG. SPG currently owns or has an interest in 391 properties comprising 261 million square feet of gross leasable area in North America, Europe and Asia. SPG employs over 5,000 people worldwide and is headquartered in Indianapolis, Indiana.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $1,270,810 for real estate taxes and  $990,000 for tenant improvements and leasing commissions. The loan documents provide ongoing, monthly escrows in the amount of: $181,544 (subject to adjustment per lender’s estimate) for real estate taxes, $52,735 (subject to adjustment per lender’s estimate) for ongoing tenant improvements and leasing commissions, and $16,516 for replacement reserves. The tenant improvements and leasing commissions reserve is subject to a cap of $2,300,000 and the replacement reserve account is subject to a cap of $600,000. The ongoing, monthly insurance escrow has been waived and will continue to be so long as, among other things, the insurance provided remains covered by an acceptable blanket policy.

Upon the occurrence of a Lockbox Event (as defined below), the loan documents provide for an ongoing monthly payment into a ground lease escrow in the amount of one twelfth of estimated ground lease payments, under the terms of the ground lease (as described below), during the ensuing twelve month period.

Lockbox and Cash Management.  The Arbor Walk and Palms Crossing Mortgage Loan requires a separate lender-controlled lockbox account for each of the Arbor Walk Property and the Palms Crossing Property, which are already in place, and requires the borrower to direct all tenants to pay their rents directly to such lockbox accounts.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox accounts within two business days after receipt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARBOR WALK AND PALMS CROSSING

thereof.  Prior to the occurrence of a Lockbox Event (as defined below), all funds on deposit in the lockbox accounts are swept into an account designated by the borrower on a daily basis, however the borrower has no right to make withdrawals from the lockbox accounts except as specified by loan documents. Upon the occurrence of a Lockbox Event, all funds on deposit in the lockbox account are swept on a weekly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

 A “Lockbox Event” means: (i) the occurrence and continuance of an event of default, (ii) the commencement of any bankruptcy action against the borrower or property manager, or (iii) if, as of the last day of any calendar quarter during the Arbor Walk and Palms Crossing Mortgage Loan term, the debt service coverage ratio is less than 1.25x for two consecutive calendar quarters.

Property Management.  The Arbor Walk Property and Palms Crossing Property are currently managed by Simon Management Associates (Texas), LLC, an affiliate of SPG and the borrower, pursuant to two management agreements. According to the management agreements, the property manager is entitled to a base management fee in an amount equal to 3.0% of total revenues. The borrower may not surrender, terminate, or cancel the management agreements or otherwise replace the managers or enter into any management agreement without prior written consent of the lender.

Assumption.  The borrower has a right to transfer both the Arbor Walk Property and the Palms Crossing Property (collectively) without lender consent (other than during the period that is 60 days prior to or after the date of a securitization), in whole only, and the owner of the borrower has the right to transfer more than 50% aggregate ownership interests in the borrower to one or more Qualified Transferees (as defined below) in one or a series of related transactions, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment by the borrower of an assumption fee of $300,000 and other fees including rating agencies’ fees (subject to a cap of $25,000), (ii) no event of default has occurred and is continuing under the Arbor Walk and Palms Crossing Mortgage Loan, (iii) the organizational documents of the transferee are acceptable to Fitch and Moody’s, (iv) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, and (v) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any bankruptcy proceedings, voluntary or involuntary within seven years prior to the date of the proposed transfer.

A “Qualified Transferee” is an entity (a)(i) that owns and operates at least five regional malls totaling at least 10,000,000 square feet of gross leasable area in the aggregate, (ii) that has a net worth in excess of $1,000,000,000 or (iii) for which Fitch and Moody’s confirm that a transfer to such person will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates and (b) that satisfies other credit worthiness and experiential criteria.

Release.  The borrower may obtain a release of certain immaterial or non-income producing portions of the Arbor Walk Property or the Palms Crossing Property from the lien of the mortgage upon the satisfaction of certain conditions including but not limited to: (i) no event of default shall have occurred and be continuing, (ii) a loan to value test or (iii) borrower must pay down the principal balance of the Arbor Walk and Palms Crossing Mortgage Loan (which prepayment shall not be subject to any prepayment penalty of any kind) in an amount further specified in the loan documents.

The borrower may obtain a release of either the Arbor Walk Property or the Palms Crossing Property in connection with a partial defeasance upon satisfaction of the following conditions: (i) the partial defeasance of the mortgage loan in an amount at least equal to 115% of the allocated loan amount for the individual mortgaged property to be released; provided, however that if the undefeased portion of the mortgage loan at the time of request for the partial defeasance is less than such amount, the defeasance will be in an amount equal to the remaining portion of the mortgage loan at the time of the partial release, (ii) the debt service coverage ratio of the remaining property must be greater than or equal to 1.30x, (iii) the loan to value ratio must be less than or equal to 67.8% if the remaining property is the Palms Crossing Property, (iv) the loan to value ratio must be less than or equal to 70.0% if the remaining property is the Arbor Walk Property, (v) the individual mortgaged property to be released is conveyed to someone other than the borrower, (vi) receipt of confirmation that the partial defeasance will not result in any ratings of the Series 2011-C5 Certificates being downgraded, qualified or withdrawn, and (vii) payment of all of the lender’s costs and expenses related to the partial release and partial defeasance.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  None existing or permitted.

Other Additional Financing.  SPG is permitted to pledge its indirect interests in the borrower in connection with a corporate-level financing securing all or substantially all of SPG’s assets.  However, foreclosure on such pledge is an event of default under the loan documents if any person or entity other than an institutional lender becomes the owner of 50% or more of the borrower or SPG or controls the direct or indirect interests in the borrower or SPG.

Ground Lease. The Arbor Walk Property is subject to a ground lease with the University of Texas. The initial ground lease term began in December 2003 and expires in May 2056. The ground lease agreement does not contain any options to extend the lease. The fiscal year 2010 ground lease payment was $1,082,432. The rent under the ground lease for 2015 is $2,000,000 and commencing in 2016 and for each lease year thereafter, the rent is the sum of (i) prior year’s rent and (ii) increase equal to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ARBOR WALK AND PALMS CROSSING

lesser of (x) 2% of prior year’s rent multiplied by the number of annual periods since the last increase in annual rent equal to 2% and (y) percentage increase in CPI for the calendar year immediately preceding the new lease year multiplied by factor of 1.5.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Arbor Walk Property and the Palms Crossing Property as well as business interruption insurance covering no less than the 18-month period from the date of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

VILLAGE OF ROCHESTER HILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VILLAGE OF ROCHESTER HILLS

Village of Rochester Hills
60-388 North Adams Road
Rochester Hills, MI 48309
Lake Orion
Auburn Hills
Rochester
Rochester Hills
Oakland University
Meadow Brook Hall
Shelby
Waterford
Pontiac
Lake Angelus
Troy
OAKLAND COUNTY
MACOMB COUNTY
Sterling Heights
West Bloomfield
Bloomfield Hills
Bloomfield Township
Birmingham
Clawson
Royal Oak
Madison Heights
Warren
Beverly Hills
Franklin
Stony Creek Metro Park
Bald Mountain State Recr. Area
Oakland/Troy Airport
Somerset Collection
Walsh College
Oakland Community College
Silverdome
William Beaumont Hospital
Crittenden Hospital Medical Ctr.
Rochester College
Hampton Village Centre
Detroit 5 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Village of Rochester Hills

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Retail
Original Principal Balance:	$51,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$51,000,000			Location:	Rochester Hills, MI
% of Initial Pool Balance:	4.7%			Size:	254,596 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	VORH Associates, LLC			Balance Per Unit/SF:	$200.32
Sponsor:	Robert B. Aikens & Associates			Year Built/Renovated:	2002/NAP
Mortgage Rate:	5.850%			Occupancy %:	95.0%
Note Date:	October 6, 2011			Occupancy % Source Date:	September 8, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	November 1, 2021			Property Manager:	Robert B. Aikens & Associates, LLC
IO Period:	24 months
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$6,357,472 (12/31/2009)
Seasoning:	None			2nd Most Recent NOI (As of):	$6,172,548 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$6,041,149 (TTM 7/31/2011)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$9,492,101
Call Protection:	L(24),D(92),O(4)			U/W Expenses:	$3,560,803
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$5,931,298
Additional Debt:	None			U/W NCF:	$5,762,621
Additional Debt Type:	NAP			U/W NOI DSCR:	1.64x
				U/W NCF DSCR:	1.60x
Escrows and Reserves:				U/W NOI Debt Yield:	11.6%
				U/W NCF Debt Yield:	11.3%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$77,650,000
Taxes	$199,670	$96,960	NAP	As-Is Appraisal Valuation Date:	August 26, 2011
Insurance	$68,565	$6,233	NAP	Cut-off Date LTV Ratio:	65.7%
Replacement Reserves	$0	$4,243	$150,000	LTV Ratio at Maturity or ARD:	58.0%
TI/LC(1)	$2,909,368	$21,216	$500,000

(1)	See “Escrows” below for a description of the TI/LC reserve.

The Mortgage Loan.  The mortgage loan (the “Village of Rochester Hills Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering an anchored retail lifestyle center located in Rochester Hills, Michigan (the “Village of Rochester Hills Property”).  The Village of Rochester Hills Mortgage Loan was originated on October 6, 2011 by The Royal Bank of Scotland. The Village of Rochester Hills Mortgage Loan had an original principal balance of $51,000,000, has an outstanding principal balance as of the Cut-off Date of $51,000,000 and accrues interest at an interest rate of 5.850% per annum.  The Village of Rochester Hills Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date, a 24 month interest-only period and requires payments of interest and principal based on a 30-year amortization schedule thereafter.  The Village of Rochester Hills Mortgage Loan matures on November 1, 2021.  The proceeds from the Village of Rochester Hills Mortgage Loan were used to refinance existing debt of approximately $46.5 million that was securitized in the CSFB 2002-CP5 transaction, pay closing and other costs of approximately $990,000, fund $3.2 million in upfront reserves and return approximately $950,000 of equity to the borrower.

Following the lockout period, the borrower has the right to defease the Village of Rochester Hills Mortgage Loan in whole, but not in part, on any due date before August 1, 2021; and, as such, the Village of Rochester Hills Mortgage Loan is prepayable without penalty on or after August 1, 2021.

The Property.  The Village of Rochester Hills Property is a 375,099 square foot Class A anchored retail lifestyle center that is anchored by Whole Foods (55,125 square feet) and Parisian (120,503 square feet; not part of the collateral for the loan). The Village of Rochester Hills Property is located in Rochester Hills, Oakland County, Michigan. The collateral for the Village of Rochester Mortgage Loan consists of 254,596 square feet. Per the appraisal, the 2010 median household income within a 1-mile and 3-mile radius of the Village of Rochester Hills Property was approximately $97,803 and $76,824, respectively.

The sponsor owned the mall previously located on the Village of Rochester Hills Property site (Meadowbrook Village Mall). In 1996, the sponsor demolished the Meadowbrook Village Mall and in 2002, opened the Village of Rochester Hills Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VILLAGE OF ROCHESTER HILLS

Parking is provided by 1,588 surface spaces resulting in a parking ratio of 6.27 spaces per every 1,000 square feet of net rentable area. As of September 8, 2011, the Village of Rochester Hills Property was 95.0% leased to approximately 47 tenants. The Village of Rochester Hills Property’s national mix of in-line tenants includes Abercrombie & Fitch, Banana Republic, Pottery Barn, White House/Black Market and Williams-Sonoma. For the trailing twelve month period ending July 31, 2011, comparable in-line sales for tenants that report averaged $295 per square foot.

The following table presents certain information relating to the tenancies at the Village of Rochester Hills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Parisian(3)	NR/Caa2/B	120,503	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Anchor Tenants – Collateral
Whole Foods Market Group, Inc.	NR/NR/BB+	55,125	21.7%	$22.00	$1,212,750	18.8%	NAV	8/6/2028
Total Anchor Tenants – Collateral		55,125	21.7%	$22.00	$1,212,750	18.8%

Other Major Tenants - Collateral
Abercrombie & Fitch	NR/NR/NR	11,334	4.5%	$27.00	$306,018	4.8%	$140	12/31/2012
Pottery Barn	NR/NR/NR	10,496	4.1%	$23.76	$249,406	3.9%	$280	1/31/2015
Talbots	NR/NR/NR	10,237	4.0%	$29.00	$296,873	4.6%	$151	1/31/2013
Gap	BBB-/Baa3/BB+	9,045	3.6%	$21.00	$189,945	3.0%	$232	1/31/2016
Banana Republic	BBB-/Baa3/BB+	7,483	2.9%	$14.25	$106,633	1.7%	$201	1/31/2012
Total Other Major Tenants - Collateral		48,595	19.1%	$23.64	$1,148,875	17.9%

Non-Major Tenants		138,161	54.3%	$29.49	$4,074,069	63.3%

Occupied Collateral Total		241,881	95.0%	$26.61	$6,435,694	100.0%

Vacant Space		12,715	5.0%

Collateral Total		254,596	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot are as of the trailing twelve month period ending July 31, 2011.
(3)	Does not serve as part of the collateral for the Village of Rochester Hills Mortgage Loan, however, Parisian contributes to common area maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VILLAGE OF ROCHESTER HILLS

The following table presents certain information relating to the lease rollover schedule at the Village of Rochester Hills Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	0	0	0.0%	0	0.0%	$0	$0.00
2012	15	52,588	20.7%	52,588	20.7%	$1,369,049	$26.03
2013	11	46,774	18.4%	99,362	39.0%	$1,384,086	$29.59
2014	1	1,816	0.7%	101,178	39.7%	$77,180	$42.50
2015	4	21,446	8.4%	122,624	48.2%	$555,508	$25.90
2016	4	19,759	7.8%	142,383	55.9%	$528,273	$26.74
2017	2	11,495	4.5%	153,878	60.4%	$353,491	$30.75
2018	3	10,685	4.2%	164,563	64.6%	$324,320	$30.35
2019	1	4,026	1.6%	168,589	66.2%	$88,572	$22.00
2020	2	9,433	3.7%	178,022	69.9%	$315,743	$33.47
2021	3	8,734	3.4%	186,756	73.4%	$226,722	$25.96
Thereafter	1	55,125	21.7%	241,881	95.0%	$1,212,750	$22.00
Vacant	0	12,715	5.0%	254,596	100.0%	$0	$0.00
Total / Weighted Average	47	254,596	100.0%			$6,435,694	$26.61
   * Source: Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the Village of Rochester Hills Property:

Historical Occupancy Percentages*

12/31/2008(1)	12/31/2009	12/31/2010
82%	95%	94%
* Source: Grubb & Ellis Landauer Valuation Advisory Services, LLC appraisal.

(1)	Occupancy as of December 31, 2008 was lower as a result of the closing of a Farmer Jack Food Emporium when the parent company, The Great Atlantic & Pacific Tea Company, exited the Michigan market in 2007. Whole Foods opened in the Farmer Jack space in August 2008.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Village of Rochester Hills Property:

Cash Flow Analysis

	2008	2009	2010	TTM 7/31/2011	U/W	U/W $ per SF
Base Rent	$6,017,207	$6,848,190	$6,562,270	$6,457,717	$6,435,694(1)	$25.28
Grossed Up Vacant Space	0	0	0	0	502,070	1.97
Percentage Rent	84,180	17,220	56,739	76,866	76,866	0.30
Total Reimbursables	2,852,237	2,979,545	2,861,078	2,740,851	2,835,536	11.14
Other Income	249,803	165,099	175,452	182,981	214,329	0.84
Less Vacancy & Credit Loss	(26,028)	(7,258)	18,986	2,096	(572,394)	(2.25)
Effective Gross Income	$9,177,399	$10,002,796	$9,674,525	$9,460,511	$9,492,101	$37.28

Total Operating Expenses	$3,890,126	$3,645,324	$3,501,977	$3,419,362	$3,560,803	$13.99

Net Operating Income	$5,287,273	$6,357,472	$6,172,548	$6,041,149	$5,931,298	$23.30

TI/LC	90,000	90,000	90,000	114,964	117,758	0.46
Capital Expenditures	0	0	0	0	50,919	0.20

Net Cash Flow	$5,197,273	$6,267,472	$6,082,548	$5,926,185	$5,762,621	$22.63

NOI DSCR	1.46x	1.76x	1.71x	1.67x	1.64x
NCF DSCR	1.44x	1.74x	1.68x	1.64x	1.60x
NOI DY	10.4%	12.5%	12.1%	11.8%	11.6%
NCF DY	10.2%	12.3%	11.9%	11.6%	11.3%

(1)
Contractual rent increases for several tenants were underwritten through January 2012.  Includes rent associated with two tenants totalling 3,760 square feet of space that have signed leases and are anticipated to take occupancy in November 2011.

Appraisal.  According to the appraisal performed by Grubb & Ellis Landauer Advisory Services, LLC, the Village of Rochester Hills Property had an “as-is” appraised value of $77,650,000 as of an effective date of August 26, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VILLAGE OF ROCHESTER HILLS

Environmental Matters.  According to the Phase I environmental site assessment performed by Nova Consulting Group, Inc. on September 6, 2011, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  The Village of Rochester Hills Property is an anchored retail lifestyle center located in Rochester Hills, Michigan. Rochester Hills is a suburb of Detroit and is situated in Oakland County, approximately 33 miles north of the Detroit Central Business District. According to the appraisal, Oakland County is the fourth wealthiest county in the United States among counties with more than one million people. Primary access to the Village of Rochester Hills Property is provided by Interstate 75 to the west and MI-59 to the south.

The Village of Rochester Hills Property’s primary trade area encompasses a 10-mile radius, with a secondary trade area encompassing a 15-mile radius.  Within a 10-mile and 15-mile radius of the Village of Rochester Hills Property, the 2010 population was 523,218 and 1,194,967, respectively.  The population within a 10-mile radius of the Village of Rochester Hills Property grew at an annual rate of 3.1% over the ten-year period between 2000 and 2010 and the population is projected to grow at an annual rate of 1.0% over the next five years. Within the primary trade area, approximately 64% of households have 2011 estimated household incomes over $50,000 and 30% of households have 2011 estimated household incomes over $100,000.

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Grubb & Ellis Landauer Valuation Advisory Services, LLC for the Village of Rochester Hills Property:

Competitive Set*

	Village of Rochester Hills (Subject)	Somerset Collection	Great Lakes Crossing	The Mall at Partridge Creek	Lakeside Mall	Oakland Mall
Market	Rochester Hills, MI	Troy, MI	Auburn Hills, MI	Clinton Township, MI	Sterling Heights, MI	Troy, MI
Distance from Subject	--	9.0 miles	13.5 miles	13.0 miles	11.1 miles	10.3 miles
Property Type	Anchored Retail Lifestyle Center	Regional Center	Super Regional Center	Regional Center	Super Regional Center	Super Regional Center
Year Built/Renovated	2002/NAP	1968/NAV	1998/NAV	2007/NAV	1976/1999	1968/1991
Anchors	Whole Foods, Parisian	Macy’s, Neiman Marcus, Saks Fifth Avenue	Bass Pro Shops, Bed Bath & Beyond, Burlington Coat Factory, Neiman Marcus Last Call	H&M, MJR Theatres, Nordstrom, Parisian	JC Penney, Lord & Taylor, Macy’s	JC Penney, Macy’s, Sears
Total GLA	375,099 SF	321,486 SF	1,400,000 SF	599,000 SF	1,529,736 SF	1,379,321 SF
Total Occupancy	95%	100%	100%	100%	99%	99%

* Source: Grubb & Ellis Landauer Valuation Advisory Services, LLC & CoStar.

The Borrower.  The borrower is a Delaware limited liability company and a single-purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Village of Rochester Hills Mortgage Loan. Meadowbrook Properties, Inc., an affiliate of the borrower, is the guarantor of certain nonrecourse carveouts under the Village of Rochester Hills Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Village of Rochester Hills Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other circumstances, the borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor.  Over the past 30 years, Robert B. Aikens & Associates has developed over 20 million square feet of retail, commercial and residential space across 14 projects. Their current portfolio includes four retail centers (including the Village of Rochester Hills Property) totaling approximately 1.2 million square feet and one 17,000 square foot office building located in the greater Detroit area.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $199,670 for real estate taxes, $68,565 for insurance and $2,909,368 for tenant improvements and leasing commissions ($409,368 for two specific tenants and $2,500,000 for future tenant improvements and leasing commissions). The loan documents provide for ongoing, monthly escrows in the amount of: $96,960 (subject to adjustment per lender’s estimate) for real estate taxes, $6,233 (subject to adjustment per lender’s estimate) for insurance premiums, $21,216 for ongoing tenant improvements and leasing commissions (subject to a cap of $500,000), and $4,243 (subject to a cap of $150,000) for replacement reserves.

On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided that no Cash Management Period (as defined below) is then continuing (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period)), all monthly residual cash after payment of the monthly required payments will be swept into a special rollover reserve account, which sweep will continue until the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence: (i) upon the early termination or early cancellation of any Major Lease (as defined below), (ii) if any Major Tenant (as defined below) has discontinued its business or has given notice that it intends to discontinue its business, (iii) upon the occurrence and continuance of a default under any Major Lease by the applicable tenant, or (iv) upon a bankruptcy or insolvency proceeding of the applicable tenant under any Major Lease.  A Lease Sweep Period will end upon the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VILLAGE OF ROCHESTER HILLS

earlier to occur of (x) the determination by lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, or (y) the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i) or (ii) above, upon the earlier to occur of (A) the date on which the subject Major Tenant irrevocably exercises its renewal or extension option, or (B) the date on which all of the space demised under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease; (2) with respect to a Lease Sweep Period caused by a matter described in clause (iii) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of six consecutive months following such cure; or (3) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender.

A “Major Lease” means the Whole Foods lease and any lease at the Village of Rochester Hills Property that covers 55,000 or more rentable square feet.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which taken together cover in the aggregate 55,000 or more rentable square feet.

Lockbox and Cash Management.  The Village of Rochester Hills Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Village of Rochester Hills Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence (i) upon the stated maturity date if the Village of Rochester Hills Mortgage Loan has not been repaid in full, (ii) if an event of default has occurred and is continuing under the Village of Rochester Hills Mortgage Loan, (iii) if, as of the last day of each calendar quarter during the term of the Village of Rochester Hills Mortgage Loan, the debt service coverage ratio is less than 1.10x, or (iv) upon the commencement of a Lease Sweep Period; and will end upon lender giving notice to the lockbox account bank that the sweeping of funds may cease, which notice shall be given by the lender if (1) the Village of Rochester Hills Mortgage Loan has been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matter described in clause (ii) above, such event of default has been cured or (B) with respect to the matter described in clause (iii) above, the property has achieved a debt service coverage ratio of at least 1.10x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

Property Management.  The Village of Rochester Hills Property is currently managed by Robert B. Aiken & Associates, LLC pursuant to a management agreement. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 5.0% of gross income collected excluding reimbursement revenue. The borrower may not surrender, terminate, cancel, extend or renew the management agreement or otherwise replace the manager or enter into any other management agreement without written consent from the lender. Under the terms of the loan documents, the property manager agreed that, during the continuance of a Cash Management Period, the property manager will not be entitled to any management fees otherwise payable under the management agreement which are in excess of 4.0% of gross income; provided, however, that upon the termination of such Cash Management Period, subject to certain conditions, any management fees payable under the management agreement in excess of 4.0% of gross income which had accrued during the continuance of such Cash Management Period may be paid to the property manager by the borrower.

Assumption.  The borrower has the right to transfer the Village of Rochester Hills Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Village of Rochester Hills Mortgage Loan, (ii) payment by the borrower of an assumption fee equal to 0.5% of the outstanding principal balance of the Village of Rochester Hills Mortgage Loan, (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors and indemnitors have indicated in writing in form and substance their readiness and ability to transfer and assume the Village of Rochester Hills Mortgage Loan, and (viii) the manager and proposed management agreement is satisfactory to the lender, Fitch and Moody’s.

Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

VILLAGE OF ROCHESTER HILLS

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Village of Rochester Hills Property. The coverage will have a deductible of no greater than $25,000. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENNAISSANCE NORTH HILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENNAISSANCE NORTH HILLS

Renaissance North Hills
4100 Main at North Hills Street
Raleigh, NC 27609
Raleigh
DURHAM COUNTY
WAKE COUNTY
Raleigh-Durham Intl. Airport
William B. Umstead State Park
Northern Wake Expwy
Alexander Place Promenade
Six Forks Station
Stonehenge Market
Pleasant Valley Promenade
Crabtree Valley Mall
Triangle Town Center
North Hills
Crabtree Forest
Laurel Hills
Hickory Hills
New Hope Acres
Duke Raleigh Hospital
NC Museum of Art
RBC Center
Carter-Finley Stadium
NC State Univ. School of Veterinary Medicine
Meredith College
The Shops of Cameron Village
Hayes Barton
Brooklyn Hill
Peace College
NC Museum of Natural Sciences
State Capitol
St. Augustines College
WakeMed Health and Hospitals
Downtown
North Carolina State University
Lake Raleigh
Lake Johnson
Shaw University
Walnut Creek
Cary
Cary Towne Center
Crossroads Plaza
Centrum at Crossroads
Waverly Place
Lochmere Lake
NCSU Agricultural Research Land
North/South Station
Garner
Garner Towne Square
Cliff Benson Beltline
Tom Bradshaw Frwy
Wade Ave Extension
Wade Ave
Glenwood Ave
Six Forks Rd
Capital Blvd
New Bern Ave
Chapel Hill Rd
Hillsborough St
Tryon Rd
Durham
Chapel Hill
Morrisville
Apex
Holly Springs
Knightdale
Wake Forest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Renaissance North Hills

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Hospitality
Original Principal Balance:	$47,500,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$47,411,949			Location:	Raleigh, NC
% of Initial Pool Balance:	4.3%			Size:	229 rooms
Loan Purpose:	Refinance			Balance Per Room:	$207,039.08
Borrower Name:	Kane Concord Hotel, LLC			Year Built/Renovated:	2008/NAP
Sponsor:	Concord Hospitality and Kane Realty			Occupancy %:	74.2%
Mortgage Rate:	5.941%			Occupancy % Source Date:	August 31, 2011
Note Date:	August 23, 2011			Title Vesting:	Fee
Anticipated Repayment Date:	NAP
Maturity Date:	September 1, 2021			Property Manager:	Concord Hospitality Enterprises Company
IO Period:	NAP
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$3,697,789 (12/31/2009)
Seasoning:	2 months			2nd Most Recent NOI (As of):	$5,393,227 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$5,968,669 (TTM 8/31/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(90),O(4)			U/W Revenues:	$15,955,676
Lockbox Type:	Hard/Springing Cash Management			U/W Expenses:	$9,781,922
Additional Debt:	None			U/W NOI:	$6,173,754
Additional Debt Type:	NAP			U/W NCF:	$5,535,527
				U/W NOI DSCR:	1.82x
Escrows and Reserves:				U/W NCF DSCR:	1.63x
				U/W NOI Debt Yield:	13.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.7%
Taxes	$252,636	$21,685	NAP	As-Is Appraised Value:	$68,000,000
Insurance	$54,116	$4,645	NAP	As-Is Appraisal Valuation Date:	July 8, 2011
FF&E(1)	$0	$51,337	NAP	Cut-off Date LTV Ratio:	69.7%
Designated TI/LC(2)	$55,000	$0	NAP	LTV Ratio at Maturity or ARD:	59.1%

(1)	Ongoing monthly FF&E reserve in the amount of one-twelfth of 4.0% of annual gross revenue (initially $51,337 per month). See “Escrows” below.
(2)	Upfront leasing reserve associated with the Mia Francesca lease. See “Escrows” below.

The Mortgage Loan.  The mortgage loan (the “Renaissance North Hills Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering a full service hotel located in Raleigh, North Carolina (the “Renaissance North Hills Property”).  The Renaissance North Hills Mortgage Loan was originated on August 23, 2011 by The Royal Bank of Scotland. The Renaissance North Hills Mortgage Loan had an original principal balance of $47,500,000, has an outstanding principal balance as of the Cut-off Date of $47,411,949 and accrues interest at a rate of 5.941% per annum.  The Renaissance North Hills Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Renaissance North Hills Mortgage Loan matures on September 1, 2021.  The proceeds from the Renaissance North Hills Mortgage Loan were used to refinance existing debt of approximately $38.2 million, pay closing and other costs of approximately $500,651, and fund $361,752 in upfront reserves, resulting in a return of equity to the sponsors of approximately $8.4 million.

Following the lockout period, the borrower has the right to defease the Renaissance North Hills Mortgage Loan in whole, but not in part, on any payment date prior to the scheduled maturity date. In addition, the Renaissance North Hills Mortgage Loan is prepayable without penalty on any payment date on or after June 1, 2021.

The Property.  The Renaissance North Hills Property is a 229-room full service hotel located at 4100 Main at North Hills Street in Raleigh, Wake County, North Carolina. Constructed in 2008, the ten-story Renaissance North Hills Property is a AAA Four Diamond lodging facility and the recent recipient of Marriott International, Inc.’s 2010 Hotel of the Year award.

The Renaissance North Hills Property features 8,623 square feet of meeting space inclusive of a 5,430 square foot ballroom. Amenities at the Renaissance North Hills Property include a restaurant and lounge, an indoor swimming pool and whirlpool, 24 hour business center, valet parking, guest laundry facility and free access to the adjacent gym. Additionally, a newly constructed and leased restaurant, Mia Francesca, opened on October 21, 2011. Mia Francesca commenced rent payments on September 1, 2011. The lease has a term of ten years and has two five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE NORTH HILLS

The Renaissance North Hills Property is centrally located within the North Hills mixed-use development in Raleigh, North Carolina, which consists of three city blocks of retail, restaurant and entertainment space (currently 97% occupied) and office space (currently 98% occupied).

The entire North Hills mixed-use development is subject to a condominium regime with the Renaissance North Hills Property constituting Unit 3 and having a 7% ownership interest in the condominium association.   The condominium association governs the development, maintenance and use of the common areas in the mixed-use development.  Although the borrower does not have control of the condominium association, generally any actions by the condominium association that would materially affect the rights of the borrower as the owner of Unit 3 will require the consent of both the borrower and the lender under the Renaissance North Hills Mortgage Loan.  Additionally, certain actions, including but not limited to encumbering or conveying the general common areas and materially amending the related condominium declaration, require the consent of certain specified percentages of the voting interests in the condominium association together with the first lien holders of the affected units.

The Renaissance North Hills Property is situated at the intersection of I-440 (the inner Beltline) and Six Forks Road.  The Renaissance North Hills Property is located approximately 6 miles north of the Raleigh central business district and 14 miles southeast of the Raleigh Durham International Airport.  The Renaissance North Hills Property has access to Raleigh, Cary, Research Triangle Park, Chapel Hill and Durham via the I-440 inner Beltline. Directly across the street from the Renaissance North Hills Property is the CapTrust building, a 17-story 300,000 square foot office building that was opened in 2010 and is currently 83% occupied.  The Six Forks Road corridor is one of the largest employment centers within the Raleigh market, therefore much of the room night demand at the Renaissance North Hills Property is commercial / corporate in nature.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Renaissance North Hills Property:

Cash Flow Analysis(1)

	2009	2010	TTM 8/31/2011	U/W	U/W $ per Room
Occupancy	61.0%	72.7%	74.2%	74.2%
ADR	$137.68	$153.04	$162.25	$162.25
RevPAR	$83.98	$111.26	$120.42	$120.42

Total Revenue	$10,788,420	$14,342,582	$15,627,081	$15,955,676	$69,675
Total Department Expenses	4,021,450	5,182,405	5,597,191	5,597,254	24,442
Gross Operating Profit	$6,766,970	$9,160,177	$10,029,890	$10,358,422	$45,233

Total Undistributed Expenses	2,753,165	3,449,621	3,742,014	3,877,916	16,934
Profit Before Fixed Charges	$4,013,805	$5,710,556	$6,287,876	$6,480,506	$28,299

Total Fixed Charges	316,016	317,329	319,207	306,752	1,340
Net Operating Income(2)	$3,697,789	$5,393,227	$5,968,669	$6,173,754	$26,960

FF&E	0	23,241	103,697	638,227	2,787
Net Cash Flow	$3,697,789	$5,369,986	$5,864,972	$5,535,527	$24,173

NOI DSCR	1.09x	1.59x	1.76x	1.82x
NCF DSCR	1.09x	1.58x	1.73x	1.63x
NOI DY	7.8%	11.4%	12.6%	13.0%
NCF DY	7.8%	11.3%	12.4%	11.7%

(1)	The Renaissance North Hills Property opened in December 2008.
(2)	The U/W NOI is higher than the historical NOIs due to several factors including but not limited to new leasing as described above under “The Property”.

Appraisal.  According to the appraisal performed by HVS Consulting and Valuation Services, the Renaissance North Hills Property had an “as is” appraised value of $68,000,000 as of an effective date of July 8, 2011.

Environmental Matters.  The Phase I environmental site assessment performed by AEI Consultants on July 19, 2011, on the Renaissance North Hills Property, identified two recognized environmental conditions (“REC”). One identified REC is in connection with an off-site leaking underground storage tank at an Exxon service station located approximately 1,000 feet north of the Renaissance North Hills Property. The second identified REC is in connection with the potential presence of residual contaminants at an off-site dry cleaning facility located approximately 1,500 feet to the north and upgradient of the Renaissance North Hills Property. AEI Consultants concluded that since remediation is ongoing at both sites, no further environmental investigation is recommended. However, AEI Consultants recommended that the borrower properly maintain records and documentation of these sites.

Market Overview and Competition. The Renaissance North Hills Property is located in Raleigh, Wake County, North Carolina. Raleigh is the second largest city in North Carolina and serves as the state capital. Raleigh, Durham and Chapel Hill make up the three primary cites of the Research Triangle metropolitan area. The Research Triangle metropolitan area enjoys a diverse economy, which includes the services, government, trade, technology, healthcare, higher education, and manufacturing sectors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE NORTH HILLS

Located approximately 17 miles northwest of the Renaissance North Hills Property, the Research Triangle Park is the largest research park in the world and home to more than 170 global companies including IBM, GlaxoSmithKline, and Cisco and is proximate to three major research universities: Duke University, University of North Carolina at Chapel Hill, and North Carolina State University.

According to the July 2011 Smith Travel Research Report, the Renaissance North Hills Property is located within the Raleigh-Durham-Chapel Hill, North Carolina lodging market.  As of July 2011, the Raleigh-Durham-Chapel Hill, North Carolina area lodging market contained a total of 235 hotels with an inventory of 25,984 rooms.  The Raleigh-Durham-Chapel Hill, North Carolina market’s trailing 12-month period through July 2011 had an aggregate occupancy level of 60.2% with an ADR of $80.75, reflecting a RevPAR of $48.64, up 7.8% over the previous corresponding trailing 12-month period. Gains in occupancy of 6.3% were coupled with a 1.5% increase in ADR.

The following table presents certain information relating to the competitive set provided in the Smith Travel Research report:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Renaissance North Hills(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 7/31/2011	66.3%	$112.31	$74.46	73.5%	$161.11	$118.40	110.8%	143.4%	159.0%
TTM 7/31/2010	63.2%	$108.84	$68.83	73.5%	$146.87	$107.93	116.2%	134.9%	156.8%
TTM 7/31/2009	60.9%	$113.25	$68.97	51.4%	$135.35	$69.59	84.4%	119.5%	100.9%

(1)	Data provided by July 31, 2011 Smith Travel Research report.
(2)	The Renaissance North Hills Property opened in December 2008.

The following table presents certain information relating to some comparable hotel properties provided in the appraisal performed by HVS Consulting and Valuation Service:

Competitive Set*

	Renaissance North Hills (Subject)	Marriott Raleigh City Center	Umstead Hotel and Spa	Embassy Suites Raleigh Crabtree	Hilton North Raleigh	Marriott Raleigh Crabtree Valley	Sheraton Raleigh
Number of Rooms	229	400	150	225	375	338	353
Occupancy	74%	66%	59%	71%	67%	58%	61%
ADR	$161	$124	$244	$111	$107	$105	$107
RevPAR	$118	$82	$144	$79	$72	$61	$65
Occupancy Penetration	111%	101%	91%	109%	103%	89%	94%
ADR Penetration	143%	95%	188%	85%	82%	81%	82%
RevPAR Penetration	159%	97%	170%	93%	85%	72%	77%
* Source: July 31, 2011 Smith Travel Research Report and estimated 2010 figures from the HVS Consulting and Valuation Service appraisal.

The Borrower.  The borrower is a North Carolina limited liability company and a single purpose entity with two independent directors serving on the board of managers of each of the borrower’s non-member manager and single purpose equity member.  Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance North Hills Mortgage Loan. Mark G. Laport, John M. Kane, and Richard Branca, the indirect owners of the borrower, are the guarantors of certain nonrecourse carveouts under the Renaissance North Hills Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Renaissance North Hills Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantors if among other circumstances, the borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantors join in an involuntary bankruptcy petition against the borrower.

The Sponsors.  Concord Hospitality and Kane Realty are joint sponsors of the Renaissance North Hills Mortgage Loan. Concord Hospitality is a private hotel owner/operator in the country and Kane Realty is a developer/redeveloper in the Raleigh/Durham area. Kane Realty was founded in 1978 and has had a total of 6.5 million square feet of development/redevelopment in the firm’s history. Kane Realty is also the owner/developer of the North Hills mixed-use development. Concord Hospitality’s portfolio consists of more than 80 hotels between owned and managed properties. In partnership with the industry’s leading brands, Concord has developed more than $1 billion of projects in many hotel segments.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $252,636 for real estate taxes, $54,116 for insurance premiums and $55,000 for unpaid leasing costs associated with the new Mia Francesca lease. The loan documents provide for ongoing monthly escrows in the amount of $21,685 (subject to adjustment per lender’s estimate) for real estate taxes, $4,645 (subject to adjustment per lender’s estimate) for insurance premiums and one-twelfth of 4.0% of gross revenue (initially $51,337 per month) for FF&E reserves.

Lockbox and Cash Management.  The Renaissance North Hills Mortgage Loan requires a lender-controlled lockbox account, which is already in place and that the borrower direct all tenants and credit card/banks to deliver all receipts into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE NORTH HILLS

within one business day after receipt. Funds deposited will be swept by the clearing bank to the borrower unless a Cash Management Period (as defined below) has commenced, in which event funds will be swept daily into a lender controlled account and applied and distributed in the lender’s deposit account.

A “Cash Management Period” will commence upon any of the following: (i) an event of default, or (ii) if, as of the last day of each calendar quarter during the loan term, the debt service coverage ratio is less than 1.25x.

Property Management.  The Renaissance North Hills Property is currently managed by Concord Hospitality Enterprises Company under a 25-year management agreement dated August 23, 2011. According to the management agreement, the manager is entitled to 3.0% of gross revenues of each operating year. The borrower may not extend, renew or cancel the management agreement or otherwise replace the manager or enter into any other management agreement without the prior written consent of the lender (which consent may not be reasonably withheld).

Assumption.  The borrower has the right to transfer the Renaissance North Hills Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Renaissance North Hills Mortgage Loan, (ii) payment by the borrower of an assumption fee equal to 0.5% of the outstanding principal balance of the Renaissance North Hills Mortgage Loan for the first assumption and 1.0% of the outstanding principal balance of the Renaissance North Hills Mortgage Loan thereafter, (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors and indemnitors have indicated in writing in form and substance reasonably satisfactory to the lender their readiness and ability to transfer and assume the Renaissance North Hills Mortgage Loan, (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender, and (ix) the manager and proposed management agreement is satisfactory to the lender, Fitch and Moody’s.

Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Renaissance North Hills Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MADONNA PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MADONNA PLAZA

Madonna Plaza
201-299 Madonna Road
San Luis Obispo, CA 93405
San Luis Obispo
Camp San Luis Obispo
San Francisco 227 miles
California Polytechnic State University San Luis Obispo
LOS PADRES NATIONAL FOREST
Mount Lowe
Black Butte
Bishop Peak
Highland Dr
University Sq Shopping Ctr
Sierra Vista Regional Medical Ctr
Mission San Luis Obispo del Tolosa
French Hospital Medical Center
LOS OSOS VALLEY
SANTA LUCIA RANGE
Laguna Lake Park
Laguna Lake
San Luis Obispo Farmer's Market
SLO Amtrak Station
Johnson Park
Orcutt Rd
San Luis Obispo Promenade
Tank Farm Rd
Islay Hill
SAN LUIS OBISPO COUNTY
San Luis Obispo County Regional Airport/McChesney Field
Buckley Rd
Bald Hill
Bald Knob
Indian Knob
Avila Beach
Avila Pier
San Luis Obispo Bay
San Luis Hill
Point San Luis
Shell Beach
Pacific Ocean
Pismo Beach
Pismo State Beach
Pismo Pier
Grover Beach
Arroyo Grande
Prime Outlets at Pismo Beach
Pacific Coast Plaza
Los Angeles 198 miles
101
1
227
Sacramento
San Francisco
Oakland
Stockton
San Jose
Santa Cruz
Monterey
Fresno
NEVADA
CALIFORNIA
COAST RANGES
Bakersfield
Pacific Ocean
Santa Barbara
Los Angeles
Long Beach
Palmdale

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Madonna Plaza

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Retail
Original Principal Balance:	$40,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$40,000,000			Location:	San Luis Obispo, CA
% of Initial Pool Balance:	3.7%			Size(6):	318,514 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	Madonna Plaza SRT LP			Balance Per Unit/SF:	$125.58
Sponsor:	Schottenstein Property Group, Inc.			Year Built/Renovated:	1968/2004
Mortgage Rate:	5.800%			Occupancy %:	92.9%
Note Date:	October 12, 2011			Occupancy % Source Date:	October 6, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Leasehold
Maturity Date:	November 1, 2021			Property Manager:	Schottenstein Property Group, LLC
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,866,209 (12/31/2009)
Seasoning:	None			2nd Most Recent NOI (As of):	$3,619,246 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,758,191 (TTM 4/30/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$5,574,321
Call Protection:	L(24),GRTR1% or YM(92),O(4)			U/W Expenses:	$1,750,768
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$3,823,553
Additional Debt:	None			U/W NCF:	$3,603,720
Additional Debt Type:	NAP			U/W NOI DSCR:	1.36x
				U/W NCF DSCR:	1.28x
Escrows and Reserves:				U/W NOI Debt Yield:	9.6%
				U/W NCF Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$58,800,000
Taxes(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 1, 2011
Insurance(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.0%
Capex(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	57.4%
Cash Collateral Reserve(4)	$2,750,000	NAP	NAP
Ground Rent Reserve(5)	$116,575	NAP	NAP

(1)
Monthly real estate tax deposits are waived provided that no event of default has occurred and is continuing and the borrower has provided the lender with proof of payment. Monthly deposits will be required if the borrower does not pay any installment of real estate taxes when due more than one time in any twelve month period or more than three times during the loan term.

(2)
Monthly insurance deposits are waived so long as no event of default has occurred and is continuing and the insurance required to be maintained by the borrower is effected under an acceptable blanket policy.

(3)	Monthly ongoing capex reserves are waived initially. See “Escrows” below.
(4)	See “Escrows” below for a description of the Cash Collateral Reserve.
(5)
The borrower is required to make an additional deposit into the ground rent reserve on the 48th payment date and the 96th payment date occurring during the term of the Madonna Plaza Mortgage Loan in an amount that would cause the balance in the reserve to be equal to three months of ground rent as of the date of such deposit.

(6)	Includes McDonald’s (3,705 square feet), who owns its own stores on land subject to a ground lease with an affiliate of the borrower.

The Mortgage Loan.  The mortgage loan (the “Madonna Plaza Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering an anchored retail center located in San Luis Obispo, California (the “Madonna Plaza Property”).  The Madonna Plaza Mortgage Loan was originated on October 12, 2011 by The Royal Bank of Scotland. The Madonna Plaza Mortgage Loan had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and accrues interest at an interest rate of 5.800% per annum.  The Madonna Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule.  The Madonna Plaza Mortgage Loan matures on November 1, 2021.  The proceeds from the Madonna Plaza Mortgage Loan were used to refinance existing debt of approximately $36.0 million, pay closing costs of approximately $680,000, fund approximately $2.9 million in upfront reserves and return approximately $421,000 to the sponsor.

Following the lockout period, the borrower has the right to voluntarily prepay the loan, in whole only, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% of the principal amount being prepaid. On or after August 1, 2021, the borrower may voluntarily prepay the loan, in whole only, without penalty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MADONNA PLAZA

The Property.  The Madonna Plaza Property is a 318,514 square foot, single-story, open-air retail center located in the city of San Luis Obispo, San Luis Obispo County, California. The Madonna Plaza Property is located along U.S. Highway 101 at Madonna Road, which is a main retail arterial within the area. Access to the Madonna Plaza Property is provided via two driveways along the east side of Madonna Road and four driveways along the north side of El Mercado.

The Madonna Plaza Property includes 14 buildings comprised of multiple parcels situated on a 27.86-acre site. The sponsor purchased the Madonna Plaza Property in June 2011 for approximately $58.5 million. The Madonna Plaza Property was originally constructed in phases between 1968 and 1984 and underwent a complete renovation in 2004. A redevelopment of a 6,259 square foot outparcel building was recently completed in 2010.

As of October 6, 2011, the Madonna Plaza Property is 92.9% leased by a variety of local, regional, and national tenants. The Madonna Plaza Property is anchored by Sears (75,400 square feet), Kohl’s (62,481 square feet), Ralphs (51,933 square feet) and Best Buy (30,000 square feet). Other major tenants include Petco and Big 5 Corporation. Parking for the Madonna Plaza Property consists of 1,495 surface spaces equating to a parking ratio of 4.7 spaces per 1,000 square feet of net rentable area.

The following table presents certain information relating to the tenancies at the Madonna Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(3)	Lease Expiration Date(4)
Anchor Tenants – Collateral
Sears, Roebuck and Co.	B/Ba3/B+	75,400	23.7%	$1.55	$116,744	2.5%	$147	1/31/2013
Kohl’s Department Store	BBB+/Baa1/BBB+	62,481	19.6%	$21.16	$1,322,152	28.8%	NAV	1/31/2026
Ralphs Grocery Company	BBB/Baa2/BBB	51,933	16.3%	$12.18	$632,739	13.8%	$283	12/31/2020
Best Buy Stores, L.P.	BBB-/Baa2/BBB-	30,000	9.4%	$17.69	$530,665	11.6%	NAV	1/31/2018
Total Anchor Tenants – Collateral		219,814	69.0%	$11.84	$2,602,300	56.6%

Other Major Tenants - Collateral
Petco Animals Supplies, Inc.	NR/B2/B	20,100	6.3%	$16.42	$330,000	7.2%	NAV	1/31/2013
Big 5 Corporation	NR/NR/NR	10,000	3.1%	$19.00	$190,000	4.1%	$295	1/31/2015
Bank of America	A+/Baa1/A	5,480	1.7%	$26.04	$142,699	3.1%	NAV	MTM
Total Other Major Tenants - Collateral		35,580	11.2%	$18.63	$662,699	14.4%

Non-Major Tenants		40,660	12.8%	$32.70	$1,329,408	28.9%

Occupied Collateral Total(2)		296,054	92.9%	$15.52	$4,594,407	100.0%

Vacant Space		22,460	7.1%

Collateral Total		318,514	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Includes 2,294 square feet of space for Chipotle who has signed a lease, but has not yet taken occupancy. This represents approximately $103,230 of annual base rent.
(3)	Sales per square foot are for the full year ending December 31, 2010, with the exception of Sears whose sales are for the full year ending January 31, 2010.
(4)
Sears, Roebuck and Co. has one 5-year lease extension option remaining.  Ralphs Grocery Company has six 5-year lease extension options remaining.  Best Buy Stores, L.P. has three 5-year lease extension options remaining.  Petco Animals Supplies, Inc. has two 5-year lease extension options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MADONNA PLAZA

The following table presents certain information relating to the lease rollover schedule at the Madonna Plaza Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	2	7,213	2.3%	7,213	2.3%	$210,286	$29.15
2011	1	1,520	0.5%	8,733	2.7%	$63,000	$41.45
2012	0	0	0.0%	8,733	2.7%	$0	$0.00
2013	5	102,751	32.3%	111,484	35.0%	$658,318	$6.41
2014	3	9,168	2.9%	120,652	37.9%	$276,299	$30.14
2015	5	20,874	6.6%	141,526	44.4%	$483,466	$23.16
2016	1	1,200	0.4%	142,726	44.8%	$42,480	$35.40
2017	2	2,655	0.8%	145,381	45.6%	$93,347	$35.16
2018	1	30,000	9.4%	175,381	55.1%	$530,665	$17.69
2019	0	0	0.0%	175,381	55.1%	$0	$0.00
2020	1	51,933	16.3%	227,314	71.4%	$632,739	$12.18
2021	2	6,259	2.0%	233,573	73.3%	$281,655	$45.00
Thereafter	1	62,481	19.6%	296,054	92.9%	$1,322,152	$21.16
Vacant	0	22,460	7.1%	318,514	100.0%	$0	$0.00
Total / Weighted Average	24	318,514	100.0%			$4,594,407	$15.52
* Source: Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the Madonna Plaza Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	10/06/2011
NAV	NAV	93%
*   Historical figures are not available as the Madonna Plaza Property was acquired by the borrower in June 2011.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Madonna Plaza Property:

Cash Flow Analysis

	2008	2009	2010	TTM 4/30/2011	U/W	U/W $ per SF
Base Rent	$4,191,374	$3,546,566	$4,323,247	$4,469,011	$4,594,407(1)	$14.42
Grossed Up Vacant Space	0	0	0	0	581,714(2)	1.83
Percentage Rent	156,244	102,624	90,353	84,640	84,640	0.27
Total Reimbursables	608,586	682,483	604,339	526,178	602,491	1.89
Less Vacancy & Credit Loss	0	0	0	0	(288,931)(2)	(0.91)
Effective Gross Income	$4,956,204	$4,331,673	$5,017,939	$5,079,829	$5,574,321	$17.50

Total Operating Expenses	$1,663,238	$1,465,464	$1,398,693	$1,321,638	$1,750,768	$5.50

Net Operating Income(3)	$3,292,966	$2,866,209	$3,619,246	$3,758,191	$3,823,553	$12.00
TI/LC	0	0	0	0	137,983	0.43
Capital Expenditures	0	0	0	0	81,850	0.26
Net Cash Flow	$3,292,966	$2,866,209	$3,619,246	$3,758,191	$3,603,720	$11.31

NOI DSCR	1.17x	1.02x	1.29x	1.33x	1.36x
NCF DSCR	1.17x	1.02x	1.29x	1.33x	1.28x
NOI DY	8.2%	7.2%	9.0%	9.4%	9.6%
NCF DY	8.2%	7.2%	9.0%	9.4%	9.0%

(1)	Underwritten base rent was averaged over the lesser of the loan term or lease term for Ralphs, Kohl’s and Best Buy due to their investment grade ratings.
(2)
The Madonna Plaza Property has vacant and dark space equal to 7.1% of the net rentable area, including a space with Borders Inc., representing approximately 5.5% of the net rentable area.  The borrower has entered into a letter of intent with Sports Authority to lease the dark Borders space as well as additional space at the Madonna Plaza Property.  Consistent with the appraisal of the mortgaged property, a 5% vacancy at the Madonna Plaza property was underwritten.  Per the appraisal of the mortgaged property, the San Luis Obispo/Paso Robles retail submarket had a 1.7% vacancy rate as of the second quarter of 2011. The Madonna Plaza Property is currently 92.9% leased.  Additionally, in order to mitigate potential risks associated with the Borders space, the lender has retained a $2,750,000 cash collateral reserve. See “Escrows” below.

(3)
The U/W NOI is higher than the historical NOIs due to several factors including but not limited to new leasing, some of which is described above in footnote 2 to the table captioned “Major Tenants” and footnotes 1 and 2 above.

Appraisal.  According to the appraisal performed by Cushman & Wakefield, the Madonna Plaza Property had an “as-is” appraised value of $58,800,000 as of August 1, 2011.

Environmental Matters.  According to the Phase I environmental site assessment performed by Nova Consulting Group, Inc. on August 26, 2011, there was no evidence of any recognized environmental conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MADONNA PLAZA

Market Overview and Competition.  The Madonna Plaza Property is located at 201-299 Madonna Road, on the west side of U.S. Highway 101 in the city of San Luis Obispo, San Luis Obispo County, California, approximately three miles southwest of the San Luis Obispo’s downtown central business district. Madonna Road is the main arterial roadway through the neighborhood surrounding the Madonna Plaza Property and through southwestern San Luis Obispo. The road also provides a full freeway interchange with U.S. Highway 101 at the Madonna Plaza Property and links the Madonna Plaza Property to downtown San Luis Obispo and the nearby coastal communities of Morro Bay, Cambria, San Simeon, and Cayucos.

Per the appraisal, and as reported by the Traffic Division of the San Luis Obispo County Department of Public Works, the average daily traffic volume at the Madonna Plaza Property’s location is over 70,000 vehicles along U.S. Highway 101 and between 25,000 and 34,999 vehicles along Madonna Road. Per the appraisal, in 2010, the population within a five-mile radius of the Madonna Plaza Property was 59,223 with an average household income of $69,248.

According to the appraisal, the San Luis Obispo/Paso Robles retail market consisted of 13.8 million square feet of retail space divided into seven submarkets. As of the second quarter of 2011, the market was 3.8% vacant with an average rental rate of $20.70 per square foot. The Madonna Plaza Property is located in the Northwest San Luis Obispo (“SLO”) retail submarket. The SLO retail submarket, containing 1.3 million square feet of retail space, had the lowest vacancy rate of all the San Luis Obispo/Paso Robles retail submarkets at 1.7% as of the second quarter of 2011. The SLO retail submarket had an average rental rate of $28.73 per square foot during the same time period.

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Cushman & Wakefield for The Madonna Plaza Property:

Competitive Set*

	Madonna Plaza (Subject)	SLO Promenade	Laguna Village	Marigold Center	Irish Hills Plaza
Market	San Luis Obispo, CA	San Luis Obispo, CA	San Luis Obispo, CA	San Luis Obispo, CA	San Luis Obispo, CA
Distance from Subject	--	Adjacent	0.7 miles	1.3 miles	2.1 miles
Property Type	Anchored Retail	Power Center	Neighborhood Center	Community Center	Power Center
Year Built/Renovated	1968/2004	1986/2000	1986/NAP	1995/NAP	2000/2007
Anchors	Ralphs, Kohl’s, Best Buy, Sears, Petco	Forever 21, Bed Bath & Beyond, Stapes, Cost Plus	CVS, Spenser’s Market	Vons, CVS, Michaels	Costco, Home Depot, Office Max, PetSmart, TJ Maxx
Total GLA	318,514 SF	210,314 SF	102,393 SF	173,337 SF	355,722 SF
Total Occupancy	93%	99%	99%	93%	92%
* Source: Cushman & Wakefield appraisal.

The Borrower.  The borrower is a California limited partnership and a single-purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Madonna Plaza Mortgage Loan. Schottenstein Realty, LLC is the guarantor of certain nonrecourse carveouts under the Madonna Plaza Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Madonna Plaza Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other circumstances, the borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsor.  Schottenstein Property Group, Inc. (“Schottenstein”) is an owner, operator, acquirer and redeveloper of community and neighborhood shopping centers in major population areas throughout the United States. Schottenstein properties are predominately anchored by national retail tenants including American Signature Inc., DSW, Inc., Bed, Bath & Beyond, Inc., Wal-Mart Stores, Inc., and TJX Companies. Schottenstein owns interest in a diverse portfolio of more than 156 properties in 27 states representing in excess of 21 million square feet of gross leasable area.

Escrows.  The loan documents provided for upfront escrows at closing in the amount of: $116,575 for ground rent and $2,750,000 in connection with the dark space formerly occupied by Border’s, Inc. (the “Cash Collateral Funds”). The borrower is required to make an additional deposit into the ground rent reserve on the 48th payment date and the 96th payment date occurring during the term of the Madonna Plaza Mortgage Loan in an amount that would cause the balance in the reserve to be equal to three months of ground rent as of the date of such deposit.

The Cash Collateral Funds will be released, provided no event of default or monetary default exists, upon occurrence of the following: (i) the borrower has entered into one or more leases demising all or substantially all of the dark space formerly occupied by Border’s, Inc. for a term of no less than 5 years and (ii) the debt service coverage ratio of the Madonna Plaza Mortgage Loan is at least 1.25x.  The lender has the right to use the Cash Collateral Funds on deposit to make a prepayment or principal (together with the applicable yield maintenance premium) on the Madonna Plaza Mortgage Loan during the continuance of a monetary event of default or if the debt becomes immediately due and payable pursuant to the loan documents.

The loan documents initially waive the requirement for monthly real estate tax, insurance and capex deposits, as set forth below. Monthly real estate tax deposits will be waived provided that no event of default has occurred and is continuing, the borrower has paid such real estate taxes when due and has provided the lender with proof of payment. If the borrower does not pay any installment of real estate taxes when due more than one time in any 12 month period or more than three times during the Madonna Plaza Mortgage Loan term, such monthly real estate tax deposits will be required for the remainder of the Madonna Plaza Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MADONNA PLAZA

Loan term. Monthly insurance deposits will be waived as long as no event of default has occurred and is continuing and the insurance required to be maintained by the borrower is effected under an acceptable blanket policy.

The borrower is not initially (and for the first 60 months of the term of the Madonna Plaza Mortgage Loan will not be) required to make monthly deposits in into a capex reserve. After the first 60 months of the Madonna Plaza Mortgage Loan term, the lender is allowed, once during the remaining term, to assess new capital needs at the Madonna Plaza Property as described further in the loan documents and may require monthly deposits into a capex reserve.

On each payment date occurring during the continuance of a Lease Sweep Period (as defined below), all monthly residual cash after payment of the monthly required payments will be swept into a special rollover reserve account, which sweep will continue until the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence: (i) upon the early termination, early surrender or early cancellation of any Major Lease (as defined below), (ii) if any tenant under a Major Lease has discontinued its business, (iii) upon the occurrence and continuance (beyond any applicable cure period) of a default under any Major Lease by the applicable tenant, or (iv) upon a bankruptcy or insolvency proceeding of the applicable tenant under any Major Lease.

A “Major Lease” is a lease with Ralphs Grocery Store or Kohl’s Department Stores, Inc.

Additionally, if a Material Lease (as defined below) is terminated and the debt service coverage ratio, as of the date that such termination payment is received, is less than 1.30x, the borrower will be required to deposit all such lease termination payments into a rollover reserve account.

A “Material Lease” is any lease covering more than 20,000 of net rentable square feet, or that provide the tenant with an option or other right to purchase all or any portion of the Madonna Plaza Property, or a lease to a tenant which is an affiliate of the borrower.

Lockbox and Cash Management The Madonna Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account.  The loan documents also require that all cash revenues relating to the Madonna Plaza Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will exist: (i) if an event of default has occurred and is continuing under the Madonna Plaza Mortgage Loan or (ii) upon the commencement of a Lease Sweep Period.

Property Management.  The Madonna Plaza Property is currently managed by Schottenstein Property Group LLC, an affiliate of the borrower. The manager is entitled to a management fee on a monthly basis, equal to 4.0% of gross income from the Madonna Plaza Property. The borrower may not surrender, terminate, cancel, extend or renew the management agreement or otherwise replace or enter into any other management agreement without prior written consent from the lender (which consent may not be unreasonably withheld) except as described in the immediately succeeding sentence. The borrower may enter into a new property management agreement, without the lender’s consent, to replace the property manager with: (i) so long as the borrower is controlled by a Schottenstein Individual (as defined in the loan documents), a property management company owned by a Schottenstein Person (as defined in the loan documents) and controlled by a Schottenstein Individual or (ii) a new manager that is an affiliate of a REIT in connection with a permitted transfer to a public or private real estate investment trust.

Assumption.  The borrower has a right to transfer the Madonna Plaza Property, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Madonna Plaza Mortgage Loan, (ii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iii) evidence satisfactory to the lender has been provided showing that the transferee borrower and its affiliates as designated by the lender comply with the special purpose entity provisions of the Madonna Plaza Mortgage Loan, (iv) the borrower has delivered to the lender an assumption fee in the amount of 0.5% of the outstanding principal balance of the Madonna Plaza Property Mortgage Loan, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) all of the lender’s  reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors and indemnitors have indicated in writing their readiness and ability to transfer and assume the Madonna Plaza Mortgage Loan, (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender, and (ix) the proposed manager and proposed management agreement is satisfactory to the lender, Fitch and Moody’s.

Additionally, a transfer of the direct or indirect interests in the borrower is permitted, without the consent of the lender, to various affiliates of the Schottenstein Property Group, Inc. provided certain conditions, including that the borrower continues to be controlled by a Schottenstein Person, described in the loan documents are met.

Release.  Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MADONNA PLAZA

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease. The Madonna Plaza Property is subject to a ground lease with Charles A. Pasquini, Jr., Trustee of the Charles A. Pasquini, Jr. Separate Property Trust. The initial ground lease term began in January 1967 and expires in December 2086. The ground lease agreement does not contain any options to extend the lease.

For the primary term of the ground lease (January 1, 1967 through December 31, 2041), the annual ground lease payment is based on 11.50% of Ralphs Grocery Store’s minimum rent plus 10.25% of qualified rent (which includes minimum and percentage rent) received from tenants for the immediately preceding calendar year, excluding expense reimbursements. For the extended term (January 1, 2042 through December 31, 2086), the annual ground lease payment is based on the greater of (i) fair market value rent or (ii) (a) 12.00% of qualified rent and (b) 13.50% of the minimum rent payable under the Ralphs Grocery Store’s lease.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Madonna Plaza Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. In the event that coverage for terrorism is excluded under such policy, the borrower shall obtain stand alone coverage for terrorism, provided such coverage is commercially and reasonably available and is required by lender for similar properties in similar locations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUGARLAND CROSSING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUGARLAND CROSSING

Sugarland Crossing
47100 Community Plaza
Sterling, VA 20164
Poolesville
MONTGOMERY COUNTY
MARYLAND
VIRGINIA
Potomac River
Leesburg
Seneca
Seneca Creek State Park
Countryside
Sugarland Run
Ashburn
Sterling
Great Falls
LOUDOUN COUNTY
Herndon
Reston
Washington Dulles International Airport
Wolf Trap
Tysons Corner
Vienna
FAIRFAX COUNTY
Oakton
Merrifield
Chantilly
Centreville
Fairfax
Dulles Toll Road
Leesburg Pike
Georgetown Pike
Dulles Greenway
Chesapeake & Ohio Canal Natl. Historic Park
The National Conference Center
Lansdowne Town Center
Loudoun Hosp.-Lansdowne Campus
Howard Hughes Medical Institute-Janelia Farm Research Campus
George Washington Univ. Virginia Campus
Ashburn Farm Village Center
Redskins Park
Broadlands Village Ctr.
Dulles Town Center
Cascades Marketplace
Northern VA Comm. College Loudoun Campus
Potomac Run Plaza
Dulles 28 Centre
Herndon Centre
Reston Hospital Center
Reston Town Center
Village Center at Dulles
US Geological Survey
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Sully Place
Inova Fair Oaks Hospital
Fair Oaks Mall
Wolf Trap Natl. Park for the Performing Arts
METRO SILVER LINE (Under Construction)
Lake Fairfax Park
Riverbend Country Park
Germantown
Gaithersburg
Rockville
Washington, DC
Arlington
Alexandria
Springfield
Franconia
Burke
Manassas
Dale City
Woodbridge
Lorton
Waldorf
St. Charles
Columbia
Laurel
Bethesda
Potomac
McLean
Chantilly
Oakton
Fairfax
Annandale
Clinton
Camp Springs

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Sugarland Crossing

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Retail
Original Principal Balance:	$30,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$29,918,786			Location:	Sterling, VA
% of Initial Pool Balance:	2.7%			Size:	256,623 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	Sugarland Plaza Limited Partnership			Balance Per Unit/SF:	$116.59
Sponsor:	Combined Properties			Year Built/Renovated:	1975/2000
Mortgage Rate:	5.936%			Occupancy %:	94.7%
Note Date:	July 29, 2011			Occupancy % Source Date:	July 28, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	August 1, 2021			Property Manager:	Combined Properties, Incorporated
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$3,234,760 (12/31/2009)
Seasoning:	3 months			2nd Most Recent NOI (As of):	$3,107,644 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$3,114,590 (TTM 5/31/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$4,274,567
Call Protection:	L(27),GRTR 1% or YM(89),O(4)			U/W Expenses:	$1,047,642
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$3,226,925
Additional Debt:	None			U/W NCF:	$3,031,304
Additional Debt Type:	NAP			U/W NOI DSCR:	1.51x
				U/W NCF DSCR:	1.41x
Escrows and Reserves:				U/W NOI Debt Yield:	10.8%
				U/W NCF Debt Yield:	10.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$41,500,000
Taxes	$123,574	$41,191	NAP	As-Is Appraisal Valuation Date:	June 15, 2011
Insurance	$10,042	$3,347	NAP	Cut-off Date LTV Ratio:	72.1%
Capital Expenditures	$0	$5,346	NAP	LTV Ratio at Maturity or ARD:	61.2%
TI/LC	$107,738	$11,548	NAP
Deferred Maintenance	$13,750	$0	NAP
Tenant Reserve (1)	$2,000,000	$0	NAP

(1)	See “Escrows” below for more details.

The Mortgage Loan.  The mortgage loan (the “Sugarland Crossing Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering a retail center located in Sterling, Virginia (the “Sugarland Crossing Property”).  The Sugarland Crossing Mortgage Loan was originated on July 29, 2011 by The Royal Bank of Scotland. The Sugarland Crossing Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $29,918,786 and accrues interest at an interest rate of 5.936% per annum.  The Sugarland Crossing Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule.  The Sugarland Crossing Mortgage Loan matures on August 1, 2021.  The proceeds from the Sugarland Crossing Mortgage Loan were used to refinance debt of approximately $20.9 million that was securitized in the JPMCC 2002-CIB4 transaction. Proceeds were also used to pay closing and other costs of approximately $540,731 and fund approximately $2.3 million in upfront reserves, resulting in a return of equity to the sponsor of approximately $6.3 million.

Following the lockout period, the borrower has the right to voluntarily prepay the loan, in whole or, only with respect to the reserve held for Patient First Corporation, in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% of the principal amount being prepaid. On or after May 1, 2021, the borrower may voluntarily prepay the loan, in whole or, only with respect to the reserve held for Patient First Corporation, in part, without penalty.

The Property.  The Sugarland Crossing Property is a 256,623 square foot community shopping center located in Sterling, Loudoun County, Virginia. The Sugarland Crossing Property was 94.7% leased as of July 28, 2011 to 25 tenants and is anchored by Burlington Coat Factory, Shoppers Food Warehouse, and RoomStore Furniture. The Sugarland Crossing Property has 1,091 surface parking spaces and is comprised of four one-story retail buildings. The main building is L-shaped and contains the anchor and junior anchor tenants as well as in-line tenants. The three smaller buildings consist of a 10,800 square foot multi-tenant building and two free-standing pad buildings occupied by Chick-Fil-A and a PNC Bank branch. The Sugarland Crossing Property’s main building was developed in 1975 and extensively renovated and expanded in 2000 while the smaller buildings were constructed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUGARLAND CROSSING

in 1989, 1999 and 2000. The renovation and expansion included a 30,000 square foot expansion of Shoppers Food Warehouse, major façade work, and the addition of 72,600 square feet of prime retail space.

The Sugarland Crossing Property is located on the south side of Route 7 (Harry Byrd Highway) between north Sterling Boulevard and Fairfax County Parkway. Route 7 is the primary east-west arterial that runs through northern Loudoun County. The Sugarland Crossing Property is located within Sterling, in eastern Loudoun County, Virginia. Per the appraisal, Loudoun County is one of the fastest growing counties in the United States and since 1990 has grown faster than any other Virginia jurisdiction. Sterling and its neighboring areas are densely populated communities that benefit from their close proximity to the Washington D.C. metropolitan area and Washington Dulles International Airport. Per the appraisal, from 2001 to 2010, Loudoun County’s population grew at an annual rate of 6.1% and is projected to grow 3.9% per annum through 2015. Per the appraisal, the 1-mile and 3-mile radius average household income was approximately $122,066 and $135,938, respectively.

The following table presents certain information relating to the tenancies at the Sugarland Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost	Lease Expiration Date

Anchor Tenants – Collateral
Burlington Coat Factory	CC/Caa1/B-	77,444	30.2%	$5.03	$389,194	11.7%	$113	7.5%	8/31/2013
Shoppers Food Warehouse	B+/B2/B+	61,241	23.9%	$12.25	$750,202	22.6%	$277	5.7%	1/31/2021
The RoomStore Furniture	D/NR/NR	35,000	13.6%	$12.40	$434,000	13.1%	$94	17.1%	12/31/2014

Total Anchor Tenants – Collateral		173,685	67.7%	$9.06	$1,573,396	47.4%

Other Major Tenants - Collateral
Party City	NR/B2/B	12,500	4.9%	$15.21	$190,125	5.7%	$208	9.4%	11/30/2015
Tuesday Morning	NR/NR/NR	7,680	3.0%	$14.30	$109,824	3.3%	$136	13.9%	1/14/2012
Patient First Corporation(3)	NR/NR/NR	6,600	2.6%	$30.00	$198,000	6.0%	NAV	NAV	2/28/2027

Total Other Major Tenants – Collateral		26,780	10.4%	$18.59	$497,949	15.0%

Non-Major Tenants		42,657	16.6%	$29.24	$1,247,209	37.6%

Occupied Collateral Total		243,122	94.7%	$13.65	$3,318,554	100.0%

Vacant Space		13,501	5.3%

Collateral Total		256,623	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot are for the full-year ending December 31, 2010, with the exception of Shoppers Food Warehouse whose sales per square foot are for the full-year ending March 31, 2011.
(3)	Patient First Corporation has an executed lease and is expected to take occupancy by year end 2011. There is a $2,000,000 reserve for Patient First Corporation. See “Escrows” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUGARLAND CROSSING

The following table presents certain information relating to the lease rollover schedule at the Sugarland Crossing Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	1	2,500	1.0%	2,500	1.0%	$40,000	$16.00
2012	1	7,680	3.0%	10,180	4.0%	$109,824	$14.30
2013	6	84,521	32.9%	94,701	36.9%	$643,897	$7.62
2014	3	39,450	15.4%	134,151	52.3%	$611,941	$15.51
2015	6	27,677	10.8%	161,828	63.1%	$602,902	$21.78
2016	3	5,308	2.1%	167,136	65.1%	$127,122	$23.95
2017	0	0	0.0%	167,136	65.1%	$0	$0.00
2018	1	4,800	1.9%	171,936	67.0%	$134,400	$28.00
2019	0	0	0.0%	171,936	67.0%	$0	$0.00
2020	0	0	0.0%	171,936	67.0%	$0	$0.00
2021	3	64,586	25.2%	236,522	92.2%	$850,468	$13.17
Thereafter(1)	1	6,600	2.6%	243,122	94.7%	$198,000	$30.00
Vacant	0	13,501	5.3%	256,623	100.0%	$0	$0.00
Total / Weighted Average	25	256,623	100.0%			$3,318,554	$13.65
* Source: Information obtained from underwritten rent roll.
(1)	Includes Patient First Corporation, who has an executed lease and is expected to take occupancy by year end 2011. There is a $2,000,000 reserve for Patient First Corporation. See “Escrows” below.

The following table presents historical occupancy percentages at the Sugarland Crossing Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
95%	97%	95%
* Source: Information provided by the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sugarland Crossing Property:

Cash Flow Analysis

	2008	2009	2010	TTM 5/31/2011	U/W	U/W $ per SF
Base Rent	$3,344,344	$3,247,844	$3,271,506	$3,222,206	$3,318,554(1)	$12.93
Grossed Up Vacant Space	0	0	0	0	364,527	1.42
Total Reimbursables	845,880	933,915	997,415	1,009,222	925,773	3.61
Other Income	27,385	142,335	31,117	30,572	30,240	0.12
Less Vacancy & Credit Loss	(49,339)	0	(41,502)	(41,502)	(364,527)	(1.42)
Effective Gross Income	$4,168,270	$4,324,094	$4,258,536	$4,220,498	$4,274,567	$16.66

Total Operating Expenses	$1,022,874	$1,089,334	$1,150,892	$1,105,908	$1,047,642	$4.08

Net Operating Income(2)	$3,145,396	$3,234,760	$3,107,644	$3,114,590	$3,226,925	$12.57

TI/LC	0	0	0	0	131,465	0.51
Capital Expenditures	0	0	0	0	64,156	0.25

Net Cash Flow	$3,145,396	$3,234,760	$3,107,644	$3,114,590	$3,031,304	$11.81

NOI DSCR	1.47x	1.51x	1.45x	1.45x	1.51x
NCF DSCR	1.47x	1.51x	1.45x	1.45x	1.41x
NOI DY	10.5%	10.8%	10.4%	10.4%	10.8%
NCF DY	10.5%	10.8%	10.4%	10.4%	10.1%

(1)
Contractual rent increases for several tenants were underwritten through February 2012.  The rent for the Patient First Corporation executed lease was included in the underwriting.  There is a $2,000,000 reserve for Patient First Corporation. See “Escrows” below.

(2)	The U/W NOI is higher than the historical NOIs due to several factors including but not limited to new leasing described in footnote 1 above.

Appraisal.  According to the appraisal performed by Cushman & Wakefield, the Sugarland Crossing Property had an “as-is” appraised value of $41,500,000 as of an effective date of June 15, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUGARLAND CROSSING

Environmental Matters.  According to the Phase I environmental site assessment performed by EBI Consulting on July 20, 2011, there was no evidence of any recognized environmental conditions, aside from the continued implementation of the existing Asbestos Operations and Maintenance plan.

Market Overview and Competition.  The Sugarland Crossing Property is located in Sterling, Virginia in eastern Loudoun County, which is a Northern Virginia component of the Washington DC MSA. The Sugarland Crossing Property is located on Route 7, a major retail corridor and is approximately 25 miles northwest of Washington, D.C. and four miles northeast of Dulles International Airport. Loudoun County is approximately 517 square miles in size and its population as of the 2011 Census was 328,500. According to the appraisal, Loudoun County posted the highest per annum population growth (6.1%) of all the Washington D.C.’s suburban counties.

With the exception of a few neighborhood retail centers within the large planned communities, the majority of Loudoun County’s retail development is located either in Leesburg or along Route 7.

According to the appraisal, the Suburban Virginia retail market consisted of 39.5 million square feet of retail space divided into five submarkets. As of the first quarter of 2011, the market was 6.5% vacant with an average quoted rental rate of $27.49 per square foot. The Sugarland Crossing Property is located in the Loudoun County submarket, which consisted of 6.4 million square feet or 16.3% of the Suburban Virginia retail market. As of the first quarter of 2011, the submarket was 8.6% vacant with an average quoted rental rate of $25.13 per square foot.

The following table presents certain information relating to some comparable retail centers provided in the appraisal performed by Cushman & Wakefield for the Sugarland Crossing Property:

Competitive Set*

	Sugarland Crossing (Subject)	Sterling Plaza Center	Great Falls Plaza	Countryside Marketplace	Cascades Marketplace	Town Center at Sterling	Dulles 28 Centre
Market	Sterling, VA	Sterling, VA	Sterling, VA	Sterling, VA	Sterling, VA	Sterling, VA	Sterling, VA
Distance from Subject	--	3.5 miles	2.6 miles	3.1 miles	2.3 miles	0.3 miles	4.7 miles
Property Type	Community Center	Community Center	Neighborhood Center	Neighborhood Center	Power Center	Community Center	Lifestyle Center
Year Built/ Renovated	1975/2000	1988/2000	1996/NAV	1986/NAV	1994/NAV	1980/1994	2007/NAV
Anchors	Burlington Coat Factory, Shoppers Food Warehouse, The RoomStore Furniture, Party City	Safeway	Bloom, Rite Aid	Safeway, CVS	Home Depot, Giant Food, Gold’s Gym, Sports Authority	Giant Food	Wegman’s, Target, Petco
Total GLA	256,623 SF	89,310 SF	89,598 SF	148,296 SF	513,834 SF	190,068 SF	410,000 SF
Total Occupancy	93%	98%	98%	93%	100%	88%	96%
* Source: Cushman & Wakefield & CoStar.

The Borrower.  The borrower is a Maryland limited partnership and is generally a single-purpose entity. The sole general partner of the borrower, Sugarland Plaza, Inc., is a Maryland corporation and is a single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sugarland Crossing Mortgage Loan. The borrower is owned by Sugarland Plaza, Inc. (1%), Ronald S. Haft (59.4%) and Combined Holding Company LLC (39.6%). Combined Holding Company LLC is the guarantor of certain nonrecourse carveouts under the Sugarland Crossing Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Sugarland Crossing Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other circumstances, the borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The borrower is subject to two contingent indemnification agreements dated July 31, 1994, and August 13, 1997, (together, the “Sugarland Indemnification Agreements”). In general, under the Sugarland Indemnification Agreements and as part of the consideration for obtaining ownership interests in certain entities, including the borrower and the general partner of the borrower (all such entities, collectively, the “Haft Entities”), Mr. Haft, his father and the Haft Entities  agreed to indemnify certain of Mr. Haft’s family members against any future liabilities relating to the Haft Entities and the properties owned and controlled by the Haft Entities (including the Sugarland Crossing Property).  In connection with the Sugarland Indemnification Agreements, Mr. Haft delivered an indemnification agreement to the borrower and the general partner of the borrower (the “RSH Indemnity”), which provides that the borrower and the borrower’s general partner will be indemnified by Mr. Haft for any liability the borrower or such general partner may incur pursuant to the Sugarland Indemnification Agreements. The lender is a third party beneficiary of the RSH Indemnity.  In addition, pursuant to the mortgage loan documents, any claim under a Sugarland Indemnification Agreement or any breach of the RSH Indemnity will be recourse to the nonrecourse carveout guarantor.

The Sponsor.  Combined Properties was founded in 1984 by Ronald S. Haft. Mr. Haft created the company to acquire, manage and develop retail strip shopping centers. Combined Properties is a privately held, retail real estate company in the Washington, DC metropolitan area with an expanding presence in Southern California. Combined Properties’ $1 billion portfolio is comprised of 40 properties totaling approximately 5 million square feet and an approximate $500 million development pipeline.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUGARLAND CROSSING

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $123,574 for real estate taxes, $10,042 for insurance premiums, $13,750 for deferred maintenance, $107,738 for tenant improvements and leasing commissions and $2,000,000 in connection with the Patient First Corporation (the “Patient First Funds”). The lender is required to release the Patient First Funds, in increments of no less than $500,000 and no more than twice per year if, following among other things, delivery by borrower of a request therefor: (i) Patient First Corporation or a replacement tenant has taken occupancy, all contingencies under such leases to the payment of full rent (including the borrower’s contribution to the cost of any tenant improvement work) have been satisfied, each such tenant has begun to pay full rent under its respective lease and each such tenant has opened for business at the Sugarland Crossing Property; (ii) the Sugarland Crossing Property has achieved a debt service coverage ratio of 1.37x for one calendar quarter and (iii) no event of default is continuing.  After the lockout period, upon the borrower’s request, the lender is required to apply the Patient First Funds to the prepayment of principal on the payment date following the delivery by borrower of such request, in increments of at least $500,000 (or so much of the Patient First Funds as then remain in escrow), provided that the borrower, on or prior to the payment date of application by lender of such funds to the prepayment of principal, pays to the lender an amount equal to the yield maintenance premium applicable to such principal being prepaid.

The loan documents provide for ongoing monthly escrows in the amount of: $41,191 for real estate taxes (subject to adjustment per lender’s estimate), $3,347 for insurance premiums (subject to adjustment per lender’s estimate), $11,548 for tenant improvements and leasing commissions and $5,346 for capital expenditures.

On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided that no event of default has occurred or is continuing), all monthly residual cash after payment of the monthly required payments will be swept into a special rollover reserve account (the “Special Rollover Reserve Account”), which sweep will continue until the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence on the first payment date following among other things: (a) the date that is twelve months prior to the end of the term of the lease with Shoppers Food Warehouse (including any renewal terms), if the Shoppers Food Warehouse has exercised its right not to have the automatic renewal thereunder take effect; (b) the date on which a tenant under an Anchor Lease (as defined below) discontinues its business at its premises or gives notice that it intends to discontinue its business at its premises; (c) the failure by a tenant under an Anchor Lease to pay when due any and all amounts due under its lease for a period of forty-five days past the date when such payment(s) are due (other than amount being contested under the terms of its Anchor Lease); (d) the occurrence of an insolvency proceeding with respect to a tenant under an Anchor Lease; or (e) the date that is six months prior to the end of the term of the lease with Burlington Coat Factory; and will end: (i) with respect to a Lease Sweep Period caused by a matter described in clauses (a) through (c) above, the date on which certain occupancy conditions have been satisfied with respect to the applicable leased premises and the Sugarland Crossing Property has achieved a debt service coverage ratio of 1.30x; (ii) with respect to a Lease Sweep Period caused by a matter described in clause (c) above, if the subject default has been cured, and no other monetary or material non-monetary default by such tenant has occurred for a period of four consecutive months following such cure; (iii) with respect to a Lease Sweep Period caused by a matter described in clause (d) above, if the insolvency proceeding with respect to such tenant has terminated or the Anchor Lease has been affirmed, assumed or assigned under such insolvency proceeding; (iv) with respect to a Lease Sweep Period caused by a matter described in clause (e) above, the earlier to occur of the date on which: (A) the Sugarland Crossing Property has achieved a debt service coverage ratio of 1.30x; or (B) $800,000 has accumulated in the Special Rollover Reserve Account during such Lease Sweep Period; or (v) with respect to any Lease Sweep Period, the date on which the debt has been repaid in full.  An “Anchor Lease” means the lease with Shoppers Food Warehouse or a lease of the entirety of the Shoppers Food Warehouse space to one or two replacement tenants in accordance with the loan documents.

Lockbox and Cash Management.  The Sugarland Crossing Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Sugarland Crossing Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon  (i) the occurrence of an event of default or (ii) the commencement of a Lease Sweep Period; and will end if: (a) the loan and all other obligations under the loan documents have been repaid in full; or (b) with respect to the matter described in clause (i) above, (1) the stated maturity date has not occurred and (2) such event of default has been cured and no other event of default has occurred and is continuing; or (c) with respect to the matter described in clause (ii) above, such Lease Sweep Period has ended.

Property Management.  The Sugarland Crossing Property is currently managed by Combined Properties, Incorporated, an affiliate of the borrower. The manager is entitled to a management fee on a monthly basis, equal to 4.0% of gross income from the Sugarland Crossing Property. The borrower may not surrender, terminate or cancel the management agreement or otherwise replace or enter into any other management agreement without prior written consent from the lender (which consent may not be unreasonably withheld).

Assumption.  The borrower has a right to transfer the Sugarland Crossing Property, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Sugarland Crossing Mortgage Loan, (ii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iii) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions of the Sugarland Crossing Mortgage Loan, (iv) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (v) all of the lender’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUGARLAND CROSSING

reasonable costs and expenses have been paid in connection to the transfer, (vi) replacement guarantors and indemnitors have indicated in writing their readiness and ability to transfer and assume the Sugarland Crossing Mortgage Loan, (vii) the experience, net worth, credit and background of the principals controlling the transferee borrower, the replacement guarantors and indemnitors are acceptable to the lender in its reasonable discretion, and the replacement guarantors and indemnitors (1) have never been convicted of a felony, (2) have never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (3) have no outstanding judgments against such principals and replacement guarantors and indemnitors (which are not being appealed and/or have not been bonded over) and (viii) the manager and proposed management agreement is satisfactory to the lender, Fitch and Moody’s.

Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Sugarland Crossing Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. In the event that coverage for terrorism is excluded under such policy, the borrower shall obtain stand alone coverage for terrorism, provided such coverage is commercially and reasonably available and is required by lender for similar properties in similar locations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

919 CONGRESS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

919 CONGRESS

919 Congress
919 Congress Avenue
Austin, TX 78701
Downtown Austin
University of Texas
Colorado River
Zilker Metropolitan Park
Arts District
Warehouse District
6th Street District
2nd Street District
Market District
Red River District
East Central Austin
West Campus
University North
Bouldin
Texas State Capitol
Governor's Mansion
Texas State Buildings
TX State Library and Archives
Austin Museum of Art
Paramount Theatre
Frost Bank Tower
O. Henry Museum
Austin Convention Center
Austin City Hall
The Austonian
Austin Children's Museum
Travis County Courthouse
Travis County Law Library
Old Bakery and Emporium
Faulk Central Library
Austin Community College
Bob Bullock Texas State History Museum
Blanton Mus. of Art
Darrell K. Royal Stadium
Mike A. Myers Stadium
LBJ Library and Museum
Erwin Special Events Center
University Medical Ctr. Brackenridge
Waterloo Park
Oakwood Cemetery
Texas State Cemetery
Eastwoods Park
Palm Park
Stevie Ray Vaughan Tribute Statue
Long Center-Performing Arts
Palmer Events Center
Auditorium Shores
Bat Colony
Austin-American Stateman Library
TX State Buildings
Texas School for the Deaf
Plaza Saltillo
Downtown
Metrorail

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

919 Congress

Loan Information				Property Information
Mortgage Loan Seller:		The Royal Bank of Scotland		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):		NAP		Property Type:	Office
Original Principal Balance:		$28,000,000		Specific Property Type:	CBD
Cut-off Date Principal Balance:		$27,918,559		Location:	Austin, TX
% of Initial Pool Balance:		2.6%		Size:	164,718 SF
Loan Purpose:		Refinance		Cut-off Date Principal
Borrower Name:		919 Congress Avenue LLC		Balance Per Unit/SF:	$169.49
Sponsors:		Moore & Associates, Inc.; Alfa Properties, Inc.		Year Built/Renovated:	1984/NAP
Mortgage Rate:		5.625%		Occupancy %:	90.7%
Note Date:		July 6, 2011		Occupancy % Source Date:	June 1, 2011
Anticipated Repayment Date:		NAP		Title Vesting:	Fee and Leasehold
Maturity Date:		August 1, 2021		Property Manager:	Moore & Associates, Inc.
IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$2,605,952 (12/31/2009)
Seasoning:		3 months		2nd Most Recent NOI (As of):	$2,374,846 (12/31/2010)
Amortization Term (Original):		360 months		Most Recent NOI (As of):	$2,388,937 (TTM 4/30/2011)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$5,276,014
Call Protection:		L(27),D(86),O(7)		U/W Expenses:	$2,503,768
Lockbox Type:		Hard/Springing Cash Management		U/W NOI:	$2,772,246
Additional Debt:		None		U/W NCF:	$2,556,463
Additional Debt Type:		NAP		U/W NOI DSCR:	1.43x
				U/W NCF DSCR:	1.32x
Escrows and Reserves:				U/W NOI Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.2%
Taxes(1)	$512,973	$73,282	NAP	As-Is Appraised Value:	$40,500,000
Insurance(1)	$21,898	$3,650	NAP	As-Is Appraisal Valuation Date:	May 25, 2011
Replacement Reserves	$0	$2,745	NAP	Cut-off Date LTV Ratio:	68.9%
Future TI/LC	$300,000	$17,844	$750,000	LTV Ratio at Maturity or ARD:	58.0%
Outstanding TI/LC	$310,511	$0	NAP
Rent Concession Reserve	$280,461	$0	NAP
Ground Rent Reserve(2)	$0	$0	NAP

(1)	Monthly payments are subject to adjustment per lender’s estimate of real estate taxes and insurance premiums.
(2)	Monthly payments are payable on each payment date during a Cash Management Period (as defined below). See “Escrows” below.

The Mortgage Loan.  The mortgage loan (the “919 Congress Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering a Class A office building located in Austin, Texas (the “919 Congress Property”).  The 919 Congress Mortgage Loan was originated on July 6, 2011 by The Royal Bank of Scotland. The 919 Congress Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $27,918,559 and accrues interest at an interest rate of 5.625% per annum.  The 919 Congress Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The 919 Congress Mortgage Loan matures on August 1, 2021. The proceeds from the 919 Congress Mortgage Loan were used to refinance existing debt of approximately $15.1 million that was securitized in the GCCFC 2005-GG3 transaction.  Proceeds were also used to pay closing and other costs of approximately $534,552 and fund $1.4 million in upfront reserves, resulting in a return of equity to the sponsors of approximately $10.9 million.

Following the lockout period, the borrower has the right to defease the 919 Congress Mortgage Loan in whole, but not in part, on any payment date before February 1, 2021; provided, however, that the 919 Congress Mortgage Loan is prepayable without penalty on or after February 1, 2021.

The Property.  The 919 Congress Property is a 15-story Class A office building containing approximately 164,718 rentable square feet and is located in downtown Austin, Texas. The Property was built in 1984 and is situated on a 0.508 acre site, approximately 0.085 acres of which is subject to a long-term ground lease that extends through December 31, 2080. See “Ground Lease” below. The 919 Congress Property is located one block south of the State Capital Complex and within walking distance to the entertainment areas of 6th Street, the Warehouse District and the 2nd Street Entertainment District. The collateral also includes a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

919 CONGRESS

six-level parking garage with 219 parking spaces reflecting an overall parking ratio of 1.3 spaces per every 1,000 square feet of net rentable area. As of June 2011, the 919 Congress Property was 90.7% occupied.

The following table represents certain information relating to the tenancies at the 919 Congress Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Plains Capital Corporation	NR/NR/NR	17,510	10.6%	$18.49	$323,786	12.0%	3/31/2014
Fisher – Ross	NR/NR/NR	12,153	7.4%	$18.00	$218,754	8.1%	12/31/2016
Entergy Gulf States, Inc.	NR/Baa3/BBB	11,960	7.3%	$18.00	$215,280	8.0%	4/30/2016
Fowler Lawfirm, P.C.	NR/NR/NR	9,735	5.9%	$17.14	$166,878	6.2%	12/31/2013
Sedgwick, Detert, Moran	NR/NR/NR	9,237	5.6%	$18.17	$167,869	6.2%	7/31/2015
Total Major Tenants		60,595	36.8%	$18.03	$1,092,567	40.4%

Non-Major Tenants		88,833	53.9%	$18.17	$1,614,332	59.6%

Occupied Collateral Total		149,428	90.7%	$18.12	$2,706,899	100.0%

Vacant Space		15,290	9.3%

Collateral Total		164,718	100.0%

(1)	Credit ratings are of the tenant or parent company whether or not the parent guarantees a lease.

The following tables present certain information relating to the lease rollover schedule at the 919 Congress Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	1	954	0.6%	954	0.6%	$0	$0.00
2012	9	37,593	22.8%	38,547	23.4%	$659,315	$17.54
2013	7	24,364	14.8%	62,911	38.2%	$448,895	$18.42
2014	5	31,397	19.1%	94,308	57.3%	$580,073	$18.48
2015	3	16,139	9.8%	110,447	67.1%	$297,615	$18.44
2016	4	28,681	17.4%	139,128	84.5%	$516,258	$18.00
2017	2	10,300	6.3%	149,428	90.7%	$204,743	$19.88
2018	0	0	0.0%	149,428	90.7%	$0	$0.00
2019	0	0	0.0%	149,428	90.7%	$0	$0.00
2020	0	0	0.0%	149,428	90.7%	$0	$0.00
2021	0	0	0.0%	149,428	90.7%	$0	$0.00
Thereafter	0	0	0.0%	149,428	90.7%	$0	$0.00
Vacant	0	15,290	9.3%	164,718	100.0%	$0	$0.00
Total / Weighted Average	31	164,718	100.0%			$2,706,899	$18.12
* Source: Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 919 Congress Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
94%	97%	91%
* Source: CBRE appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

919 CONGRESS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 919 Congress Property:

Cash Flow Analysis

	2008	2009	2010	TTM 4/30/2011	U/W	U/W $ per SF
Base Rent	$2,236,799	$2,380,414	$2,235,037	$2,318,708	$2,706,899(1)	$16.43
Gross Up Vacant Space	0	0	0	0	445,033	2.70
Total Reimbursables	2,199,104	2,388,654	2,157,824	2,151,174	2,208,279	13.41
Other Income	377,968	342,848	352,947	360,836	360,836	2.19
Less Vacancy & Credit Loss	0	0	0	0	(445,033)	(2.70)
Effective Gross Income	$4,813,871	$5,111,916	$4,745,808	$4,830,718	$5,276,014	$32.03

Total Operating Expenses	$2,394,171	$2,505,964	$2,370,962	$2,441,781	$2,503,768	$15.20

Net Operating Income(2)	$2,419,700	$2,605,952	$2,374,846	$2,388,937	$2,772,246	$16.83
TI/LC	0	0	0	0	182,839	1.11
Capital Expenditures	0	0	0	0	32,944	0.20
Net Cash Flow	$2,419,700	$2,605,952	$2,374,846	$2,388,937	$2,556,463	$15.52

NOI DSCR	1.25x	1.35x	1.23x	1.24x	1.43x
NCF DSCR	1.25x	1.35x	1.23x	1.24x	1.32x
NOI DY	8.7%	9.3%	8.5%	8.6%	9.9%
NCF DY	8.7%	9.3%	8.5%	8.6%	9.2%

(1)	Contractual rent increases for several leases were underwritten through December 2011. In some cases, tenants were given a rent concession in an amount that was reserved at closing by the borrower.
(2)
The U/W NOI is higher than the historical NOIs due to several factors including but not limited to free rent afforded to some tenants.  All rent abatements for Entergy Gulf States, Inc., Texas Independent Producers, and the Law Office of Scott Cook expired September 30, 2011.  These tenants are existing in-place tenants, were on full rent abatement, and began paying full rent on October 1, 2011, September 1, 2011, and October 1, 2011, respectively.

Appraisal.  According to the appraisals performed by CB Richard Ellis, the 919 Congress Property had an aggregate “as-is” appraised value of $40,500,000 as of an effective date of May 25, 2011.

Environmental Matters.  According to the Phase I environmental site assessment performed by Nova Consulting Group, Inc. on June 10, 2011, there was no evidence of any recognized environmental conditions, aside from the continued implementation of existing the Asbestos Operations and Maintenance plan.

Market Overview and Competition.  The 919 Congress Property is located on the southeast corner of Congress Avenue and East 10th Street in the central business district (“CBD”) of Austin, Texas. Congress Avenue is an office corridor in the Austin central business district and is located approximately one block from the State Capitol Complex. Access to the 919 Congress Property is provided via Interstate 35 (one mile east) and the MoPac Expressway (two miles west). Interstate 35 is a six-lane major highway that links north and south Austin with the CBD and the State Capitol Complex. The 919 Congress Property also has convenient access to the Austin-Bergstrom International Airport, located approximately eight miles southeast.

The 919 Congress Property is located in the Austin CBD submarket, which is the second largest submarket of Austin, comprising 16.1% of the area’s total inventory. CoStar reported a CBD submarket vacancy of 10.2% with asking rents of $32.68 per square foot gross as of the second quarter of 2011.

The following table presents certain information relating to some comparable office buildings provided in the appraisal performed by CBRE for the 919 Congress Property:

Competitive Set*

	919 Congress (Subject)	301 Congress	816 Congress	823 Congress	Austin Centre	Bank of America Center	One American Center
Distance from Subject	--	Less than 1 mile	Less than 1 mile	Less than 1 mile	Less than 1 mile	Less than 1 mile	Less than 1 mile
Property Type	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office	CBD Office
Year Built/ Renovated	1984/NAP	1985/NAP	1983/NAP	1971/NAP	1985/NAP	1975/NAP	1984/NAP
# of Stories	15	21	20	16	16	26	32
Total GLA	164,718 SF	418,338 SF	422,726 SF	181,381 SF	343,664 SF	261,609 SF	507,014 SF
Total Occupancy	93%	83%	81%	85%	82%	93%	80%
* Source: CBRE appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

919 CONGRESS

The Borrower.  The borrower is a Delaware limited liability company and a single purpose entity with an independent manager.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 919 Congress Mortgage Loan.  MPRO LLC is the guarantor of certain nonrecourse careveouts under the 919 Congress Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the 919 Congress Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other circumstances, the borrower or MPRO LLC files a voluntary bankruptcy petition or the borrower or MPRO LLC solicits or consents to an involuntary bankruptcy petition against the borrower or MPRO LLC.

The Sponsors.  The borrower is owned by owners and affiliates of Moore & Associates, Inc. and Alfa Properties, Inc. Moore & Associates, Inc. is an owner managed, full service commercial real investment, development and management company. The company owns, manages, and leases approximately three million square feet of commercial real estate worth approximately $750 million, occupied by more than 300 tenants. Alfa Properties, Inc. has developed and currently manages ownership interests and investments in Alabama, Georgia, Florida, Texas, Virginia, Maryland and the District of Columbia. As of December 2010, the company reported total assets of $272 million.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $512,973 for real estate taxes, $21,898 for insurance premiums, $310,511 for unpaid tenant improvements and leasing commissions under existing leases, $300,000 for future tenant improvements and leasing commissions, and $280,461 for rent concessions associated with existing leases. The loan documents provide for ongoing monthly escrows in the amount of $73,282 for real estate taxes (subject to adjustment per lender’s estimate), $3,650 for insurance premiums (subject to adjustment per lender’s estimate), $2,745 for capital expenditures, and $17,844 for future tenant improvements and leasing commissions (subject to a cap of $750,000). During a Cash Management Period (as defined below), the loan documents provide for ongoing monthly escrows in the amount equal to the monthly ground rent due ($2,500).

A “Cash Management Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) if, as of the last day of any calendar quarter during the loan term, the debt service coverage ratio is less than 1.10x.

Lockbox and Cash Management.  The 919 Congress Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the 919 Congress Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

Property Management.  The 919 Congress Property is currently managed by Moore & Associates, Inc., an affiliate of the borrower, pursuant to a management agreement. The property manager is currently entitled to a base management fee in an amount equal to 3.0% of the gross receipts collected from the 919 Congress Property. The borrower may not surrender, terminate, cancel, extend, or renew (excluding automatic extensions or renewals which occur at the sole option of the property manager) the management agreement or otherwise replace the manager or enter into any other management agreement without written consent from the lender.

Assumption.  The borrower has a one time right to transfer the 919 Congress Property, in whole only, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.00% of the outstanding principal balance of the 919 Congress Mortgage Loan, (ii) no event of default has occurred and is continuing under the 919 Congress Mortgage Loan, (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) all of the lender’s  reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors and indemnitors assume the obligations of the original guarantors and indemnitors, (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender, and (ix) the manager and proposed management agreement is satisfactory to the lender and Fitch and Moody’s.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  A portion of the 919 Congress Property is subject to a ground lease with Peyton O. Abbott, as trustee of the Peyton O. Abbott Trust, and Geraldine J. Abbott, as trustee the of Peyton O. Abbott Trust. The initial ground lease term began in January 1982 and expires in December 2080. The ground lease agreement does not contain any options to extend the lease. The ground lease only encumbers 0.085 acres of the total 0.508 acre site (16.73%). The current base ground rent payment is $30,000 per year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

919 CONGRESS

Terrorism Insurance.  The loan documents require that the borrower maintain insurance coverage against loss or damage by terrorist acts in an amount equal to 100% of the full replacement cost of the 919 Congress Property, 100% of the business interruption coverage, and to the full general liability and umbrella liability limits, provided such coverage is available. In addition the borrower is required to maintain business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PATRIOT TECH CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PATRIOT TECH CENTER

Patriot Tech Center
631 South Richland Avenue
Spring Garden Township, PA 17403
Harrisburg Intl. Airport 21 miles
Mount Wolf
Manchester
Susquehanna River
Susquehanna Expwy
John Rudy County Park
Rocky Ridge County Park
Emigsville
Dover
Weigelstown
Manchester Crossroads
North York
East York
Yorklyn
York Galleria
York Town Center
Stonybrook
Shiloh
West Manchester Mall
Memorial Hospital
York
West York
Penn State University York Campus
York College of PA
Valley View
York Hospital
Grantley
Tyler Run
Country Club of York
Spry
New Salem
Dallastown
William H. Kain Park
York Reservoir
Lake Redman
Spring Grove
Jacobus
Loganville
Seven Valleys
Harrisburg
Reading
Lancaster
Philadelphia
PENNSYLVANIA
MARYLAND
NEW JERSEY
Wilmington
Baltimore
Hanover

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Patriot Tech Center

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Industrial
Original Principal Balance:	$27,500,000			Specific Property Type(1):	Flex
Cut-off Date Principal Balance:	$27,477,803			Location:	Spring Garden Township, PA
% of Initial Pool Balance:	2.5%			Size:	1,539,290 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	Patriot Richland Associates, L.P.			Balance Per Unit/SF:	$17.85
Sponsor:	Erik Kolar, Alan Werther, Michael Kolar, Geoffrey Gardner, and Timothy McKenna			Year Built/Renovated(2):	1970/1985
Mortgage Rate:	6.100%			Occupancy %:	84.1%
Note Date:	September 23, 2011			Occupancy % Source Date:	September 19, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	October 1, 2021			Property Manager:	CB Richard Ellis Inc.
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$3,313,707 (12/31/2009)
Seasoning:	1 month			2nd Most Recent NOI (As of):	$3,156,870 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$2,841,385 (TTM 6/30/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$4,483,156
Call Protection:	L(25),D(91),O(4)			U/W Expenses:	$1,320,200
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$3,162,956
Additional Debt:	None			U/W NCF:	$2,619,111
Additional Debt Type:	NAP			U/W NOI DSCR:	1.58x
				U/W NCF DSCR:	1.31x
Escrows and Reserves:				U/W NOI Debt Yield:	11.5%
				U/W NCF Debt Yield:	9.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$45,650,000
Taxes	$2,730	$2,730	NAP	As-Is Appraisal Valuation Date:	July 19, 2011
Insurance	$23,858	$7,953	NAP	Cut-off Date LTV Ratio:	60.2%
Capital Expenditures	$0	$9,872	$307,858	LTV Ratio at Maturity or ARD:	51.2%
TI/LC	$0	$24,372	NAP
Deferred Maintenance	$62,725	$0	NAP

(1)	The Patriot Tech Center Property contains 230,000 square feet of class B office space and 1,309,290 square feet of warehouse space. See “The Property” below.
(2)	Approximately 144,000 square feet of the improvements were constructed in the 1920’s. See “The Property” below.

The Mortgage Loan.  The mortgage loan (the “Patriot Tech Center Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering an industrial facility located in Spring Garden Township, Pennsylvania (the “Patriot Tech Center Property”). The Patriot Tech Center Mortgage Loan was originated on September 23, 2011 by The Royal Bank of Scotland. The Patriot Tech Center Mortgage Loan had an original principal balance of $27,500,000, has an outstanding principal balance as of the Cut-off Date of $27,477,803 and accrues interest at an interest rate of 6.100% per annum.  The Patriot Tech Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule.  The Patriot Tech Center Mortgage Loan matures on October 1, 2021.  The proceeds from the Patriot Tech Center Mortgage Loan were used to refinance debt of approximately $26.1 million, pay closing and other costs of approximately $505,000 and fund approximately $89,000 in upfront reserves, resulting in a return of equity to the sponsor of approximately $780,000.

Following the lockout period, the borrower has the right to defease the mortgage loan in whole, but not in part, on any due date before July 1, 2021 (the “Open Date”).  From and after the Open Date, the mortgage loan is prepayable without penalty.

The Property.  The Patriot Tech Center Property is a 1,539,290 square foot industrial flex (warehouse/office) facility located in Spring Garden Township, Pennsylvania. The net rentable area at the Patriot Tech Center Property is comprised of 230,000 square feet of Class B office space (14.9% of the net rentable area) and 1,309,290 square feet (85.1% of the net rentable area) of warehouse, light manufacturing, flex and storage space. The Patriot Tech Center Property was 84.1% leased and 86.7% occupied as of September 19, 2011 to five tenants. The improvements consist of: two, four-story buildings; one, two-story building; and eight one-story buildings.  The majority of the improvements were constructed in 1970 with the last building constructed in the mid 1990’s. Approximately 144,000 square feet was constructed in the 1920s. The Patriot Tech Center Property is divided into a multi-tenant North Campus (571,601 square feet) and a single-tenant South Campus (967,689 square feet). The South Campus is 97.9% leased (100% occupied) by Johnson Controls Incorporated (“JCI”). JCI (NYSE: JCI) reported on its Form 10-Q filed with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PATRIOT TECH CENTER

Securities and Exchange Commission on August 3, 2011 assets as of June 30, 2011 of approximately $29.9 billion and equity of approximately $11.5 billion. JCI occupies the entire 230,000 square feet of office space at the Patriot Tech Center Property, which is located in South Campus. The borrower has advised the related mortgage loan seller that JCI has invested approximately $10.0 million in the mortgaged property over the last five years. The North Campus is 60.8% leased (64.2% occupied) occupied by four tenants: Gichner Holdings, Inc., Bickel’s Snack Food, Armorboard Packaging, and Marine Tech Wire and Cable.

The following table presents certain information relating to the tenancies at the Patriot Tech Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Occupied - Collateral
JCI	BBB+/Baa1/BBB+	947,000	61.5%	$2.80	$2,648,300	76.5%	03/25/2018
Gichner(2)	NR/B3/B+	137,029(2)	8.9%	$1.91	$261,310	7.6%	(2)
Bickel’s Snack Food	NR/NR/NR	116,000	7.5%	$2.32	$268,830	7.8%	06/30/2016
Armorboard	NR/NR/NR	50,500	3.3%	$2.50	$126,250	3.6%	06/30/2012
Marine Tech Wire & Cable	NR/NR/NR	44,266	2.9%	$3.50	$154,931	4.5%	06/30/2017

Occupied Collateral Total		1,294,795	84.1%(3)	$2.67	$3,459,621	100.0%

Vacant Space		244,495	15.9%
Collateral Total		1,539,290	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Gichner’s space is comprised of three leases as follows: (i) a 104,738 square foot lease which expires July 31, 2012; (ii) a month-to-month lease on 12,000   square feet; and (iii) 20,291 square feet of space that is currently being subleased from JCI. Gichner’s rent obligation on the subletted space ends on July 31, 2012, however JCI’s lease on this space does not expire until March 25, 2018.

(3)	The Patriot Tech Center Property is 84.1% leased but is 86.7% occupied. 39,966 square feet is occupied by JCI and Marine Tech Wire & Cable but not leased to either tenant.

The following table presents certain information relating to the lease rollover schedule at the Patriot Tech Center Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(1)	1	12,000	0.8%	12,000	0.8%	$24,000	$2.00
2011	0	0	0.0%	12,000	0.8%	$0	$0.00
2012	2	155,238	10.1%	167,238	10.9%	$312,832	$2.02
2013	0	0	0.0%	167,238	10.9%	$0	$0.00
2014	0	0	0.0%	167,238	10.9%	$0	$0.00
2015	0	0	0.0%	167,238	10.9%	$0	$0.00
2016	1	116,000	7.5%	283,238	18.4%	$268,830	$2.32
2017	1	44,266	2.9%	327,504	21.3%	$154,931	$3.50
2018	1	967,291	62.8%	1,294,795	84.1%	$2,699,028	$2.79
2019	0	0	0.0%	1,294,795	84.1%	$0	$0.00
2020	0	0	0.0%	1,294,795	84.1%	$0	$0.00
2021	0	0	0.0%	1,294,795	84.1%	$0	$0.00
Thereafter	0	0	0.0%	1,294,795	84.1%	$0	$0.00
Vacant	0	244,495	15.9%	1,539,290	100.0%	$0	$0.00
Total / Weighted Average	6	1,539,290	100.0%			$3,459,621	$2.67
* Source: Information obtained from underwritten rent roll.
(1)
A 12,000 square foot portion of Gichner’s leased space is leased on a month-to-month basis. The lease covering the remainder of Gichner’s leased space expires in July 2012. The 20,291 square foot space that Gichner is occupying and subleasing from JCI is shown as expiring in 2018 in the above chart since JCI is leasing this space until March 2018. Gichner’s rent obligation on this space ends on July 31, 2012.

The following table presents historical occupancy percentages at the Patriot Tech Center Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
83%	84%	73%

*
 Source: Information provided by the borrower. With respect to December 31, 2008 to December 31, 2010, the total square footage of the property for the purposes of calculating occupancy was 1.56 million. In June 2011, Bickel’s Snack Foods expanded their leased space from 17,875 square feet to 116,000 square feet, increasing the amount of occupied space at the property. The current occupancy percentage, as of September 19, 2011, is 84.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PATRIOT TECH CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Patriot Tech Center Property:

Cash Flow Analysis

	2009	2010	TTM 6/30/2011	U/W	U/W $ per SF
Gross Potential Rent	$3,731,040	$3,534,252	$3,257,118	$3,459,621	$2.25
Grossed Up Vacant Space	0	0	0	850,843	0.55
Total Reimbursables	839,399	918,301	804,323	1,023,535	0.66
Other Income	3,223	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(850,843)	(0.55)

Effective Gross Income	$4,573,662	$4,452,553	$4,061,441	$4,483,156	$2.91

Total Operating Expenses	$1,259,955	$1,295,683	$1,220,056	$1,320,200	$0.86

Net Operating Income(1)	$3,313,707	$3,156,870	$2,841,385	$3,162,956	$2.05

TI/LC	0	0	0	312,951	0.20
Capital Expenditures	0	0	0	230,894	0.15

Net Cash Flow	$3,313,707	$3,156,870	$2,841,385	$2,619,111	$1.70

NOI DSCR	1.66x	1.58x	1.42x	1.58x
NCF DSCR	1.66x	1.58x	1.42x	1.31x
NOI DY	12.1%	11.5%	10.3%	11.5%
NCF DY	12.1%	11.5%	10.3%	9.5%

(1)
The U/W NOI is higher than the historical NOIs due to several factors including but not limited to new leasing at the property.  New leases signed in June 2011 include Bickel’s Snack Food (expanded from 17,875 square feet to 116,000 square feet) and Marine Tech Wire & Cable (44,266 square feet).

Appraisal.  According to the appraisal performed by CB Richard Ellis, the Patriot Tech Center Property had an “as-is” appraised value of $45,650,000 as of July 19, 2011.

Environmental Matters.  The former owner of the Patriot Tech Center Property and its current owner, the borrower under the Patriot Tech Center Mortgage Loan, voluntarily entered the Patriot Tech Center Property into the Pennsylvania Department of Environmental Protection (“PADEP”) Act 2 Land Recycling Program, to address solvent impacted groundwater and soil and other contamination from historic operations. In April 2011, PADEP approved a remedy that will allow the borrower to receive a No Further Action (or Release of Liability) ruling from PADEP.  The remedy requires the Patriot Tech Center Property to attain site specific standards.  Ground water monitoring and natural attenuation have been utilized to meet the standards. The Release of Liability also requires imposition of a deed notice that will restrict the Patriot Tech Center Property to industrial or commercial use, require maintenance of paving over certain areas and other typical controls. According to the borrower, a final Act 2 report was submitted to PADEP in August 2011 illustrating that all of the agreed to standards have been attained.  The borrower expects to receive a No Further Action letter from PADEP by mid-November.

The lender hired EBI Consulting (“EBI”), an environmental consulting firm, to evaluate all information provided in the Act 2 report and a new Phase I environmental site assessment.  Based upon EBI’s review of the Act 2 environmental report, it is EBI’s opinion that the requirements for closure under the PADEP ACT 2 Program have been met.

Johnson Controls, Inc. (“JCI”), whose subsidiary was the former owner of the Patriot Tech Center Property, has accepted full responsibility and liability for the historic contamination being addressed by the PADEP Act 2 process.  JCI also has agreed to indemnify the borrower for any other contamination arising from the historic operations of its subsidiary that become known by September 2012.  JCI also currently leases and operates a portion of the Patriot Tech Center Property, and its lease requires JCI to indemnify the borrower for contamination caused by those operations with respect to the entirety of the portion of the Patriot Tech Center Property leased by JCI.

Additionally, according to the Phase I environmental site assessment performed by RT Environmental Services, Inc. (“RT”) on September 20, 2011, aside from the ongoing monitoring of the solvent impacted groundwater and soil, there were only minor outstanding environmental issues at the Patriot Tech Center Property. Minor issues include a small oil leak from a transformer on site, and a suggestion from RT to improve drum storage and labeling practices. RT noted that both of these minor issues can be remediated with typical repair and maintenance, the cost of which is considered non-material by RT.

The Patriot Tech Center Mortgage Loan becomes fully recourse to the nonrecourse guarantors if the borrower breaches certain representations, warranties and covenants related to environmental conditions at the Patriot Tech Center Property.

The borrower has in place an assignable environmental insurance policy with a term through 2017, which it purchased in 2007 when it acquired the Patriot Tech Center Property.  The lender has been added as a named insured.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PATRIOT TECH CENTER

Market Overview and Competition.  The Patriot Tech Center Property is located in Spring Garden Township, Pennsylvania, which is part of the Central Pennsylvania Industrial market. The Patriot Tech Center Property is located within two miles of Interstate 83, allowing for access to Interstate 81, Interstate 78, Interstate 76, Route 222, and Route 30. According to the CBRE appraisal, York County has a current reported population of 428,937, an increase of over 12% since 2000.  Nearly 15% of the region’s 227,000 person salaried workforce remains employed in manufacturing, with the trade, transportation, and utility sectors representing another 16% in the aggregate.  According to the Pennsylvania Department of Labor and Industry, the May 2011 unemployment rate in York County was 7.4%. According to the appraisal, the Central Pennsylvania industrial real estate market consists of 148.7 million square feet of industrial space, with overall occupancy of 88.3% and average rent per square foot of $3.51.

The Borrower.  The borrower is a Pennsylvania limited partnership and a single-purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Patriot Tech Center Mortgage Loan. The borrower is Patriot Richland Associates, L.P., which is owned by Kolar Investment Partners (67%), Werther Partners (12%), Michael & Beth Kolar (9%), as well as by several other individuals in smaller denominations. The general partner of borrower, Patriot Richland, Inc., a Pennsylvania corporation, owns a 0.1% interest in borrower and is 100% owned by Erik Kolar. Erik Kolar, Alan Werther, Michael Kolar, Geoffrey Gardner, and Timothy McKenna are the guarantors of certain nonrecourse carveouts under the Patriot Tech Center Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Patriot Tech Center Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantor if, among other circumstances, the borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against the borrower.

The Sponsors.  The sponsors of the Patriot Tech Center Mortgage Loan, Erik Kolar, Alan Werther, Michael Kolar, Geoffrey Gardner, and Timothy McKenna, have a combined 40+ years of experience focusing on corporate real estate assets and have redeveloped more than 12 million square feet and completed over $1 billion in transactions. The sponsors are principals of Patriot Equities LP (“Patriot”), an entity which itself does not serve as a Sponsor or Guarantor for the Patriot Tech Center Mortgage Loan. Patriot’s strategy is to partner with corporate real estate executives and their advisors to acquire their corporate-owned property in order to allocate their capital and resources to core operations.  Patriot has executed a variety of transactions including: build-to-suit properties, redevelopment of vacant office and industrial properties, acquisition and entitlement of raw land, sale and partial leasebacks, and portfolio acquisitions. The sponsors invest on a deal by deal basis with independent ownership structures for each transaction. Prior to starting Patriot in 2005, the sponsors worked at a firm called Preferred Real Estate Investments.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of: $2,730 for real estate taxes, $23,858 for insurance premiums, and $62,725 for deferred maintenance. The loan documents provide for ongoing monthly escrows in the amount of: $2,730 for real estate taxes (subject to adjustment per lender’s estimate), $7,953 for insurance premiums (subject to adjustment per lender’s estimate), $24,372 for tenant improvements and leasing commissions (increasing to $29,503 in month 25) and $9,872 for capital expenditures (subject to a cap of $307,858).

On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided that no other Cash Management Period is then continuing), all monthly residual cash after payment of the monthly required payments will be swept into a special rollover reserve account, which sweep will continue until the termination of the Lease Sweep Period.

A “Lease Sweep Period” will commence upon any of the following: (a) 12 months prior to the stated expiration (including any renewal term) of the JCI lease; (b) upon the early termination or early cancellation of the JCI lease; (c) upon the occurrence and continuance of a material default under the JCI lease by the applicable tenant or a default under the JCI lease (before any notice or cure period) by the tenant thereunder that gives the borrower (as landlord) the right to terminate the JCI lease or (d) upon a bankruptcy or insolvency proceeding of the applicable tenant under the JCI lease.

A Lease Sweep Period will end upon the occurrence of any following: (i) with respect to a Lease Sweep Period caused by clause (a) above, the JCI lease has been renewed or extended for no less than five years and consequently, DSCR for property is at least 1.10x; (ii) with respect to a Lease Sweep Period caused by clause (c) above, the JCI default has been cured and no other JCI default has occurred for a period of three consecutive months following such cure; (iii) with respect to a Lease Sweep Period caused by a major JCI insolvency proceeding, the JCI lease has been affirmed, assumed, or assigned in a manner acceptable to the lender.

Lockbox and Cash Management.  The Patriot Tech Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues relating to the Patriot Tech Center Property and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon (i) the occurrence of an event of default or (ii) if, as of any calculation date, the debt service coverage ratio is less than 1.10x or (iii) the commencement of a Lease Sweep Period; and will end upon the lender giving notice to the lockbox account bank that the sweeping of the funds may cease, which notice will be given by the lender if (1) the Patriot Tech Center Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (ii) above, the debt service coverage ratio is at least 1.10x for two consecutive calculation dates or (C) with respect to the matter described in clause (iii) above, such Lease Sweep Period has ended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PATRIOT TECH CENTER

Property Management.  The Patriot Tech Center Property is currently managed by CB Richard Ellis, Inc. The manager is entitled to a management fee, on a monthly basis, equal to $3,000 per month, comprised of $1,480 (management fee portion) and $1,520 for the approximate annual salary allocation of the assigned personnel. The borrower may not surrender, terminate or cancel the management agreement or otherwise replace or enter into any other management agreement without prior written consent from the lender (which consent may not be unreasonably withheld).

Assumption.  The borrower has a right to transfer the Patriot Tech Center Property, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing under the Patriot Tech Center Mortgage Loan, (ii) payment by the borrower of an assumption fee equal to 0.25% of the outstanding principal balance of the Patriot Tech Center Mortgage Loan for the first transfer, and 1.0% of the outstanding principal balance of the Patriot Tech Center Mortgage Loan for each transfer thereafter, (iii) the borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to lender, and (vii) the manager and proposed management agreement are satisfactory to the lender, Fitch and Moody’s.

Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require the borrower to maintain an “all risk” insurance policy, with no exclusion for terrorism, in an amount equal to the full replacement cost of the Patriot Tech Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. In the event that coverage for terrorism is excluded under such policy or under the general liability and excess liability/umbrella policy, the borrower shall obtain stand alone coverage for terrorism, provided such coverage is available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ASCENT HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASCENT HOTEL PORTFOLIO

Coosada
Millbrook
Prattville
Montgomery
Millington
Bartlett
Lakeland
Bolivar
Memphis
Germantown
Collierville
TENNESSEE
MISSISSIPPI
Olive Branch
Corinth
Southaven
Hernando
Holly Springs
Ripley
Booneville
Coldwater
Senatobia
New Albany
Batesville
Oxford
Pontotoc
Tupelo
Water Valley
Charleston

Ascent Hotel Portfolio

1	Hampton Inn & Suites – Montgomery	100 Commerce Street Montgomery, AL 36104
2	Holiday Inn Express – Atmore	111 Lakeview Circle Atmore, AL 36504
3	Hampton Inn - New Albany	320 Coulter Cove New Albany, MS 38652
4	Hampton Inn – Enterprise	8 West Pointe Court Enterprise, AL 36330

Thomasville
Waynesboro
ALABAMA
Troy
Eufaula
Luverne
Brundidge
De Soto National Forest
Jackson
Evergreen
Fort Rucker
Ozark
GA
Blakely
Enterprise
Dothan
MS
Citronelle
Brewton
East Brewton
Opp
Geneva
Conecuh Natl. Forest
Lucedale
Atmore
Saraland
Prichard
Bay Minette
Blackwater River State Forest
Crestview
De Funiak Springs
Bonifay
Marianna
Mobile
Spanish Fort
Daphne
Tillmans Corner
Gonzalez
Ferry Pass
Gautier
Biloxi
Bellview
West Pensacola
Pensacola
Eglin Air Force Base
Niceville
FLORIDA
Blountstown
Fort Walton Beach
Destin
Panama City
Panama City Beach
Apalachicola National Forest
Gulf of Mexico
Port Saint Joe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Ascent Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Hospitality
Original Principal Balance:	$24,500,000			Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$24,468,913			Location:	Various
% of Initial Pool Balance:	2.2%			Size:	325 rooms
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Names(1):	Various			Balance Per Room:	$75,288.96
Sponsor:	John Ioan Tampa & Yagnesh Patel			Year Built/Renovated:	Various/NAP
Mortgage Rate:	6.030%			Occupancy %:	70.4%
Note Date:	September 16, 2011			Occupancy % Source Date:	June 30, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	October 1, 2021			Property Manager:	Ascent Hospitality Management Co., LLC
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$1,693,901 (12/31/2009)
Seasoning:	1 month			2nd Most Recent NOI (As of):	$2,905,405 (12/31/2010)
Amortization Term (Original):	300 months			Most Recent NOI (As of):	$3,563,323 (TTM 6/30/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$7,623,501
Call Protection:	L(25),D(91),O(4)			U/W Expenses:	$3,917,494
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$3,706,007
Additional Debt:	None			U/W NCF:	$3,401,282
Additional Debt Type:	NAP			U/W NOI DSCR:	1.95x
				U/W NCF DSCR:	1.79x
Escrows and Reserves:				U/W NOI Debt Yield:	15.1%
				U/W NCF Debt Yield:	13.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$40,700,000
Taxes	$148,677	$14,868	NAP	As-Is Appraisal Valuation Date:	Various
Insurance	$24,458	$4,892	NAP	Cut-off Date LTV Ratio:	60.1%
FF&E Reserve(2)	$11,578	$11,578	See Note (2)	LTV Ratio at Maturity or ARD:	46.7%
Deferred Maintenance	$4,000	$0	NAP
Seasonality Reserve(3)	$125,000	$13,900	NAP
Environmental Reserve(4)	$12,625	$0	NAP

(1)	Borrower names are: Enterprise Hospitality, L.L.C., New Albany Hospitality, L.L.C., P & T Hospitality, L.L.C., and Atmore Hospitality, L.L.C.
(2)
Monthly payments of one-twelfth of 4% of the preceding annual gross revenue, subject to a cap equal to the aggregate monthly FF&E reserves deposits collected for the immediately preceding 24 month period. See “Escrows” below.

(3)
Monthly payments (initially $13,900) will be waived if, as of the last day of any calendar quarter during the Ascent Hotel Portfolio Mortgage Loan term, the debt service coverage ratio is equal to or greater than 1.80x. See “Escrows” below.

(4)	This amount is equal to 125% of the amount required for asbestos remediation. The remediation is required to be completed on or before November 15, 2011. See “Environmental Matters” below.

The Mortgage Loan.  The mortgage loan (the “Ascent Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note that is secured by a first mortgage encumbering four limited service hotels located in Alabama and Mississippi (the “Ascent Hotel Portfolio Properties”).  The Ascent Hotel Portfolio Mortgage Loan was originated on September 16, 2011 by The Royal Bank of Scotland. The Ascent Hotel Portfolio Mortgage Loan had an original principal balance of $24,500,000, has an outstanding principal balance as of the Cut-off Date of $24,468,913 and accrues interest at an interest rate of 6.030% per annum.  The Ascent Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule.  The Ascent Hotel Portfolio Mortgage Loan matures on October 1, 2021.  The proceeds from the Ascent Hotel Portfolio Mortgage Loan were used to refinance existing debt of approximately $23.6 million, pay closing costs of approximately $490,000, and fund approximately $326,000 in upfront reserves.

Following the lockout period, the borrower has the right to defease the Ascent Hotel Portfolio Mortgage Loan in whole, but not in part, on any due date before July 1, 2021. The Ascent Hotel Portfolio Mortgage Loan is prepayable without penalty on or after July 1, 2021.

The Properties.  The Ascent Hotel Portfolio Mortgage Loan is secured by a fee interest in four limited service hotels in Alabama and Mississippi totaling 325 rooms. The Hampton Inn & Suites - Montgomery is an 86-room, limited service hotel located in Montgomery, Montgomery County, Alabama. The hotel is located in downtown Montgomery, in the northeast quadrant of the intersection formed by State Route 108 and Commerce Street. The sponsors purchased the ten-story building and substantially renovated and converted the former building, which served as a bank, into a Hampton Inn & Suites that opened in June 2008.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASCENT HOTEL PORTFOLIO

Amenities include a 24-hour business center, fitness facility, complimentary breakfast dining area, guest laundry room and an on-site convenience store.

The Holiday Inn Express - Atmore is an 80-room, limited service hotel located in Atmore, Escambia County, Alabama. The hotel is located near the intersection formed by Highway 21 and Interstate 65, approximately 48 miles northeast of Mobile, Alabama. The sponsors developed the three-story hotel, which opened in April 2009. Amenities include an outdoor swimming pool, 24-hour business center, fitness facility, guest laundry room and a complimentary breakfast dining area.

The Hampton Inn – New Albany is an 84-room, limited service hotel located in New Albany, Union County, Mississippi. The hotel is located on Coutler Cove, in the northeast quadrant of the intersection formed by Interstate 22 and State Highway 30. The sponsors developed the three-story hotel, which opened in January 2010. Amenities include an indoor swimming pool, 24-hour business center, fitness facility, guest laundry room, market pantry and a complimentary breakfast dining area.

The Hampton Inn - Enterprise is an 75-room, limited service hotel located in Enterprise, Coffee County, Alabama. The hotel is located off Boll Weevil Circle (U.S. Highway 84), northeast of the intersection formed by Shellfield Road and Boll Weevil Circle. The U.S. Army Aviation Warfighting Center at Fort Rucker is located just east of Enterprise. The sponsors developed the three story hotel, which opened in May 2007. Amenities include an outdoor swimming pool, 24-hour business center, fitness facility, guest laundry room and a complimentary breakfast dining area.

The following table presents certain information relating to the Ascent Hotel Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built	Appraised Value
Hampton Inn & Suites – Montgomery	$7,090,991	29.0%	86	$82,453	2008	$11,800,000
Holiday Inn Express – Atmore	$6,431,829	26.3%	80	$80,398	2009	$10,700,000
Hampton Inn - New Albany	$5,772,666	23.6%	84	$68,722	2010	$9,600,000
Hampton Inn – Enterprise	$5,173,427	21.1%	75	$68,979	2007	$8,600,000

Total/Weighted Average	$24,468,913	100.0%	325	$75,289		$40,700,000

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ascent Hotel Portfolio Properties:

Cash Flow Analysis

	2009(1)	2010(1)	TTM 6/30/2011	U/W	U/W $ per Room
Occupancy	53.6%	60.2%	70.4%	70.4%
ADR	$87.03	$94.39	$90.63	$90.64
RevPAR	$46.62	$56.86	$63.84	$63.84

Total Revenue	$4,140,459	$6,779,323	$7,622,425	$7,623,501	$23,457
Total Department Expenses	1,203,034	1,680,727	1,738,457	1,738,457	5,349
Gross Operating Profit	$2,937,425	$5,098,596	$5,883,968	$5,885,044	$18,108

Total Undistributed Expenses	1,092,416	1,972,591	2,092,463	1,945,727	5,987
Profit Before Fixed Charges	$1,845,009	$3,126,005	$3,791,505	$3,939,317	$12,121

Total Fixed Charges	151,108	220,600	228,182	233,310	718
Net Operating Income(2)	$1,693,901	$2,905,405	$3,563,323	$3,706,007	$11,403

FF&E	0	0	0	304,725	938
Net Cash Flow	$1,693,901	$2,905,405	$3,563,323	$3,401,282	$10,465

NOI DSCR	0.89x	1.53x	1.88x	1.95x
NCF DSCR	0.89x	1.53x	1.88x	1.79x
NOI DY	6.9%	11.9%	14.6%	15.1%
NCF DY	6.9%	11.9%	14.6%	13.9%

(1)	The Holiday Inn Express - Atmore and the Hampton Inn - New Albany opened in April 2009 and January 2010, respectively.
(2)	The U/W NOI is higher than the historical NOIs due to several factors including but not limited to one of the four properties having been built in 2010.

Appraisal.  According to the individual appraisals performed by HVS Consulting and Valuation Services, the Ascent Hotel Portfolio Properties had an aggregate “as-is” appraised value of $40,700,000 as of the appraisal effective dates ranging from August 8, 2011 to August 11, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASCENT HOTEL PORTFOLIO

Environmental Matters.  According to the Phase I environmental site assessment reports performed by EBI Consulting with dates ranging from August 22, 2011 to August 24, 2011, with respect to three of the Ascent Hotel Portfolio Properties, there are no recommendations for further action. With respect to the Hampton Inn & Suites - Montgomery property, EBI Consulting recommended the remediation and the implementation of an Asbestos O&M Plan related to a decommissioned boiler. At closing, 125% of the expected cost of this remediation was reserved. The remediation is required to be completed on or before November 15, 2011.

Market Overview and Competition.  The Ascent Hotel Portfolio Properties are located in Alabama and Mississippi.

Hampton Inn – New Albany

Per the appraisal, the Hampton Inn – New Albany property is located in New Albany, Union County, Mississippi, approximately 60 miles southeast from the Memphis International Airport and 25 miles northwest from the Tupelo Regional Airport. The property opened in January 2010. According to the July 2011 Smith Travel Research Report, the property is located within the Mississippi lodging market. As of July 2011, the Mississippi area lodging market contained a total of 503 hotels with an inventory of 44,689 rooms. The Mississippi market’s trailing 12-month period through July 2011 had an aggregate occupancy level of 56.8% with an ADR of $77.56, reflecting a RevPar of $44.02, up 6.4% over the previous corresponding trailing 12-month period. Gains in occupancy of 4.8% were coupled with a 1.6% increase in ADR.

Subject and Market Historical Occupancy, ADR and RevPAR (New Albany, MS)

	Competitive Set(1)			Hampton Inn - New Albany(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2011 TTM(2)	65.3%	$85.15	$55.60	59.5%	$84.40	$50.18	91.1%	99.1%	90.3%

(1)	Data provided by July 31, 2011 Smith Travel Research report. The Hampton Inn - New Albany opened in January 2010.
(2)	The Hampton Inn – New Albany opened in January 2010.

According to the July 2011 Smith Travel Research Report, the Hampton Inn & Suites – Montgomery, the Holiday Inn Express – Atmore and the Hampton Inn – Enterprise are located within the Alabama South lodging market. As of July 2011, the Alabama South area lodging market contained a total of 314 hotels with an inventory of 21,348 rooms. The Alabama South market’s trailing 12-month period through July 2011 had an aggregate occupancy level of 51.0% with an ADR of $65.05, reflecting a RevPAR of $33.16, up 2.6% over the previous corresponding trailing 12-month period. Gains in occupancy of 1.8% were coupled with a 0.8% increase in ADR.

Hampton Inn & Suites - Montgomery

Per the appraisal, the Hampton Inn & Suites - Montgomery property is located in Montgomery, Montgomery County, Alabama approximately seven miles northeast of the Montgomery Regional Airport. The property opened in June 2008.

Subject and Market Historical Occupancy, ADR and RevPAR (Montgomery, AL)

	Competitive Set(1)			Hampton Inn & Suites - Montgomery(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2011 TTM	63.2%	$89.56	$56.64	71.5%	$98.60	$70.49	113.0%	110.1%	124.4%
7/31/2010 TTM	63.3%	$90.38	$57.23	59.4%	$91.86	$54.60	93.9%	101.6%	95.4%
7/31/2009 TTM(2)	63.2%	$95.53	$60.35	41.7%	$95.79	$39.95	66.0%	100.3%	66.2%

(1)	Data provided by July 31, 2011 Smith Travel Research report.
(2)	The Hampton Inn & Suites – Montgomery opened in June 2008.

Holiday Inn Express – Atmore

Per the appraisal, the Holiday Inn Express property is located in Atmore, Escambia County, Alabama approximately 50 miles northeast from the Mobile Regional Airport. The property opened in April 2009.

Subject and Market Historical Occupancy, ADR and RevPAR (Atmore, AL)

	Competitive Set(1)			Holiday Inn Express – Atmore(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2011 TTM	62.0%	$93.46	$57.94	81.8%	$91.98	$75.24	131.9%	98.4%	129.9%
7/31/2010 TTM(2)	63.7%	$89.53	$56.99	70.6%	$84.92	$59.98	111.0%	94.9%	105.2%

(1)	Data provided by July 31, 2011 Smith Travel Research report. The Holiday Inn Express – Atmore opened in April 2009.
(2)	The Holiday Inn Express – Atmore opened in April 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASCENT HOTEL PORTFOLIO

Hampton Inn – Enterprise

Per the appraisal, the Hampton Inn - Enterprise property is located in Enterprise, Coffee County, Alabama approximately 32 miles west from the Dothan Regional Airport. The property opened in May 2007.

Subject and Market Historical Occupancy, ADR and RevPAR (Enterprise, AL)

	Competitive Set(1)			Hampton Inn – Enterprise(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2011 TTM	61.4%	$73.56	$45.18	71.4%	$85.48	$61.02	116.2%	116.2%	135.1%
7/31/2010 TTM	66.8%	$71.29	$47.63	73.1%	$85.00	$62.15	109.4%	119.2%	130.5%
7/31/2009 TTM	70.8%	$70.98	$50.23	69.8%	$85.15	$59.44	98.6%	120.0%	118.3%

(1)	Data provided by July 31, 2011 Smith Travel Research report.

The Borrower.  The borrower is comprised of three Alabama limited liability companies and one Mississippi limited liability company, each of which is a single purpose entity and has two independent directors (collectively, the “Ascent Hotel Portfolio Borrower”). Legal counsel to the Ascent Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Ascent Hotel Portfolio Mortgage Loan. “John” Ioan Tampa and Yagnesh Patel are the guarantors of certain nonrecourse carveouts under the Ascent Hotel Portfolio Mortgage Loan. Under the terms of the nonrecourse carveout guaranty, the Ascent Hotel Portfolio Mortgage Loan becomes fully recourse to the nonrecourse carveout guarantors if, among other circumstances, the Ascent Hotel Portfolio Borrower files a voluntary bankruptcy petition or the nonrecourse carveout guarantor joins in an involuntary bankruptcy petition against any Ascent Hotel Portfolio Borrower.

The Sponsors.  The Ascent Hotel Portfolio Borrower is owned and controlled by “John” Ioan Tampa and Yagnesh Patel. John Tampa, President and co-founder of Ascent Hospitality, has over 15 years of experience in hospitality construction, development and management. Yagnesh Patel, CEO and co-founder of Ascent Hospitality, has over 15 years of experience in all aspects of hospitality development and management. Ascent Hospitality is an integrated hotel development and management company. The company’s current portfolio consists of 26 select service hotels located throughout the Midwest, northeast and southeast comprising over 2,500 rooms.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $148,677 for real estate taxes, $24,458 for insurance premiums, $11,578 for an FF&E reserve, $4,000 for deferred maintenance, $125,000 for a seasonality reserve and $12,625 for an environmental reserve related to the remediation of asbestos at the Hampton Inn & Suites - Montgomery property.

The loan documents provide for ongoing monthly escrows in the amount of $14,868 for real estate taxes (subject to adjustment per lender’s estimate), $4,892 for insurance premiums (subject to adjustment per lender’s estimate). The loan documents provide for an ongoing FF&E reserve equal to one-twelfth of 4% of the preceding annual gross revenue, subject to a cap equal to the aggregate monthly FF&E reserves deposits collected for the immediately preceding 24 month period. The loan documents also provide for an ongoing seasonality reserve. Monthly payments (initially $13,900) for this reserve will be waived if, as of the last day of any calendar quarter during the Ascent Hotel Portfolio Mortgage Loan term, the debt service coverage ratio is equal to or greater than 1.80x.

Lockbox and Cash Management.  The Ascent Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The Ascent Hotel Portfolio Mortgage Loan requires all revenue and credit card receipts payable with respect to the Ascent Hotel Portfolio Properties to be deposited directly into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within three business days. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Management Period all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) if, as of the last day of any calendar quarter during the loan term, the debt service coverage ratio is less than 1.20x. A Cash Management Period will also commence on December 31, 2017 if on or prior to that date, the borrower has not delivered evidence that it has renewed or replaced the franchise agreement applicable to the Ascent Hotel Portfolio Property located in Atmore, Alabama.

Property Management.  The Ascent Hotel Portfolio Properties are currently managed by Ascent Hospitality Management Co., LLC, an affiliate of the Ascent Hotel Portfolio Borrower, based on 10-year management agreements each dated January 2, 2011. According to the management agreements, the manager is entitled to a base management fee equal to the greater of $54,000 per annum or 2.5% of gross revenues of each operating year. The Ascent Hotel Portfolio Borrower may not surrender, terminate, cancel, extend or renew the management agreements or otherwise replace the manager or enter into any other management agreements without the prior written consent of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASCENT HOTEL PORTFOLIO

Assumption.  The Ascent Hotel Portfolio Borrower has a one time right to transfer the Ascent Hotel Portfolio Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.00% of the outstanding principal balance, (ii) no event of default has occurred and is continuing under the Ascent Hotel Portfolio Mortgage Loan, (iii) the Ascent Hotel Portfolio Borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch and Moody’s that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2011-C5 Certificates, (vi) all of the lender’s  reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors have  assumed in writing the obligations of the nonrecourse guarantors under the nonrecourse carveout guaranty, (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender, and (ix) the manager and proposed management agreement is satisfactory to the lender, Fitch and Moody’s.

Release.  Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy maintained by the Ascent Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Ascent Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Torrance Plaza East

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Office
Original Principal Balance:	$21,100,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$21,082,280			Location:	Torrance, CA
% of Initial Pool Balance:	1.9%			Size:	186,117 SF
Loan Purpose:	Refinance			Cut-off Date Principal
Borrower Name:	Muller-South Bay East LLC			Balance Per Unit/SF:	$113.27
Sponsor:	The Muller Company			Year Built/Renovated:	1975/NAP
Mortgage Rate:	5.950%			Occupancy %:	80.1%
Note Date:	September 13, 2011			Occupancy % Source Date:	September 12, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	October 1, 2021			Property Manager:	The Muller Company, LLC
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,696,139 (12/31/2009)
Seasoning:	1 month			2nd Most Recent NOI (As of):	$2,440,295 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$2,218,793 (TTM 6/30/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$3,845,462
Call Protection:	L(25),D(91),O(4)			U/W Expenses:	$1,460,899
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$2,384,563
Additional Debt:	None			U/W NCF:	$2,160,111
Additional Debt Type:	NAP			U/W NOI DSCR:	1.58x
				U/W NCF DSCR:	1.43x
Escrows and Reserves:				U/W NOI Debt Yield:	11.3%
				U/W NCF Debt Yield:	10.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$32,000,000
Taxes	$161,150	$23,021	NAP	As-Is Appraisal Valuation Date:	July 28, 2011
Insurance	$8,733	$1,248	NAP	Cut-off Date LTV Ratio:	65.9%
Capital Expenditures	$4,188	$4,188	NAP	LTV Ratio at Maturity or ARD:	55.8%
TI/LC	$18,858	$18,858	$500,000
Deferred Maintenance	$33,440	$0	NAP
Tenant & General Holdback(1)	$600,000	$0	NAP
Free Rent & Outstanding TI	$346,840	$0	NAP

(1)
Of the $600,000 reserved at closing, $200,000 is associated with a prospective tenant and $400,000 will be held until the debt service coverage ratio at the Torrance Plaza East Property is at least 1.40x for two consecutive quarters.

The Torrance Plaza East mortgage loan is secured by a first mortgage encumbering a 186,117 square foot Class B suburban office building located in Torrance, California (the “Torrance Plaza East Property”). The Torrance Plaza East Property was 80.1% leased as of September 12, 2011.  The improvements consist of eight, one to three-story buildings.  The improvements were constructed in 1975 and consist of a wood and steel framed superstructure, with poured concrete floors, and flat/low-sloping built up roofing systems.  Parking for the Torrance Plaza East Property is provided by 765 spaces in surrounding surface parking, resulting in a ratio of approximately 4.1 spaces per 1,000 square feet of net rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TORRANCE PLAZA EAST

The following table presents certain information relating to the tenancies at the Torrance Plaza East Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Lifecare Systems, Inc.	NR/NR/NR	17,875	9.6%	$34.78	$621,661	16.6%	12/31/2015
American Communications Group	NR/NR/NR	13,207	7.1%	$25.44	$335,986	9.0%	4/30/2013
American Learning Foundation	NR/NR/NR	7,936	4.3%	$22.20	$176,179	4.7%	6/30/2016
Piazza, Donnelly & Marlette	NR/NR/NR	6,620	3.6%	$29.28	$193,832	5.2%	8/31/2014
Healthcare Business Solutions	NR/NR/NR	6,501	3.5%	$21.60	$140,422	3.7%	1/31/2016
Total Major Tenants		52,139	28.0%	$28.16	$1,468,080	39.1%

Non-Major Tenants		96,968	52.1%	$23.57	$2,285,247	60.9%

Occupied Collateral Total		149,107	80.1%	$25.17	$3,753,327	100.0%

Vacant Space		37,010	19.9%

Collateral Total		186,117	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Torrance Plaza East Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(1)	3	1,535	0.8%	1,535	0.8%	$2,402	$1.56
2011	4	5,499	3.0%	7,034	3.8%	$131,336	$23.88
2012	15	23,993	12.9%	31,027	16.7%	$580,859	$24.21
2013	9	25,872	13.9%	56,899	30.6%	$634,068	$24.51
2014	12	29,898	16.1%	86,797	46.6%	$764,406	$25.57
2015	5	27,569	14.8%	114,366	61.4%	$847,354	$30.74
2016	5	23,545	12.7%	137,911	74.1%	$531,254	$22.56
2017	3	11,196	6.0%	149,107	80.1%	$261,648	$23.37
2018	0	0	0.0%	149,107	80.1%	$0	$0.00
2019	0	0	0.0%	149,107	80.1%	$0	$0.00
2020	0	0	0.0%	149,107	80.1%	$0	$0.00
2021	0	0	0.0%	149,107	80.1%	$0	$0.00
Thereafter	0	0	0.0%	149,107	80.1%	$0	$0.00
Vacant	0	37,010	19.9%	186,117	100.0%	$0	$0.00
Total / Weighted Average	56	186,117	100.0%			$3,753,327	$25.17
* Source: Information obtained from underwritten rent roll.
(1)	Includes a fitness center (1,075 square feet) and a conference center (340 square feet) that do not pay rent.

The following table presents historical occupancy percentages at the Torrance Plaza East Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
87%	83%	81%
*          Source: Information provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

TORRANCE PLAZA EAST

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Torrance Plaza East Property:

Cash Flow Analysis

	2009	2010	TTM 6/30/2011	U/W	U/W $ per SF
Base Rent	$3,856,968	$3,701,984	$3,517,439	$3,753,327(1)	$20.17
Grossed Up Vacant Space	0	0	0	843,828	4.53
Total Reimbursables	118,295	80,086	55,740	57,690	0.31
Other Income	53,119	31,644	34,445	34,445	0.19
Less Vacancy & Credit Loss	(14,686)	(10,647)	(908)	(843,828)	(4.53)
Effective Gross Income	$4,013,696	$3,803,067	$3,606,716	$3,845,462	$20.66

Total Operating Expenses	$1,317,557	$1,362,772	$1,387,923	$1,460,899	$7.85

Net Operating Income	$2,696,139	$2,440,295	$2,218,793	$2,384,563	$12.81
TI/LC	217,652	404,793	300,955	174,200	0.94
Capital Expenditures	51,150	71,666	0	50,252	0.27
Net Cash Flow	$2,427,337	$1,963,836	$1,917,838	$2,160,111	$11.61

NOI DSCR	1.79x	1.62x	1.47x	1.58x
NCF DSCR	1.61x	1.30x	1.27x	1.43x
NOI DY	12.8%	11.6%	10.5%	11.3%
NCF DY	11.5%	9.3%	9.1%	10.2%

(1)	Contractual rent increases were underwritten through December 31, 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Flagship Storage Portfolio - Indiana

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s):		NAP		Property Type:	Self Storage
Original Principal Balance:		$20,300,000		Specific Property Type:	Self Storage
Cut-off Date Principal Balance:		$20,247,005		Location:	Indianapolis, IN
% of Initial Pool Balance:		1.9%		Size:	521,387 SF
Loan Purpose:		Acquisition		Cut-off Date Principal Balance Per Unit/SF:	$38.83
Borrower Name:		KAF Indiana Properties I, LLC		Year Built/Renovated:	Various/NAP
Sponsor:		Flagship Properties II, LLC		Occupancy %:	78.1%
Mortgage Rate:		6.250%		Occupancy % Source Date:	July 17, 2011
Note Date:		August 10, 2011		Title Vesting:	Fee
Anticipated Repayment Date:		NAP		Property Manager:	StorKwik Management, LLC
Maturity Date:		September 1, 2021
IO Period:		None		3rd Most Recent NOI (As of):	$2,339,639 (12/31/2009)
Loan Term (Original):		120 months		2nd Most Recent NOI (As of):	$2,350,369 (12/31/2010)
Seasoning:		2 months		Most Recent NOI (As of):	$2,428,317 (6/30/2011)
Amortization Term (Original):		300 months
Loan Amortization Type:		Amortizing Balloon		U/W Revenues:	$3,908,991
Interest Accrual Method:		Actual/360		U/W Expenses:	$1,547,903
Call Protection:		L(26),D(90),O(4)		U/W NOI:	$2,361,088
Lockbox Type:		None		U/W NCF:	$2,282,879
Additional Debt:		None		U/W NOI DSCR:	1.47x
Additional Debt Type:		NAP		U/W NCF DSCR:	1.42x
				U/W NOI Debt Yield:	11.7%
Escrows and Reserves:				U/W NCF Debt Yield:	11.3%
				As-Is Appraised Value:	$29,075,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	Various
Taxes	$231,671	$41,369	NAP	Cut-off Date LTV Ratio:	69.6%
Insurance(1)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	54.5%
Replacement Reserves Deferred Maintenance(2)	$150,000 $280,000	$6,498 NAP	NAP NAP

(1)
Monthly insurance escrows are waived as long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured in accordance with the loan documents.

(2)	Initial reserve represents 126% of the estimate costs for immediate repair items as outlined by the engineer in the individual property condition reports.

The Flagship Storage Portfolio - Indiana mortgage loan is secured by a first mortgage encumbering eight self storage properties together consisting of approximately 521,387 square feet and located in Indianapolis, Indiana (the “Flagship Storage Portfolio – Indiana Properties”).  The Flagship Storage Portfolio - Indiana Properties were built between 1976 and 1999 and are comprised of 4,454 units ranging from 328 units to 810 units.  As of July 17, 2011, the Flagship Storage Portfolio - Indiana Properties were 78.1% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FLAGSHIP STORAGE PORTFOLIO - INDIANA

The following table represents certain information relating to the Flagship Storage Portfolio - Indiana Properties:

Property Name	Property Type	Location	Allocated Cut- off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
8270 Michigan Road	Self Storage	Indianapolis, IN	$4,334,913	89.8%	1999/NAP	75,025	$6,225,000
2251 Shadeland Avenue	Self Storage	Indianapolis, IN	$2,924,761	76.6%	1992/NAP	91,977	$4,200,000
5425 North Tacoma Avenue	Self Storage	Indianapolis, IN	$2,646,212	74.0%	1976/NAP	61,932	$3,800,000
9685 Fall Creek Road	Self Storage	Indianapolis, IN	$2,298,026	81.7%	1999/NAP	61,050	$3,300,000
3601 West 96th Street	Self Storage	Indianapolis, IN	$2,176,161	82.2%	1987/NAP	43,800	$3,125,000
551 East Stover Avenue	Self Storage	Indianapolis, IN	$2,158,752	67.6%	1979/NAP	80,198	$3,100,000
920 County Line Road	Self Storage	Indianapolis, IN	$1,949,841	86.1%	1997/NAP	45,100	$2,800,000
3912 North Glen Arm Road	Self Storage	Indianapolis, IN	$1,758,338	71.3%	1976/NAP	62,305	$2,525,000
Total/Weighted Average			$20,247,005	78.1%		521,387	$29,075,000

The following table presents historical occupancy percentages at the Flagship Storage Portfolio - Indiana Properties:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
81%	76%	75%
* Source: Information provided by borrower.

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the Flagship Storage Portfolio - Indiana Mortgage Loan:

Cash Flow Analysis

	12/31/2009	12/31/2010	TTM 6/30/2011	U/W(1)	U/W $ per SF
Gross Potential Rent	$3,506,745	$3,472,471	$3,526,317	$4,847,652	$9.30
Less Concessions	0	0	0	0	0
Other Income	347,529	365,262	390,737	360,000	0.69
Less Vacancy & Credit Loss	0	0	0	(1,298,660)	(2.49)
Effective Gross Income	$3,854,274	$3,837,733	$3,917,054	$3,908,991	$7.50

Total Operating Expenses	$1,514,635	$1,487,364	$1,488,737	$1,547,903	$2.97

Net Operating Income	$2,339,639	$2,350,369	$2,428,317	$2,361,088	$4.53
TI/LC	0	0	0	0	0
Capital Expenditures	0	0	0	78,208	0.15
Net Cash Flow	$2,339,639	$2,350,369	$2,428,317	$2,282,879	$4.38

NOI DSCR	1.46x	1.46x	1.51x	1.47x
NCF DSCR	1.46x	1.46x	1.51x	1.42x
NOI DY	11.6%	11.6%	12.0%	11.7%
NCF DY	11.6%	11.6%	12.0%	11.3%

(1)	Underwritten gross potential rent is higher than historical years due to historical figures representing gross potential rent net of vacancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PetSmart

Loan Information				Property Information
Mortgage Loan Seller:		Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):		NAP		Property Type:	Industrial
Original Principal Balance:		$20,000,000		Specific Property Type:	Warehouse
Cut-off Date Principal Balance:		$19,950,045		Location:	Phoenix, AZ
% of Initial Pool Balance:		1.8%		Size:	620,213 SF
Loan Purpose:		Refinance		Cut-off Date Principal
Borrower Name:		Labrador (AZ) LP		Balance Per Unit/SF:	$32.17
Sponsor:		Corporate Property Associates 15 Incorporated; Corporate Property Associates 16 – Global Incorporated		Year Built/Renovated:	1996/2001
Mortgage Rate:		6.500%		Occupancy %:	100.0%
Note Date:		September 1, 2011		Occupancy % Source Date:	November 1, 2011
Anticipated Repayment Date:		NAP		Title Vesting:	Fee
Maturity Date:		September 1, 2021		Property Manager:	Self Managed
IO Period:		None
Loan Term (Original):		120 months		3rd Most Recent NOI (As of):	$2,674,075 (12/31/2008)
Seasoning:		2 months		2nd Most Recent NOI (As of):	$2,674,118 (12/31/2009)
Amortization Term (Original):		300 months		Most Recent NOI (As of):	$2,675,651 (12/31/2010)
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		U/W Revenues:	$2,409,091
Call Protection:		L(26),D(90),O(4)		U/W Expenses:	$73,227
Lockbox Type(1):		Hard/Upfront Cash Management		U/W NOI:	$2,335,864
Additional Debt:		None		U/W NCF:	$2,018,553
Additional Debt Type:		NAP		U/W NOI DSCR:	1.44x
				U/W NCF DSCR:	1.25x
Escrows and Reserves:				U/W NOI Debt Yield:	11.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.1%
Taxes(2)	$0	Springing	NAP	As-Is Appraised Value:	$40,000,000
Insurance(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 15, 2011
Replacement Reserves(3)	$0	Springing	NAP	Cut-off Date LTV Ratio:	49.9%
				LTV Ratio at Maturity or ARD:	39.4%

(1)
There is a springing cash trap for the following trigger events: (i) PetSmart does not exercise its 10-year renewal option, or if the borrower fails to enter into a new lease with a tenant acceptable to lender for a term not less than 5 years with an annual rent not less than $2,300,000 as of May 1, 2019; (ii) PetSmart is in monetary default under its lease for 30 days or more; (iii) PetSmart goes dark; (iv) PetSmart files for bankruptcy; (v) PetSmart gives notice that it is terminating its lease for all or any portion of its space; or (vi) any termination or cancellation of the PetSmart lease.  The cash trap will terminate upon curing the related default, the re-occupancy or re-tenanting of the related space, or re-affirmation of the lease.

(2)	Monthly deposits for taxes and insurance are waived so long as, among other things, the PetSmart lease is in full force and effect and no event of default has occurred and is continuing.
(3)	Monthly deposits of $13,438 for replacement reserves are waived so long as no event of default has occurred and is continuing.

The PetSmart mortgage loan is secured by a first mortgage encumbering a one-story warehouse distribution facility containing approximately 620,213 square feet, situated on a 34.4-acre parcel in Phoenix, Arizona (the “PetSmart Property”).  The PetSmart Property, which was built in 1996 and renovated in 2001, contains 609,353 square feet of warehouse space and 10,860 square feet of office space and is located within the Southwest Phoenix Industrial area.  The PetSmart Property is 100.0% leased to PetSmart with a lease expiring in December 2021, with one 10-year and two 5-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PETSMART

The following table represents certain information relating to the tenant at the PetSmart Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
PetSmart	NR/NR/BB	620,213	100.0%	$4.32	$2,676,768	100.0%	12/31/2021(2)
Total Major Tenant- Collateral		620,213	100.0%	$4.32	$2,676,768	100.0%

(1)	Credit ratings of the tenant or parent company whether or not the parent guarantees the lease.
(2)	PetSmart has the option to go dark with at least 60 days prior notice, but the lease shall remain in full force and effect until the lease expiration date.

 The following table presents certain information relating to the lease rollover schedule at the PetSmart Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	1	620,213	100.0%	620,213	100.0%	$2,676,768	$4.32
Thereafter	0	0	0.0%	620,213	100.0%	$0	$0.00
Vacant	0	0	0.0%	620,213	100.0%	$0	$0.00
Total / Weighted Average	1	620,213	100.0%			$2,676,768	$4.32

* Source: Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the PetSmart Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
100%	100%	100%
* Source: Information obtained from borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PETSMART

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the PetSmart Property:

Cash Flow Analysis

	2008	2009	2010	U/W	U/W $ per SF
Gross Potential Rent	$2,676,768	$2,676,768	$2,676,768	$2,676,768	$4.32
Less Concessions	0	0	0	0	0.00
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	267,677	0.43
Effective Gross Income	$2,676,768	$2,676,768	$2,676,768	$2,409,091	$3.88

Total Operating Expenses	$2,693	$2,649	$1,117	$73,227	$0.12

Net Operating Income	$2,674,075	$2,674,118	$2,675,651	$2,335,864	$3.77

TI/LC	0	0	0	156,056	0.25
Capital Expenditures	0	0	0	161,225	0.26
Net Cash Flow	$2,674,075	$2,674,118	$2,675,651	$2,018,553	$3.25

NOI DSCR	1.65x	1.65x	1.65x	1.44x
NCF DSCR	1.65x	1.65x	1.65x	1.25x
NOI DY	13.4%	13.4%	13.4%	11.7%
NCF DY	13.4%	13.4%	13.4%	10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Overlook at the Rim

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Office
Original Principal Balance:	$18,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$18,000,000			Location:	San Antonio, TX
% of Initial Pool Balance:	1.6%			Size:	145,025 SF
Loan Purpose(1):	Refinance			Cut-off Date Principal
Borrower Name:	Cole of San Antonio TX, LLC			Balance Per Unit/SF:	$124.12
Sponsor:	Cole Corporate Income Trust, Inc.			Year Built/Renovated:	2008/2011
Mortgage Rate:	4.650%			Occupancy %:	100.0%
Note Date:	June 30, 2011			Occupancy % Source Date:	November 1, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	July 1, 2016			Property Manager:	Transwestern
IO Period:	60 months
Loan Term (Original):	60 months			3rd Most Recent NOI (As of):	NAV
Seasoning:	4 months			2nd Most Recent NOI (As of):	NAV
Amortization Term (Original):	None			Most Recent NOI (As of)(4):	NAV
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$4,384,091
Call Protection:	L(28),D(28),O(4)			U/W Expenses:	$1,690,446
Lockbox Type:	Hard/Upfront Cash Management			U/W NOI:	$2,693,646
Additional Debt(2):	Yes			U/W NCF:	$2,657,389
Additional Debt Type(2):	Mezzanine			U/W NOI DSCR:	3.17x
				U/W NCF DSCR:	3.12x
Escrows and Reserves:				U/W NOI Debt Yield:	15.0%
				U/W NCF Debt Yield:	14.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$32,850,000
Taxes	$0	$0	NAP	As-Is Appraisal Valuation Date:	March 25, 2011
Insurance	$0	$0	NAP	Cut-off Date LTV Ratio:	54.8%
Replacement Reserves	$0	$0	NAP	LTV Ratio at Maturity or ARD:	54.8%
MiniMed TI/LC(3)	$1,012,480	$0	NAP

(1)	The loan represents a recapitalization of the Sponsor’s purchase in February 2011.
(2)
The Overlook at the Rim borrower incurred mezzanine debt with a balance of $5,000,000 as of the Cut-off Date.  The total debt Cut-off Date LTV ratio is 70.0%, the total debt U/W NCF DSCR is 2.44x based on the 4.650% initial interest rate and the total debt U/W NCF debt yield is 11.6%. The maturity date for the mezzanine debt is July 1, 2016.  If the mezzanine debt is not retired on or before December 31, 2011, the interest rate on the mezzanine debt increases from 4.650% to 10.000%.  The total debt U/W NCF DSCR is 1.95x based on the 10.000% interest rate. In addition, if the mezzanine debt is not retired on or before December 31, 2011, all excess cash flow after all debt service payments will be applied toward amortizing the mezzanine debt.

(3)	The MiniMed escrow shall be applied toward the borrower’s obligation to pay for a construction allowance as outlined in the MiniMed Distribution Center lease.
(4)	Property was acquired in February 2011, therefore historical operating statements were not available.

The Overlook at the Rim mortgage loan is secured by a first mortgage encumbering a three-story office building containing approximately 145,025 square feet, situated on 13.4 acres located in San Antonio, Texas (the “Overlook at the Rim Property”).  The Overlook at the Rim Property, which was constructed in 2008, is located within The Rim, an approximate three million square foot mixed use development, approximately 18 miles northwest of San Antonio central business district.  The Overlook at the Rim Property is 100.0% occupied by MiniMed Distribution Corp., a wholly owned subsidiary of Medtronics, Inc., with a lease that expires on October 31, 2020, with two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OVERLOOK AT THE RIM

The following table presents certain information relating to the tenancies at the Overlook at the Rim Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenant
MiniMed Distribution Corporation	NR/A1/AA-	145,025	100.0%	$19.00	$2,755,475	100.0%	10/31/2020(2)
Total Major Tenant - Collateral		145,025	100.0%	$19.00	$2,755,475	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The tenant has a one-time option to terminate 29,005 square feet effective October 2014 with nine months prior notice.

The following table presents certain information relating to the lease rollover schedule at the Overlook at the Rim Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	1	145,025	100.0%	145,025	100.0%	$2,755,475	$19.00
2021	0	0	0.0%	145,025	100.0%	$0	$0.00
Thereafter	0	0	0.0%	145,025	100.0%	$0	$0.00
Vacant	0	0	0.0%	145,025	100.0%	$0	$0.00
Total / Weighted Average	1	145,025	100.0%			$2,755,475	$19.00
* Source: Information obtained from underwritten rent roll.

The following table presents historical occupancy percentages at the Overlook at the Rim Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
NAV	100%	100%
*	Source: Information obtained from borrower rent roll. MiniMed Distribution Corp.’s lease commenced on October 27, 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

OVERLOOK AT THE RIM

The following table presents certain information relating to the Underwritten Net Cash Flow at the Overlook at the Rim Property:

Cash Flow Analysis

	U/W(1)	U/W $ per SF
Base Rent	$2,755,475	$19.00
Total Reimbursables	1,672,900	11.54
Other Income	0	0.00
Less Vacancy & Credit Loss	(44,284)	(0.31)
Effective Gross Income	$4,384,091	$30.23

Total Operating Expenses	$1,690,446	$11.66

Net Operating Income	$2,693,646	$18.57
TI/LC	0	0.00
Capital Expenditures	36,256	0.25
Net Cash Flow	$2,657,389	$18.32

NOI DSCR	3.17x
NCF DSCR	3.12x
NOI DY	15.0%
NCF DY	14.8%

(1)	Property was acquired in February 2011; therefore, historical operating statements were not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

8301 Professional Place

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s):	NAP			Property Type:	Office
Original Principal Balance:	$16,310,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$16,280,823			Location:	Landover, MD
% of Initial Pool Balance:	1.5%			Size:	137,000 SF
Loan Purpose:	Acquisition			Cut-off Date Principal
Borrower Name:	Metro East LLC			Balance Per Unit/SF:	$118.84
Sponsor:	William P. Angrick, III			Year Built/Renovated:	1979/2007
Mortgage Rate:	6.100%			Occupancy %:	97.2%
Note Date:	August 22, 2011			Occupancy % Source Date:	June 1, 2011
Anticipated Repayment Date:	NAP			Title Vesting:	Fee
Maturity Date:	September 1, 2021			Property Manager:	Advance Realty Management, Inc.
IO Period:	None
Loan Term (Original):	120 months			3rd Most Recent NOI (As of):	$2,067,584 (12/31/2009)
Seasoning:	2 months			2nd Most Recent NOI (As of):	$2,120,509 (12/31/2010)
Amortization Term (Original):	360 months			Most Recent NOI (As of):	$2,257,154 (TTM 5/31/2011)
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			U/W Revenues:	$3,262,714
Call Protection:	L(26),D(90),O(4)			U/W Expenses:	$1,303,297
Lockbox Type:	Hard/Springing Cash Management			U/W NOI:	$1,959,417
Additional Debt:	No			U/W NCF:	$1,788,062
Additional Debt Type:	NAP			U/W NOI DSCR:	1.65x
				U/W NCF DSCR:	1.51x
Escrows and Reserves:				U/W NOI Debt Yield:	12.0%
				U/W NCF Debt Yield:	11.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$23,800,000
Taxes	$22,222	$22,222	NAP	As-Is Appraisal Valuation Date:	July 8, 2011
Insurance	$4,875	$2,437	NAP	Cut-off Date LTV Ratio:	68.4%
Capital Expenditures	$0	$2,854	NAP	LTV Ratio at Maturity or ARD:	58.3%
TI/LC	$0	$11,417	NAP

The 8301 Professional Place mortgage loan is secured by a first mortgage encumbering a 137,000 square foot Class B suburban office building located in Landover, Maryland (the “8301 Professional Place Property”). The 8301 Professional Place Property was 97.2% leased to 4 tenants as of June 1, 2011.  The improvements consist of one two-story building with a total net rentable area of 137,000 square feet. The 8301 Professional Place Property was constructed in 1979. From 2004 to 2007, approximately $2.7 million was spent renovating what was once a single tenant building, replacing the roof, and upgrading the HVAC system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8301 PROFESSIONAL PLACE

The following table presents certain information relating to the tenancies at the 8301 Professional Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
The Stop & Shop Supermarket	BBB/Baa3/BBB	53,556	39.1%	$24.92	$1,334,851	39.7%	8/31/2016
Epilepsy Foundation of America	NR/NR/NR	32,647	23.8%	$24.63	$804,210	23.9%	9/30/2016
The MITRE Corporation	NR/NR/NR	30,940	22.6%	$26.45	$818,346	24.4%	10/13/2017
Genon Mid-Atlantic LLC	BB-/B3/B	16,015	11.7%	$25.04	$401,052	11.9%	3/31/2017
Occupied Collateral Total		133,158	97.2%	$25.22	$3,358,459	100.0%

Vacant Space		3,842	2.8%

Collateral Total		137,000	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 8301 Professional Place Property:

Lease Expiration Schedule*

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2011	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	2	86,203	62.9%	86,203	62.9%	$2,139,061	$24.81
2017	2	46,955	34.3%	133,158	97.2%	$1,219,398	$25.97
2018	0	0	0.0%	133,158	97.2%	$0	$0.00
2019	0	0	0.0%	133,158	97.2%	$0	$0.00
2020	0	0	0.0%	133,158	97.2%	$0	$0.00
2021	0	0	0.0%	133,158	97.2%	$0	$0.00
Thereafter	0	0	0.0%	133,158	97.2%	$0	$0.00
Vacant	0	3,842	2.8%	137,000	100.0%	$0	$0.00
Total / Weighted Average	4	137,000	100.0%			$3,358,459	$25.22
* Source: Information obtained from borrower rent roll.

The following table presents historical occupancy percentages at the 8301 Professional Place Property:

Historical Occupancy Percentages*

12/31/2008(1)	12/31/2009(1)	12/20/2010
NAV	NAV	97%
* Source: Information obtained from borrower rent roll.
(1) Historical figures are not available as the 8301 Professional Place Property was acquired by the borrower in August 2011.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8301 PROFESSIONAL PLACE

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 8301 Professional Place Property:

Cash Flow Analysis

	2009	2010	TTM 5/31/2011	U/W	U/W $ per SF
Base Rent	$3,069,474	$3,191,649	$3,241,547	$3,358,459	$24.51
Grossed Up Vacant Space	0	0	0	84,524	0.62
Total Reimbursables	235,001	272,556	279,762	257,286	1.88
Other Income	16,404	21,845	6,477	6,477	0.05
Less Vacancy & Credit Loss	0	(3,252)	0	(444,032)	(3.24)

Effective Gross Income	$3,320,879	$3,482,798	$3,527,786	$3,262,714	$23.82

Total Operating Expenses	$1,253,295	$1,362,289	$1,270,632	$1,303,297	$9.51

Net Operating Income	$2,067,584	$2,120,509	$2,257,154	$1,959,417	$14.30
TI/LC	0	0	0	137,105	1.00
Capital Expenditures	0	0	0	34,250	0.25
Net Cash Flow	$2,067,584	$2,120,509	$2,257,154	$1,788,062	$13.05

NOI DSCR	1.74x	1.79x	1.90x	1.65x
NCF DSCR	1.74x	1.79x	1.90x	1.51x
NOI DY	12.7%	13.0%	13.9%	12.0%
NCF DY	12.7%	13.0%	13.9%	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2011-C5	Transaction Contact Information

VI.           Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Kara McShane	Tel. (212) 214-5617	Craig Sedmak	Tel. (203) 897-2900
	Fax (212) 214-8970		Fax (203) 873-5011
Brigid Mattingly	Tel. (312) 269-3062	Adam Ansaldi	Tel. (203) 897-0881
	Fax (312) 658-0140		Fax (203) 873-3542

Matthew Orrino	Tel. (212) 214-5608	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.